                                CREDIT AGREEMENT
                           Dated as of August 31, 2001

                                      among

                        COUSINS PROPERTIES INCORPORATED,
                                as the Borrower,

                             BANK OF AMERICA, N.A.,
                    as Administrative Agent and Issuing Bank,

                              WACHOVIA BANK, N.A.,
                              as Syndication Agent,

                        COMMERZBANK AG, NEW YORK BRANCH,
                             as Documentation Agent,

                          The Other Banks Party Hereto,

                         BANC OF AMERICA SECURITIES LLC
                         and WACHOVIA SECURITIES, INC.,
                            as Joint Lead Arrangers,
                                       and
                               Joint Book Managers

                                      INDEX
                                                                          Page

ARTICLE 1 - Definitions.....................................................1
            -----------

         Section 1.1        Defined Terms...................................1
                            -------------
         Section 1.2        Other Interpretive Provisions..................20
                            -----------------------------
         Section 1.3        Accounting Terms...............................21
                            ----------------
         Section 1.4        Rounding.......................................21
                            --------
         Section 1.5        References to Agreements and Laws..............21
                            ---------------------------------
         Section 1.6        References to Times............................22
                            -------------------

ARTICLE 2 - Loans and Letters of Credit....................................22
            ---------------------------

         Section 2.1        Extension of Credit............................22
                            -------------------
         Section 2.2        Manner of Borrowing and Disbursement...........22
                            ------------------------------------
         Section 2.3        Interest.......................................25
                            --------
         Section 2.4        Fees and Commissions...........................25
                            --------------------
         Section 2.5        Repayment......................................27
                            ---------
         Section 2.6        Notes, Loan Accounts...........................27
                            --------------------
         Section 2.7        Manner of Payment..............................28
                            -----------------
         Section 2.8        Application of Payments........................28
                            -----------------------
         Section 2.9        Letters of Credit..............................29
                            -----------------
         Section 2.10       Cash Management Line of Credit.................34
                            ------------------------------
         Section 2.11       Inability to Determine Eurodollar Rate.........35
                            --------------------------------------
         Section 2.12       Illegality.....................................36
                            ----------
         Section 2.13       Compensation...................................36
                            ------------
         Section 2.14       Additional Costs, Etc..........................36
                            ---------------------
         Section 2.15       Pro Rata Treatment.............................38
                            ------------------
         Section 2.16       Taxes..........................................38
                            -----

ARTICLE 3 - Conditions Precedent...........................................41
            --------------------

         Section 3.1        Conditions Precedent to Initial Loan...........41
                            ------------------------------------
         Section 3.2        Conditions Precedent to Each Loan..............42
                            ---------------------------------
         Section 3.3        Conditions Precedent to Issuance of Letters
                            -------------------------------------------
                              of Credit....................................42
                              ---------

ARTICLE 4 - Representations and Warranties.................................43
            ------------------------------

         Section 4.1        Representations and Warranties.................43
                            ------------------------------
         Section 4.2        Survival of Representations and
                            -------------------------------
                              Warranties, etc..............................49
                              ----------------

ARTICLE 5 - General Covenants..............................................49
            -----------------

         Section 5.1        Preservation of Existence and Similar Matter...49
                            --------------------------------------------
         Section 5.2        Compliance with Applicable Law.................50
                            ------------------------------
         Section 5.3        Maintenance of Properties......................50
                            -------------------------
         Section 5.4        Accounting Methods and Financial Records.......50
                            ----------------------------------------
         Section 5.5        Insurance......................................50
                            ---------
         Section 5.6        Payment of Taxes and Claims....................50
                            ---------------------------
         Section 5.7        Visits and Inspections.........................50
                            ----------------------
         Section 5.8        Payment of Indebtedness........................51
                            -----------------------
         Section 5.9        Use of Proceeds................................51
                            ---------------
         Section 5.10       ERISA..........................................51
                            -----
         Section 5.11       Further Assurances.............................51
                            ------------------
         Section 5.12       Broker's Claims................................52
                            ---------------

ARTICLE 6 - Information Covenants..........................................52
            ---------------------

         Section 6.1        Quarterly Financial Statements and Information.52
                            ----------------------------------------------
         Section 6.2        Annual Financial Statements and Information:
                            --------------------------------------------
                              Certificate of No Default....................53
                              -------------------------
         Section 6.3        Performance Certificates.......................53
                            ------------------------
         Section 6.4        Copies of Other Reports........................54
                            -----------------------
         Section 6.5        Notice of Litigation and Other Matters.........54
                            --------------------------------------

ARTICLE 7 - Negative Covenants.............................................55
            ------------------

         Section 7.1        Indebtedness of the Borrower...................55
                            ----------------------------
         Section 7.2        Investments....................................56
                            -----------
         Section 7.3        Limitation on Liens............................56
                            -------------------
         Section 7.4        Amendment and Waiver...........................56
                            --------------------
         Section 7.5        Liquidation; Disposition or Acquisition
                            ---------------------------------------
                              of Assets....................................56
                              ---------
         Section 7.6        Limitation on Guaranties.......................57
                            ------------------------
         Section 7.7        Restricted Payments............................57
                            -------------------
         Section 7.8        Total Debt to Total Assets Ratio...............58
                            --------------------------------
         Section 7.9        Minimum Stockholders' Investment...............58
                            --------------------------------
         Section 7.10       Interest Coverage Ratio........................58
                            -----------------------
         Section 7.11       Availability...................................58
                            ------------
         Section 7.12       Affiliate Transactions.........................58
                            ----------------------
         Section 7.13       ERISA Liabilities..............................59
                            -----------------
         Section 7.15       Fixed Charge Coverage Ratio....................59
                            ------------ --------------

ARTICLE 8 - Default........................................................59
            -------

         Section 8.1        Events of Default..............................59
                            -----------------
         Section 8.2        Remedies.......................................62
                            --------

ARTICLE 9 - The Administrative Agent.......................................63
            ------------------------

         Section 9.1        Appointment and Authorization of
                            --------------------------------
                              Administrative Agent.........................63
                              --------------------
         Section 9.2        Delegation of Duties...........................64
                            --------------------
         Section 9.3        Liability of Administrative Agent..............64
                            ---------------------------------
         Section 9.4        Reliance by Administrative Agent...............64
                            --------------------------------
         Section 9.5        Notice of Default..............................65
                            -----------------
         Section 9.6        Credit Decision; Disclosure of Information
                            ------------------------------------------
                              by Administrative Agent......................65
                              -----------------------
         Section 9.7        Indemnification of Administrative Agent........66
                            ---------------------------------------
         Section 9.8        Administrative Agent in its Individual
                            --------------------------------------
                              Capacity.....................................66
                              --------
         Section 9.10       Successor Administrative Agent.................67
                            ------------------------------
         Section 9.11       Other Agents; Lead Managers....................67
                            ---------------------------

ARTICLE 10 - Miscellaneous.................................................68
             -------------

         Section 10.1       Notices........................................68
                            -------
         Section 10.2       Expenses.......................................69
                            --------
         Section 10.3       Waivers........................................70
                            -------
         Section 10.4       Set-Off........................................70
                            -------
         Section 10.5       Assignment.....................................71
                            ----------
         Section 10.6       Counterparts...................................73
                            ------------
         Section 10.7       Governing Law..................................74
                            -------------
         Section 10.8       Severability...................................74
                            ------------
         Section 10.9       Headings.......................................74
                            --------
         Section 10.10      Interest.......................................74
                            --------
         Section 10.11      Entire Agreement...............................75
                            ----------------
         Section 10.12      Amendment and Waiver...........................75
                            --------------------
         Section 10.13      Other Relationships............................75
                            -------------------
         Section 10.14      Confidentiality................................75
                            ---------------
         Section 10.15      Indemnification................................76
                            ---------------
         Section 10.16      Survival of Certain Provisions.................77
                            ------------------------------


                                    Exhibits

         Exhibit A         -   Form of Consolidated Entity Guaranty Agreement
         Exhibit B         -   Form of Note
         Exhibit C         -   Form of Request for Loan
         Exhibit D         -   Form of Request for Issuance of Letter of Credit
         Exhibit E         -   Form of Borrower's Loan Certificate
         Exhibit F         -   Form of Opinion of Borrower's Counsel
         Exhibit G         -   Form of Compliance Certificate
         Exhibit H         -   Form of Notice of Continuation/Conversion
         Exhibit I         -   Form of Assignment and Assumption Agreement

                                    Schedules

         Schedule 1        -   Letters of Credit on Agreement Date
         Schedule 2        -   Liens of Record
         Schedule 3        -   List of Unconsolidated Entities
         Schedule 4        -   List of Consolidated Entity Guarantors
         Schedule 5        -   List of Consolidated Entities
         Schedule 6        -   Schedule of Valued Assets
         Schedule 7        -   Land Held for Investment
         Schedule 8        -   Description of Conflicting Trademark Matter
         Schedule 9        -   Litigation
         Schedule 10       -   List of Valued Assets included in Availability
                                 Restriction

         THIS CREDIT AGREEMENT (this "Agreement") dated as of August 31, 2001 by and among COUSINS PROPERTIES INCORPORATED, a Georgia corporation (the "Borrower"), each of the financial institutions from time to time party hereto as "Banks", BANK OF AMERICA, N.A., as Administrative Agent, WACHOVIA BANK, N.A., as Syndication Agent, and each of BANC OF AMERICA SECURITIES LLC and WACHOVIA SECURITIES, INC., as Joint Lead Arrangers and Joint Book Managers.

         WHEREAS, the Borrower, the Banks and the Administrative Agent desire to make available to Borrower a $275,000,000 revolving credit facility, all pursuant to the terms hereof.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

                  ARTICLE 1 - Definitions and Accounting Terms.
                              ---------------------------------
         Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Adjusted EBITDA" means an amount equal to (a) Net Income for such
          ---------------
period (excluding the effect of any extraordinary gains or losses, other non-cash losses outside the ordinary course of business or gains on sales of investment properties) plus (b) an amount which in the determination of Net Income for such period has been deducted for (i) proceeds attributable to minority interests, (ii) income taxes, (iii) depreciation and amortization and
(iv) Interest Expense minus (c) a deemed capital expenditure reserve deduction equal to, on an annual basis, $0.50 per rentable square foot for all Income Producing Assets owned by the Person for whom Adjusted EBITDA is being calculated (other than the Daniel Note or any ground leases for land owned by such Person in fee simple) as determined as of the end of each fiscal quarter.

         "Administrative Agent" means Bank of America (or any successor
          --------------------
Administrative Agent appointed in accordance with this Agreement), acting as Administrative Agent for the Banks and the Issuing Bank.

         "Administrative Agent's Office" means the office of the Administrative
          -----------------------------
Agent located at the address set forth in Section 10.1 hereof, or such other office as may be designated pursuant to the provisions of Section 10.1 hereof.

         "Affiliate" means, as to any Person, any other Person directly or
          ---------
indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 15% or more of the securities having ordinary voting power for the election of directors, managing general partners or managing members; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent-Related Persons" means the Administrative Agent (including any
          ---------------------
successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Agreement Date" means the date of this Agreement.
          --------------

         "Applicable Law" means, in respect of any Person, all provisions of
          --------------
constitutions, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limitation, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

         "Applicable Margin" means, from time to time, the percentage rate set
          -----------------
forth below for a given type of Loan corresponding to the Leverage Ratio of the Borrower as determined in accordance with Section 7.8 in effect at such time:

                                 Applicable Margin for
                                 Eurodollar Rate Loans      Applicable Margin
 Level       Leverage Ratio     and Federal Funds Loans    for Base Rate Loans
 -----       --------------     -----------------------    -------------------

     1     = 0.35                        1.05%                     0%
     2     > 0.35 but = 0.45             1.15%                     0%
     3     > 0.45 but = 0.5              1.25%                     0%
     4     > 0.5 but = 0.55              1.45%                     0%
     5     > .55                         1.70%                     0%

Any increase or decrease in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as of the first day of the fiscal quarter of the Borrower immediately following the date a Compliance Certificate is delivered pursuant to Section 6.3. Until first determined as provided above, the Applicable Margin shall be determined by reference to Level 2. If the Borrower fails to deliver any such Compliance Certificate by the date required under
Section 6.3, then the Applicable Margin shall be determined by reference to Level 5 until such time as the Borrower delivers such Compliance Certificate at which time it shall return to the then applicable Applicable Margin.

         "Approved Fund" has the meaning given that term in Section 10.5(h).
          -------------

         "Arranger" means each of Banc of America Securities LLC and
          --------
Wachovia Securities, Inc., each in their capacity as joint lead arrangers and sole book managers.

         "Asset Value of the 650 Mass Ave. Note" means the book value of the
          -------------------------------------
650 Mass Ave. Note determined in accordance with GAAP.

         "Assets Under Development" means real property assets of the Borrower,
          ------------------------
any Consolidated Entity, or any Unconsolidated Entity which are (a) leased to tenants in occupancy and/or to parties not yet in occupancy but which have signed leases under which the only condition to occupancy is completion of the applicable space, and the leases for such tenants in occupancy or to be in occupancy represent in the aggregate seventy percent (70%) or more of the rentable square footage of the asset in question and (b) either (i) are included on the applicable balance sheet for the owning entity in the "projects under construction" category or the "operating properties" category (but only if such real property asset does not qualify as an Income Producing Asset under this Agreement) or (ii) have received an unconditional base building certificate of occupancy (or its equivalent) from the applicable Governmental Authority within the twelve (12) months immediately preceding the date of determination (but only if such real property asset does not qualify as an Income Producing Asset under this Agreement).

         "Assignment and Assumption Agreement" means an Assignment and
          -----------------------------------
Assumption Agreement substantially in the form of Exhibit I attached hereto.

         "Authorized Signatory" means, with respect to the Borrower, Kelly H.
          --------------------
Barrett, Tom G. Charlesworth, James A. Fleming or Patricia A. Isaacs, or such other senior personnel of the Borrower as may be duly authorized and designated in writing to the Administrative Agent by the Borrower to execute documents, agreements, and instruments on behalf of the Borrower.

         "Availability Restriction" means, as of any particular time,
          ------------------------

         (a) if the Leverage Ratio is less than or equal to .55 at such time, the sum of

                  (i) the product of (A) the aggregate Value of Income Producing Assets wholly owned by Borrower or any Consolidated Entity Guarantor and not Encumbered times (B) sixty percent (60%) plus

                  (ii) the product of (A) the aggregate Value of Assets Under Development wholly owned by Borrower or any Consolidated Entity Guarantor and not Encumbered times (B) fifty percent (50%); provided, however, that in calculating the Availability Restriction, the amount computed in this item (ii) shall be reduced to the extent necessary so that the amount computed in this item (ii) shall not exceed twenty five percent (25%) of the sum of items (i) and (ii) at such time; or

         (b) if the Leverage Ratio is greater than .55 at such time, the sum of

                  (i) the product of (A) the aggregate Value of Income Producing Assets wholly owned by Borrower or any Consolidated Entity Guarantor and not Encumbered times (B) fifty-five percent (55%), plus
                                                                ----

                  (ii) the product of (A) the aggregate Value of Assets Under Development wholly owned by Borrower or any Consolidated Entity Guarantor and not Encumbered times (B) forty-five percent (45%); provided, however, that in calculating the Availability Restriction, the amount computed in this item (ii) shall be reduced to the extent necessary so that the amount computed in this item (ii) shall not exceed twenty percent (20%) of the sum of items (i) and (ii) at such time; and

provided, further, however, that for purposes of this calculation, Assets Under Development and Income Producing Assets shall be assigned no value for so long as the interest of Borrower or the Consolidated Entity Guarantor or the applicable Affiliate of either of them in the entity owning such asset is Encumbered for any reason in favor of any other Person, including, without limitation, partners in partnerships or members in limited liability companies in which Borrower, such Consolidated Entity Guarantor or such Affiliate is a partner or member.

         "Available Commitment" means, as of any particular time, (a) the
          --------------------
aggregate amount of the Banks' Commitments, minus (b) the sum of (i) the Loans then outstanding and (ii) the aggregate amount of all Letter of Credit Obligations then outstanding; provided, however, that the Available Commitment may not at any time exceed the Availability Restriction.

         "Available Letter of Credit Commitment" means, at any time, the lesser
          -------------------------------------
of (a) $16,000,000 and (b) the Available Commitment.

         "Bank of America" means Bank of America, N.A.
          ---------------

         "Banks" means each of the financial institutions from time to time a
          -----
party hereto.

         "Base Rate" means for any day a fluctuating rate per annum equal to the
          ---------
rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means those Loans bearing interest calculated by
          --------------
reference to the Base Rate.

         "Borrower" means Cousins Properties Incorporated, a Georgia
          --------
corporation.

         "Business Day" means any day other than a Saturday, Sunday or other day
          ------------
on which commercial Banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between Banks in the London interbank eurodollar market.

         "CSC" means CSC Associates, L.P., a Georgia limited partnership.
          ---

         "CSC Note" means that certain promissory note in the original principal
          --------
amount of $80,000,000 issued by CSC and payable to Cede & Co., and any and all derivative or replacement notes related thereto or refinancing the principal balance thereof up to an aggregate principal amount not in excess of $150,000,000.

         "Capitalized Lease Obligation" means that portion of any obligation of
          ----------------------------
a specified Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

         "Cash Management Line of Credit" means that certain unsecured line of
          ------------------------------
credit from Bank of America and included within Bank of America's Commitment hereunder having availability of not more than $20,000,000 and to be used by the Borrower for cash management purposes.

         "Charlotte Gateway Village, LLC" means that certain limited liability
          ------------------------------
company of the same name in which Borrower and an Affiliate of Bank of America are members for the development of a real estate project in Charlotte, North Carolina, the assets, liabilities and financial performance of which entity are not intended to be included in the calculations provided or required to be made hereunder except as expressly provided herein; provided, however, that the assets, liabilities and financial performance of Charlotte Gateway Village, LLC shall be included in such calculations at any time that Borrower or any Consolidated Entity (i) is then contingently or actually liable for any Indebtedness for Money Borrowed of Charlotte Gateway Village, LLC (other than liability for normal and customary carve-outs from and indemnities with respect to non-recourse obligations as are typically imposed by institutional lenders in commercial non-recourse financing) or (ii) has pending against it a complaint filed by any beneficiary or holder of a Guaranty (including a Guaranty of carve-outs from non-recourse obligations) from Borrower or a Consolidated Entity of any of Charlotte Gateway Village, LLC's obligations or (iii) has filed against it a judgment in respect of any Guaranty (including a Guaranty of carve-outs from non-recourse obligations) of Charlotte Gateway Village, LLC's obligations.

         "Code" means the Internal Revenue Code of 1986, as amended from time to
          ----
time.

         "Combined Parties"  means collectively the Borrower, the Consolidated
          ----------------
Entities, and the Unconsolidated Entities.

         "Commercial Letter of Credit" means a documentary letter of credit
          ---------------------------
issued in respect of the purchase of goods or services by the Borrower or its Consolidated Entities by the Issuing Bank in accordance with the terms hereof.

         "Commitment" means, as to each Bank, its obligation to (a) make Loans
          ----------
to the Borrower, (b) purchase participations in Letter of Credit Obligations, and (c) purchase participations in Loans advanced pursuant to the Cash Management Line of Credit, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth for such Bank on its signature page hereto as such Bank's "Commitment Amount", as such amount may be reduced or adjusted from time to time in accordance with this Agreement.

         "Commitment Ratio" means, as to each Bank, the ratio, expressed as a
          ----------------
percentage, of (a) the amount of such Bank's Commitment to (b) the aggregate amount of the Commitments of all Banks hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the "Commitment Ratio" of each Bank shall be equal to the ratio, expressed as a percentage, of (a) the aggregate unpaid principal amount of Loans and Letter of Credit Obligations owing to such Bank to (b) the aggregate unpaid principal amount of all Loans and Letter of Credit Obligations.

         "Compliance Certificate" has the meaning ascribed to such term in
          ----------------------
Section 6.3 hereof.

         "Consolidated Entity" means any entity whose accounts are consolidated
          -------------------
with those of the Borrower in accordance with GAAP, and shall include, without limitation, each entity identified on Schedule 5 attached hereto and made a part hereof.

         "Consolidated Entity Guarantors" means, as of the Agreement Date, each
          ------------------------------
Consolidated Entity identified on Schedule 4 attached hereto and made a part hereof and subsequent to the Agreement Date (a) each Consolidated Entity which is directly or indirectly wholly owned by the Borrower and required to provide a Consolidated Entity Guaranty Agreement pursuant to Section 5.13 and (b) such other Consolidated Entities as to which the Borrower delivers to the Administrative Agent a Consolidated Entity Guaranty Agreement subsequent to the Agreement Date.

         "Consolidated Entity Guaranty Agreement" means any Consolidated Entity
          --------------------------------------
Guaranty Agreement issued by any of the Borrower's Consolidated Entities including, without limitation, by the Consolidated Entity Guarantors, to the Banks, the Issuing Bank and the Administrative Agent on behalf of the Banks and in substantially the form of Exhibit A attached hereto.

         "Consolidated Funds From Operations" means, for a given period,
          ----------------------------------
"Consolidated Funds From Operations" for such period as calculated in a manner consistent with the method used in the Borrower's annual report for 2000.

         "Daily Rate" means a fluctuating rate of interest equal to the one
          ----------
month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the one month London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) on the second preceding Eurodollar Business Day, as adjusted from time to time in Administrative Agent's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs. If for any reason such rate is not available, the term "Daily Rate" means the fluctuating rate of interest equal to the one month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the one month London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) on the second preceding Eurodollar Business Day, as adjusted from time to time in Administrative Agent's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. The Daily Rate applicable to any Loan hereunder shall change with each change in such rate appearing on said Telerate Page 3750 or Reuters Screen LIBO Page, as applicable.

         "Daniel Note" means that certain promissory note dated December 27,
          -----------
1996 in the original principal amount of $9,500,000 issued by Daniel Realty Company and payable to Borrower, as amended December 31, 1997.

         "Default" means any Event of Default, and any other event specified in
          -------
Section 8.1 hereof which with any passage of time or giving of notice (or both) would constitute such event an Event of Default.

         "Default Rate" means a simple per annum interest rate equal to the sum
          ------------
of (a) the Base Rate plus (b) two percent (2%).

         "Effective Date" means the later of: (a) the Agreement Date and (b) the
          --------------
date on which all of the conditions precedent set forth in Section 3.1 shall have been fulfilled or waived in writing by the Administrative Agent.

         "Eligible Assignee" has the meaning given that term in Section 10.5(h).
          -----------------

         "Encumbered" means subject to a Lien or Liens, other than those certain
          ----------
Liens described in paragraphs (a), (b), (c), (d), (e), (f) and (m) of the definition of "Permitted Liens".

         "Environmental Laws" means any and all applicable federal, state, local
          ------------------
or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and
          -----
any regulations issued pursuant thereto.

         "ERISA Affiliate" means (a) any corporation which is a member of the
          ---------------
same controlled group of corporations (within the meaning of Code Section 414(b)) as is the Borrower, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with the Borrower, (c) any other corporation, partnership or other organization which is a member of an affiliated service group (within the meaning of Code
Section 414(m)) with the Borrower, or (d) any other entity required to be aggregated with the Borrower pursuant to regulations under Code Section 414(o).

          "Eurodollar Rate" means for any Interest Period with respect to any
           ---------------
Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "Eurodollar Rate Loan" means (a) those Loans bearing interest
          --------------------
calculated by reference to a Eurodollar Rate and (b) for purposes of Sections
2.11 and 2.12, the Cash Management Line of Credit Loans bearing interest at the Daily Rate.

         "Event of Default" means any of the events specified in Section 8.1
          ----------------
hereof, provided that any requirement for notice or lapse of time, or both, has been satisfied.

         "Existing Letters of Credit" means those Letters of Credit outstanding
          --------------------------
on the Agreement Date as more particularly described on Schedule 1 attached hereto.

         "Federal Funds Loans" means those Loans bearing interest calculated by
          -------------------
reference to the Federal Funds Rate.

         "Federal Funds Rate" means, as of any date, the "Federal Funds
          ------------------
Effective Rate" as currently published in the Federal Reserve Statistical Release H.15 (519), as published by the Board of Governors of the Federal Reserve System, or any successor publication published by the Board of Governors of the Federal Reserve System plus 1/2 of 1%. If at any given time, the Federal Funds Effective Rate no longer is published, then the Administrative Agent shall notify the Borrower thereof and the Borrower and the Banks shall establish a mutually acceptable comparable reference rate (with approximately equivalent margin) which shall thereafter be deemed to be the Federal Funds Effective Rate for all purposes hereof. The applicable Federal Funds Rate shall be automatically adjusted as of any date on which the Federal Funds Effective Rate changes.

         "Fixed Charges" means in the aggregate for the Combined Parties, for
          -------------
the applicable period of calculation, the sum of (a) Interest Expense plus (b) the principal component of all payments made in respect of Capitalized Lease Obligations, plus (c) any payments made in respect of ground rental obligations under ground leases, plus (d) regularly scheduled required principal payments on Indebtedness for Money Borrowed (excluding any scheduled balloon, bullet, or similar principal payment which repays such Indebtedness for Money Borrowed in full and excluding payments made by CSC under the CSC Note) plus (e) all debt discount and expense amortized or required to be amortized in the determination of Adjusted EBITDA for such period, plus (f) rentals payable under leases of real property during such period to the extent not covered in clause (c), plus
(g) any dividends paid or payable by Borrower or any of its Consolidated Entities in respect of any class of preferred capital stock; provided, however, that in calculating Fixed Charges of each Unconsolidated Entity, the amount of the items described in clauses (a), (b), (c), (d), (e) and (f) above of such Unconsolidated Entity shall be multiplied by the percentage of the Borrower's direct and indirect ownership interest in such Unconsolidated Entity.

         "Foreign Bank" has the meaning given that term in Section 2.16(c).
          ------------

         "Fund" has the meaning given that term in Section 10.5(h).
          ----

         "GAAP" means generally accepted accounting principles set forth in the
          ----
opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Governmental Authority" means any nation or government, any state or
          ----------------------
other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranty" or "Guaranteed," as applied to an obligation (each a
          --------      ----------
"primary obligation"), means and includes, without duplication, (a) any guaranty, direct or indirect, in any manner, of any part or all of such primary obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such primary obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit, and any obligation of such Person (the "primary obligor"), whether or not contingent, (i) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of such primary obligation or (2) to maintain working capital, equity capital or the net worth, cash flow, solvency or other balance sheet or income statement condition of any other Person, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner or holder of any primary obligation of the ability of the primary obligor with respect to such primary obligation to make payment thereof or (iv) otherwise to assure or hold harmless the owner or holder of such primary obligation against loss in respect thereof; provided, however, the terms "Guaranty" or "Guaranteed" for purposes of this Agreement shall not include endorsements on or of negotiable instruments for collection or deposit in the ordinary course of the endorser's business.

         "Hazardous Materials" means any hazardous materials, hazardous wastes,
          -------------------
hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), and friable asbestos containing materials defined or regulated as such in or under any Environmental Law.

         "Income Producing Assets" means (a) real property assets of any of the
          -----------------------
Combined Parties (i) which are partially or fully income producing for financial reporting purposes on the applicable calculation date and have been continuously partially or fully income producing for financial reporting purposes for the fiscal quarter period immediately preceding the calculation date, (ii) for which an unconditional base building certificate of occupancy (or its equivalent) has been issued by the applicable Governmental Authority, and (iii) as to such assets which in the immediately preceding reporting period were classified as Assets Under Development, which are leased to tenants in occupancy and/or to parties not yet in occupancy but which have signed leases under which the only condition to occupancy is completion of the applicable space, and the leases for such tenants in occupancy or to be in occupancy represent eighty percent (80%) or more of the rentable square footage of the Property in question and (b) the Daniel Note; provided, however, that Income Producing Assets shall not include
             --------  -------
intra or inter-entity obligations between the Borrower and any of the Consolidated Entities or the Underlying CSC Note.

         "Indebtedness" means with respect to any Person, without duplication,
          ------------
(a) total liabilities as determined by GAAP, (b) all Indebtedness for Money Borrowed, (c) obligations for the deferred purchase price of property or services (other than accruals) to the extent such obligations constitute indebtedness pursuant to GAAP, (d) other indebtedness evidenced by note, bond, debenture or similar instrument, (e) all obligations under financing leases and all Capital Lease Obligations, (f) acceptances issued or created for such Person, (g) all Guarantee obligations, (h) all reimbursement obligations for letters of credit or contingent liabilities, (i) liabilities secured by a Lien or negative pledge, (j) any repurchase obligation or liability with respect to accounts or notes receivable, (k) the greater of such Person's pro rata share of debt in Affiliates or contingent liability for debt in Affiliates, (l) obligations under any interest rate protection products, (m) obligations under any take-out commitments, (n) obligations under any forward equity commitments other than commitments to a Consolidated Entity or an Unconsolidated Entity and
(o) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but classified as an operating lease in accordance with GAAP; provided,
                                                                       --------
however, for purposes of this Agreement, Indebtedness shall not include (i)
-------
shareholders' and partners' and members' equity, (ii) capital stock, (iii) surplus, (iv) reserves for general contingencies and other cash reserves, (v) minority interests in Consolidated Entities, and (vi) deferred income which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person.

         "Indebtedness for Money Borrowed" means, with respect to any specified
          -------------------------------
Person, without duplication (a) all money borrowed by such Person and Indebtedness represented by notes payable by such Person and drafts accepted representing extensions of credit to such Person, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, (c) all Indebtedness of such Person upon which interest charges are customarily paid, (d) all Indebtedness of such Person issued or assumed as full or partial payment for property or services (other than accrued employee compensation), whether or not any such notes, drafts, obligations, or Indebtedness would otherwise represent Indebtedness for money borrowed and (e) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but classified as an operating lease in accordance with GAAP. For purposes of this definition, (i) interest which is accrued but not paid on the original due date or within any applicable cure or grace period as provided by the underlying contract for such interest shall be deemed Indebtedness for Money Borrowed and
(ii) trade account payables arising in the ordinary course of business and not delinquent by more than ninety (90) days shall not be deemed Indebtedness for Money Borrowed.

         "Indemnitees" has the meaning given that term in Section 10.15.
          -----------

         "Interest Capitalized" means, in respect of any period, "Interest
          -------------------
Capitalized" by the Borrower and its Consolidated Entities in such period calculated in accordance with GAAP plus to the extent not already included herein the Borrower's pro rata share of the Interest Capitalized of its Unconsolidated Entities; provided, however, that Interest Capitalized shall not
                         --------  -------
include "interest capitalized" by CSC in respect of the CSC Note or by Charlotte Gateway Village, LLC except at such times as Charlotte Gateway Village, LLC's assets, liabilities and financial results are included in the calculations required or provided hereunder, as set forth in the definition of Charlotte Gateway Village, LLC herein.

         "Interest Expense" means, in respect of any period, an amount equal to
          ----------------
the sum of (a) the interest payable during such period with respect to Indebtedness for Money Borrowed of the Borrower and its Consolidated Entities plus (b) the interest component of Capitalized Lease Obligations of the Borrower and its Consolidated Entities, less any Interest Capitalized and (c) to the extent not already included in the foregoing clauses (a) and (b) the Borrower's pro rata share of the Interest Expense of its Unconsolidated Entities; provided, however, that Interest Expense shall not include "interest expense" of CSC in respect of the CSC Note or of Charlotte Gateway Village, LLC except at such times as Charlotte Gateway Village, LLC's assets, liabilities and financial results are included in the calculations required or provided hereunder, as set forth in the definition of Charlotte Gateway Village, LLC herein.

         "Interest Period" means the period commencing on the date a Loan is
          ---------------
made and ending on the last day of one of the following periods, as selected by the Borrower in a Request for Loan for any Eurodollar Rate Loan: to the extent available in Administrative Agent's opinion, one (1) month, two (2) months, three (3) months or six (6) months; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (a)  if any Interest Period with respect to a Eurodollar
         Rate Loan would otherwise end on a day that is not a Business Day, the Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (b)  any Interest Period relating to any Eurodollar Rate
         Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (c)  any Interest Period relating to any Eurodollar Rate
         Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

         "Issuing Bank" means Bank of America, as issuer of the Letters of
          ------------
Credit.

         "Land Held for Investment" means any asset of any of the Combined
          ------------------------
Parties which is classified by the owning entity on the applicable financial statements as "land held for investment or future development," "land committed to be contributed," "land and property predevelopment costs," or "projects under construction" so long as a "project under construction" does not qualify as an Asset Under Development hereunder, which assets as of the Agreement Date are listed on Schedule 7 attached hereto and made a part hereof.

         "Letter of Credit Obligations" means, at any time, the sum of (a) an
          ----------------------------
amount equal to the aggregate undrawn and unexpired amount (including the amount to which any such Letter of Credit can be reinstated pursuant to the terms hereof or thereof) of the then outstanding Letters of Credit and (b) an amount equal to the aggregate drawn, but unreimbursed drawings on any Letters of Credit. For purposes of determining the Available Commitment and the Available Letter of Credit Commitment, Letters of Credit denominated in foreign currencies shall be, on any relevant date, converted to United States dollars using the prevailing exchange rate for such currency on such date.

         "Letter of Credit Reserve Account" means any account maintained by the
          --------------------------------
Administrative Agent for the benefit of the Issuing Bank, the proceeds of which shall be applied as provided in Section 8.2(b) hereof.

         "Leverage Ratio" means the ratio of (a) Total Debt to (b) the sum of
          --------------
(i) Total Assets and (ii) at any time of calculation when the assets and liabilities of Charlotte Gateway Village, LLC are not otherwise included in the calculation of Total Debt and Total Assets, (x) the product of (A) Borrower's percentage interest in Charlotte Gateway Village, LLC and (B) the net book value of the membership interests in Charlotte Gateway Village, LLC determined in accordance with GAAP.

         "Letters of Credit" means Standby Letters of Credit and Commercial
          -----------------
Letters of Credit issued by the Issuing Bank on behalf of the Borrower or its Affiliates from time to time in accordance with the terms hereof. In addition, the Existing Letters of Credit shall be deemed to be "Letters of Credit" issued hereunder.

         "Lien" means, with respect to any Property, any mortgage, lien, pledge,
          ----
negative pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in the nature of any of the foregoing in respect of such property, whether or not choate, vested, or perfected.

         "Loan Documents" means this Agreement, the Notes, each Consolidated
          --------------
Entity Guaranty, and all other documents and agreements executed or delivered in connection with or contemplated by this Agreement.

         "Loans" means, collectively, amounts advanced by the Banks to the
          -----
Borrower under the Commitment (including amounts advanced by Bank of America under the Cash Management Line of Credit), not to exceed at any time the Commitment or the Available Commitment, and evidenced by the Notes.

         "Materially Adverse Effect" means any materially adverse effect upon
          -------------------------
(a) the business, assets, financial condition, results of operations or business prospects of the Combined Parties taken as a whole; (b) the ability of the Borrower, or the Combined Parties taken as a whole to perform their Obligations under this Agreement or any other Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any of the Combined Parties of any Loan Document to which it is a party.

         "Maturity Date" means the earlier of (a) August 31, 2004 or (b) the
          -------------
date on which all of the Obligations become due and payable pursuant to Section
8.2 hereof.

         "Multiemployer Plan" shall have the meaning set forth in Section
          ------------------
4001(a)(3) of ERISA.

         "Necessary Authorizations" means all authorizations, consents, permits,
          ------------------------
approvals, licenses, and exemptions from, and all filings and registrations with, and all reports to, any governmental or other regulatory authority whether federal, state, or local, and all agencies thereof necessary for the conduct of the businesses and the ownership (or lease) of the properties and assets of the Borrower or its Consolidated Entities.

         "Net Income" means for any Person, for any applicable period, the
          ----------
aggregate net income of such Person for such period, as determined in accordance with GAAP.

         "Non-Recourse Indebtedness for Money Borrowed" means, with respect to a
          --------------------------------------------
Person, Indebtedness for Money Borrowed in respect of which recourse for payment (other than liability for normal and customary carve-outs from and indemnities with respect to non-recourse obligations as are typically imposed by institutional lenders in commercial non-recourse financing) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness for Money Borrowed.

         "Note" means a promissory note executed by the Borrower, payable to the
          ----
order of a Bank and substantially in the form of Exhibit B.

         "Obligations" means (a) all payment and performance obligations of the
          -----------
Borrower and all other obligors to the Banks, the Issuing Bank and the Administrative Agent under this Agreement and the other Loan Documents, as they may be amended from time to time, or as a result of making the Loans or the issuance of Letters of Credit, and (b) the obligation to pay an amount equal to the amount of any and all damages which the Banks, the Issuing Bank and the Administrative Agent, or any of them, may suffer by reason of a breach by either Borrower or any other obligor of any obligation, covenant, or undertaking with respect to this Agreement or any other Loan Document.

         "Participant" has the meaning given that term in Section 10.5(d).
          -----------

         "Permitted Liens" means, as applied to any specified Person:
          ---------------

         (a) Any Lien in favor of the Administrative Agent, the Issuing Bank or the Banks given to secure the Obligations;

         (b) (i) Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies, or claims the amount or payment obligation of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale, or similar proceedings have been commenced with respect thereto and which remain unstayed for a period of thirty (30) days after their commencement;

         (c) Liens of carriers, warehousemen, brokers, mechanics, laborers, and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith, if a reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

         (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance;

         (e) Restrictions on the transfer of assets imposed by any agreement, or by any federal, state or local statute, regulation or ordinance applicable to such Person;

         (f) Easements, rights-of-way, restrictions, and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

         (g) Purchase money mortgages or security interests, conditional sale arrangements and other similar security interests (together with any renewal or other refinancing thereof), on any property or assets hereinafter acquired by such Person (hereafter referred to individually as a "Purchase Money Security Interest"); provided; however, that:
                     --------  -------

                  (i) the transaction in which any Purchase Money Security Interest is proposed to be created is not otherwise prohibited by this Agreement;

                  (ii) any Purchase Money Security Interest shall attach only to the property or asset acquired in such transaction and shall not extend to or cover any other assets or properties of such Person;

                  (iii) the Indebtedness secured or covered by any Purchase Money Security Interest shall not exceed the cost of the property or asset acquired; and

                  (iv) the aggregate amount of all recourse Indebtedness secured by purchase money security interests outstanding at any time, including amounts of recourse Indebtedness secured by Liens described in clause (k) and clause (l) below, shall not exceed $15,000,000 in the aggregate, excluding the amount thereof under subparagraph (h) below;

         (h)      Liens of record on the Agreement Date as set forth on
Schedule 2 attached hereto;
-----------

         (i) Deposits to secure the performance of obligations with respect to utilities, leases, surety and appeal bonds, and other obligations of like nature incurred in the ordinary course of business;

         (j) Banker's Liens arising by statute or under customary terms regarding depository relationships on deposits held by financial institutions with whom a banker-customer relationship has been established;

         (k) Liens on any asset of any entity existing at the time such entity is merged or consolidated with or into such Person and not created in contemplation of such event;

         (l) Liens existing on any asset prior to the acquisition thereof by such Person and not created in contemplation of such acquisition;

         (m) Liens securing any Indebtedness owed by any Consolidated Entity or Unconsolidated Entity to the Borrower;

         (n) Mortgages, deeds of trust, deeds to secure debt or similar security instruments evidencing Liens securing Indebtedness in favor of Persons (other than the Borrower, any Consolidated Entity or any Unconsolidated Entity); and

         (o)      Liens approved in writing by the Required Banks.

         "Person" means any of the Combined Parties, any Unconsolidated Entity,
          ------
and any other individual, corporation, partnership, limited liability company, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Plan" means an employee benefit plan within the meaning of Section
          ----
3(3) of ERISA maintained by or contributed to by the Borrower or any ERISA Affiliate.

         "Property" means any real property or personal property, plant,
          --------
building, facility, structure, underground storage tank or unit, equipment, inventory or other asset owned, or leased by the Borrower, its Consolidated Entities or the Unconsolidated Entities (including, without limitation, any surface water thereon or adjacent thereto and soil and groundwater thereunder), including personal property or intangible property interests in legal entities such as partnership interests in partnerships, membership interests in limited liability companies and equity interests in corporations, whether or not evidenced by shares, certificates or other evidence of ownership.

         "REIT" means a Real Estate Investment Trust (or REIT) as such term is
          ----
defined in the Code.

         "Reportable Event" shall have the meaning set forth in Section 4043(b)
          ----------------
of ERISA.

         "Request for Loan" means any certificate signed by an Authorized
          ----------------
Signatory of the Borrower requesting a Loan hereunder which will increase the aggregate amount of the Loans outstanding, which certificate shall be denominated a "Request for Loan," and shall be in substantially the form of Exhibit C attached hereto. Each Request for Loan shall, among other things, (a)
---------
specify the date of the Loan, which shall be a Business Day, (b) specify the amount of the Loan, (c) specify the number of Eurodollar Rate Loans being requested and the Interest Period applicable to each, (d) state that there shall not exist, on the date of the requested Loan and after giving effect thereto, a Default or an Event of Default, (e) state that all conditions precedent to the making of the Loan have been satisfied, and (f) certify that the then aggregate outstanding principal amount under the Cash Management Line of Credit, the other Loans and the Letter of Credit Obligations, together with the requested Loan, does not exceed the Available Commitment.

         "Request for Issuance of Letter of Credit" means any certificate signed
          ----------------------------------------
by an Authorized Signatory of the Borrower requesting that the Issuing Bank issue a Letter of Credit hereunder, which certificate shall be in substantially the form of Exhibit D attached hereto, and shall, among other things, specify
(a) that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (b) the stated amount of the Letter of Credit,
(c) the effective date for the issuance of the Letter of Credit (which shall be a Business Day), (d) the date on which the Letter of Credit is to expire (which shall be a Business Day), (e) the Person for whose benefit such Letter of Credit is to be issued, and (f) other relevant terms of such Letter of Credit. Such certificate shall also be accompanied by (i) a certification of an Authorized Signatory that the then aggregate outstanding principal amount under the Cash Management Line of Credit, the other Loans and the Letter of Credit Obligations, together with the requested Loan, does not exceed the Available Commitment and
(ii) a completed letter of credit application in form and substance satisfactory to the Issuing Bank and state that there shall not exist, on the date of issuance of the requested Letter of Credit and after giving effect thereto, a Default or an Event of Default.

         "Required Banks" means, as of any date, Banks having at least 66 -2/3%
          --------------
of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Banks holding at least 66-2/3% of the principal amount of the Loans and Letter of Credit Obligations.

         "Residential Lots" means any asset of the Borrower, any Consolidated
          ----------------
Entity or any Unconsolidated Entity which is classified by the Borrower or the applicable Consolidated Entity or Unconsolidated Entity on its financial statements as "residential lots under development".

         "Restricted Payment" means: (a) any dividend or other distribution,
          ------------------
direct or indirect, on account of any shares of any class of stock or other equity interest of any Combined Party now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity interest of any Combined Party now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of any Combined Party now or hereafter outstanding.

         "Schedule of Valued Assets" means the Schedule of Valued Assets
          -------------------------
prepared by the Borrower as of the Agreement Date and attached hereto as
Schedule 6 and made a part hereof setting forth the sum of the values calculated
----------
for all Valued Assets. The Schedule of Valued Assets may be revised from time to time by the Borrower with the approval of the Banks acting in a commercially reasonable manner, and shall be revised by the Borrower within 45 days after the end of each calendar quarter to reflect changes in such Schedule, including increases or decreases in the Consolidated Funds From Operations (before interest expense) of the Borrower, which revision shall be subject to the approval of the Banks acting in a commercially reasonable manner.

         "Secured Debt" means, with respect to a Person as of any given date,
          ------------
the sum of (a) the outstanding aggregate principal amount of all Indebtedness for Money Borrowed of such Person at such date and that is secured by a Lien, other than those certain Liens described in paragraphs (a), (b), (c), (d), (e),
(f) and (m) of the definition of "Permitted Liens" and (b) the outstanding aggregate amount of all Letter of Credit Obligations at such date to the extent the reimbursement obligation with respect thereto is secured by a Lien other than those certain Liens described in paragraphs (a), (b), (c), (d), (e), (f) and (m) of the definition of "Permitted Liens". In the case of the Borrower and the Consolidated Entities (x) Secured Debt shall include (without duplication) the Borrower's pro rata share of the Secured Debt of its Unconsolidated Entities and (y) Secured Debt shall be adjusted to the extent necessary to reflect the portion thereof attributable to minority owners of Consolidated Entities.

         "Secured Properties" means all Properties that are Encumbered.
          ------------------

         "Solvent" means, with respect to any Person on a particular date, that
          -------
on such date (i) the fair value of the property (tangible or intangible) of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured will not be greater than the fair salable value of the assets of such Person at such time, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, and (iv) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to prevailing practices in the industry in which such Person is engaged. In computing the amount of any contingent liability at any time, it is intended that such liability will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that might reasonably be expected to become an actual or matured liability.

         "Standby Letter of Credit" means a letter of credit issued to support
          ------------------------
obligations of the Borrower or its Affiliates and which is not a Commercial Letter of Credit.

         "Stockholders' Investment" means as of any date, the aggregate amount
          ------------------------
of shareholder's equity (paid in capital, surplus and retained earnings less the cost of any treasury stock and unearned compensation (to the extent shown in connection with the issuance of stock under a stock option, purchase or award plan)) calculated in accordance with GAAP.

         "Total Assets" means, as of any calculation date, exclusive of asset
          ------------
value attributable to Borrower's or its Affiliate's interest in Charlotte Gateway Village, LLC (unless the asset value of Charlotte Gateway Village, LLC is included pursuant to the provisions of the definition of Charlotte Gateway Village, LLC), the Asset Value of the 650 Mass Ave. Note plus the sum of (a) the Value of Income Producing Assets for all such assets of the Combined Parties,
(b) the Value of Assets under Development for all such assets of the Combined Parties, (c) the Value of Land Held for Investment for all such assets of the Combined Parties, and (d) the Value of Residential Lots for all such assets of the Combined Parties, provided, however, that in calculating Total Assets, the sum of items (b), (c), and (d) shall be reduced to the extent necessary (with corresponding reduction in the sum of items (a), (b), (c), and (d)) to establish that the sum of items (b), (c) and (d) shall not exceed twenty-five percent (25%) of Total Assets.

         "Total Debt" means in the aggregate for the Combined Parties, exclusive
          ----------
of debt attributable to Borrower's or its Affiliate's interest in Charlotte Gateway Village, LLC (unless the debt associated with Charlotte Gateway Village, LLC is included pursuant to the provisions of the definition of Charlotte Gateway Village, LLC), as of any date, without duplication (a) all outstanding Indebtedness for Money Borrowed (other than the CSC Note); (b) all Capitalized Lease Obligations, and (c) all obligations Guaranteed by such Persons; provided, however, that in calculating the Total Debt of each Consolidated Entity and Unconsolidated Entity, the amount of the items described in clauses (a), (b) and
(c) above of such Consolidated Entity and Unconsolidated Entity shall be multiplied by the percentage of the Borrower's direct and indirect ownership interest in such Consolidated Entity and Unconsolidated Entity.

         "Unconsolidated Entity" means any Person (a) with respect to which the
          ---------------------
Borrower owns directly or indirectly eleven percent (11%) or more of the voting securities or voting equity or partnership interests, and (b) which is not consolidated with the Borrower on the financial statements of the Borrower, and shall, as of the Agreement Date, include those Persons set forth on Schedule 3 attached hereto.

         "Underlying CSC Note" means that certain promissory note executed by
          -------------------
the Borrower in favor of CSC in the original principal amount of $80,000,000 and any and all derivative or replacement notes related thereto or the refinancing of the principal balance thereof up to an aggregate principal amount not in excess of $150,000,000.

         "Unsecured Debt" means, with respect to a Person as of any given date,
          --------------
the aggregate principal amount of all Indebtedness for Money Borrowed of such Person outstanding at such date that is not Secured Debt.

         "Unsecured Properties" means all Properties that are not Encumbered.
          --------------------

         "Value of Assets Under Development" means, on any calculation date, for
          ---------------------------------
any Assets under Development, the product of (a) the cost of such assets reported to the date of calculation in accordance with GAAP (or such other figure designated by the Banks acting in a commercially reasonable manner on an asset by asset basis), times (b)(i) if such asset is owned by the Borrower or
                       -----
any Consolidated Entity, 100% (adjusted, in the case of such an asset owned by a Consolidated Entity, appropriately to reflect the relative direct and indirect economic interest (calculated as a percentage) of the Borrower in such Consolidated Entity determined in accordance with the applicable provisions of the organizational documents of such Consolidated Entity), and (ii) if such asset is owned by an Unconsolidated Entity, the percentage of the Borrower's direct or indirect ownership in the Unconsolidated Entity owning such asset.

         "Value of Income Producing Assets" means, as of any date, for all
          --------------------------------
Income Producing Assets, the product of (a) (i) the Adjusted EBITDA for the most recent fiscal quarter multiplied by four (4) for such Income Producing Assets, divided by (ii) .09 in the case of office Properties and by .095 in the case of
-------
all other Properties (or such other figure as designated by the Syndication Agent and Administrative Agent acting in a commercially reasonable manner on an asset by asset basis) , times (b)(i) if such asset is owned by the Borrower or
                        -----
any Consolidated Entity, 100% (adjusted, in the case of such an asset owned by a Consolidated Entity, appropriately to reflect the relative direct and indirect economic interest (calculated as a percentage) of the Borrower in such Consolidated Entity determined in accordance with the applicable provisions of the organizational documents of such Consolidated Entity), and (ii) if such asset is owned by an Unconsolidated Entity, the percentage of the Borrower's direct or indirect ownership in the Unconsolidated Entity owning such asset; provided, however, that the Daniel Note shall be valued for purposes of
--------  -------
computing Availability Restriction at the lesser of (x) its principal balance outstanding from time to time or (y) the value derived pursuant to the foregoing formula for so long as no default exists thereunder, and after the occurrence and during the continuance of a default thereunder, the Daniel Note shall be ascribed no value, and for purposes of calculating Total Assets, the Daniel Note shall be valued at its book value determined in accordance with GAAP.

         Notwithstanding the foregoing, if an Income Producing Asset (a) has been an "operating asset" in accordance with GAAP for less than four fiscal quarters and (b) has less than eighty percent (80%) of its rentable square footage leased to tenants in occupancy and/or to parties not yet in occupancy but which have signed leases under which the only condition to occupancy is completion of the applicable space, then the value of such Income Producing Asset shall be equal to the greater of (x) the value of such Income Producing Asset as calculated in accordance with the definition of Value of Income Producing Assets or (y) the value of such Income Producing Asset as calculated in accordance with the definition of Value of Assets Under Development as if it were an Asset Under Development.

         "Value of Land Held for Investment" means, on any calculation date, for
          ---------------------------------
all Land Held for Investment, the product of (a) the amount at which such asset is carried on the most recent financial statements of the Borrower, Consolidated Entity, or Unconsolidated Entity, as the case may be, provided to the Banks (or such other figure designated by the Administrative Agent and the Syndication Agent acting in a commercially reasonable manner on an asset by asset basis), times (b)(i) if such asset is owned by the Borrower or any Consolidated Entity,
-----
100% (adjusted, in the case of such an asset owned by a Consolidated Entity, appropriately to reflect the relative direct and indirect economic interest (calculated as a percentage) of the Borrower in such Consolidated Entity determined in accordance with the applicable provisions of the organizational documents of such Consolidated Entity) and (ii) if such asset is owned by an Unconsolidated Entity, the percentage of the Borrower's direct or indirect ownership in the Unconsolidated Entity owning such asset; provided, however,
                                                          --------  -------
that (i) Land Held for Investment (x) owned by Wildwood Associates and (y) any land purchased after the Agreement Date not being immediately developed shall be valued at twenty-five percent (25%) of the foregoing amount and (ii) the parcels of Land Held for Investment identified on Schedule 7 attached hereto shall, so long as such assets are classified as "land held for investment or future development" on the applicable financial statements of the Combined Parties owning such assets, be valued at the aggregate value set forth on such Schedule (which aggregate value shall, upon the sale or other disposition of any such parcel, be reduced pro rata based on the respective acreages of such parcels).

         "Value of Residential Lots" means, on any calculation date, for any
          -------------------------
Residential Lot, the product of (a) 50% of the amount at which such asset is carried on the most recent financial statements of the Borrower, Consolidated Entity, or Unconsolidated Entity, as the case may be, provided to the Banks (or such other figure designated by the Administrative Agent and the Syndication Agent acting in a commercially reasonable manner on an asset by asset basis), times (b)(i) if such asset is owned by the Borrower or any Consolidated Entity, 100% (adjusted, in the case of such an asset owned by a Consolidated Entity, appropriately to reflect the relative direct and indirect economic interest (calculated as a percentage) of the Borrower in such Consolidated Entity determined in accordance with the applicable provisions of the organizational documents of such Consolidated Entity), and (ii) if such asset is owned by an Unconsolidated Entity, the percentage of the Borrower's direct or indirect ownership in the Unconsolidated Entity owning such asset.

         "Valued Asset" means any (a) Income Producing Asset, (b) Land Held for
          ------------
Investment, (c) Assets under Development, or (d) Residential Lot; and "Valued
                                                                       ------
Assets" means all of the foregoing.
------

         "650 Mass Ave. Note" means collectively that certain promissory note
          ------------------
dated December 31, 1993 in the original principal amount of $32,000,000 issued by Washington Television Center Limited Partnership and payable to Borrower, and that certain note dated December 31, 1993 in the original principal amount of $5,000,000 issued by Washington Television Center Limited Partnership and payable to Borrower.

         Section 1.2       Other Interpretive Provisions.

         With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b)      (i)     The words "herein" and "hereunder" and words of
                                     ------       ---------
similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

                  (iii)    The term "including" is by way of example and not
                                     ---------
limitation.

                  (iv)     The term "documents" includes any and all
                                     ---------
instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

         (c)      In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words
                                     ----         ------------------
"to" and "until" each mean "to but excluding;" and the word "through" means "to
 --       -----             ----------------                 -------         --
and including."
-------------

         (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         Section 1.3       Accounting Terms.
                           ----------------

         (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements, except as otherwise specifically prescribed herein.
------

         (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Banks shall so request, the Administrative Agent, the Banks and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Banks); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Banks financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         Section 1.4       Rounding. Any financial ratios required to be
                           --------
maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         Section 1.5       References to Agreements and Laws. Unless otherwise
                           ---------------------------------
expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
         Section 1.6       References to Times.  Unless otherwise indicated, all
                           -------------------
references to time are references to Charlotte, North Carolina time.

                    ARTICLE 2 - Loans and Letters of Credit.
                                ----------------------------

         Section 2.1       Extension of Credit. Subject to the terms and
                           -------------------
conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, during the period from the Effective Date to but excluding the Maturity Date, each Bank agrees, severally and not jointly, to extend credit to the Borrower in an aggregate principal amount not to exceed such Bank's Commitment; provided, however, that in no event shall the aggregate principal amount of all outstanding Loans, together with the aggregate amount of all Letter of Credit Obligations, exceed the aggregate amount of the Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during the period from the Effective Date to but excluding the Maturity Date, the Borrower may borrow, repay and reborrow Loans hereunder.

         Section 2.2       Manner of Borrowing and Disbursement.
                           ------------------------------------

         (a)   Loans. To request Loans, the Borrower shall give the
               -----
Administrative Agent irrevocable written notice pursuant to a Request for Loan, or notice by telephone (with written confirmation) or telecopy followed immediately by a Request for Loan (provided, that the failure by the Borrower to confirm any notice by telephone or telecopy with a Request for Loan shall not invalidate any notice so given) not later than 11:00 a.m. (a) in the case of Eurodollar Rate Loans, on the date three Business Days prior to the proposed date of borrowing and (b) in the case of Base Rate Loans or Federal Funds Loans, on the date one Business Day prior to the proposed date of such borrowing. Each Request for Loan shall specify the proposed principal amount, proposed or requested funding date for the Loan and, in the case of Eurodollar Rate Loans the Interest Period(s) being requested. Failure of Borrower to designate an Interest Period or Interest Periods for the requested Loans in a Request for Loan shall constitute Borrower's instruction that the requested Loans be Eurodollar Rate Loans with a one (1) month Interest Period. All Eurodollar Rate Loans shall be subject to the limitations and provisions applicable to Interest Periods set forth in the definition of Interest Period in Article 1 hereof. Any other provisions of this Agreement to the contrary notwithstanding (i) Eurodollar Rate Loans shall be available in a minimum amount of $1,000,000 and above such amount shall be available only in whole number multiples of $100,000,
(ii) Base Rate Loans and Federal Funds Loans shall be available in a minimum amount of $500,000 and above such amount shall be available only in whole number multiples of $100,000, and (iii) there shall be no more than eight (8) Interest Periods outstanding at any one time. A Request for Loan once submitted shall be irrevocable. The Borrower acknowledges and agrees that the Administrative Agent may from time to time with notice to the Borrower impose reasonable restrictions on the monthly volume of Loans permitted hereunder.

         (b)   Notification of Banks. Upon receipt of a Request for Loan or
               ---------------------
notice by telephone (with written confirmation) or telecopy, the Administrative Agent shall promptly notify each Bank by telephone (with written confirmation) or telecopy of the contents thereof and the amount of such Bank's portion of the applicable Loans. Each Bank shall, not later than 12:00 noon on the date specified for borrowing in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of the applicable Loans in immediately available funds.

         (c)   Disbursement. No later than 2:00 p.m. on the date of the
               ------------
making of Loans hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in this Section 2.2 and in Article 3 hereof, disburse the amounts made available to the Administrative Agent by the Banks in immediately available funds by crediting the amounts so made available to account No. 0109821075 of the Borrower maintained with the Administrative Agent (or such other account maintained with the Administrative Agent as the Borrower and the Administrative Agent may agree from time to time). The failure of any Bank to fund its portion of any Loan shall not relieve any other Bank of its obligation, if any, hereunder to fund its respective portion of the Loan on the date of such borrowing, but no Bank shall be responsible for any such failure of any other Bank. In the event that, at any time when the Borrower is not in Default, a Bank for any reason fails or refuses to fund its portion of a Loan, then, until such time as such Bank has funded its portion of such Loan, or all other Banks have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Loan, such non-funding Bank shall (i) have no right to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and (ii) not be entitled to receive payments of principal, interest or fees from the Borrower in respect of such Loans which such Bank failed to make.

         (d)   Continuations/Conversions of Loans. So long as no Event of
               ----------------------------------
Default shall have occurred and be continuing, the Borrower may on any Business Day by notice to the Administrative Agent, (i) with respect to any Eurodollar Rate Loan, elect to maintain such Eurodollar Rate Loan or any portion thereof as a Eurodollar Rate Loan by selecting a new Interest Period for such Eurodollar Rate Loan or (ii) convert all or a portion of a Eurodollar Rate Loan into a Base Rate Loan or Federal Funds Loan, convert a Base Rate Loan into a Eurodollar Rate Loan or Federal Funds Loan or convert a Federal Funds Loan into a Eurodollar Rate Loan or Base Rate Loan. Each such notice of the continuation or conversion of a Loan shall be given to the Administrative Agent, either in the form of a Notice of Continuation/Conversion substantially in the form of Exhibit H, or by telephone promptly confirmed by a written Notice of Continuation/Conversion, not later than 11:00 a.m. on (x) the third Business Day prior to the date of the proposed continuation of any Eurodollar Rate Loan or conversion of any Base Rate Loan or Federal Funds Loan into a Eurodollar Rate Loan and (y) on the Business Day prior to the proposed conversion of a Eurodollar Rate Loan into a Base Rate Loan or conversions between Base Rate Loans and Federal Funds Loans. Any such Notice of Continuation/Conversion shall specify (a) the proposed date of such continuation or conversion, (b) the Loans and portions thereof subject to such continuation or conversion, and (c) in the case of a continuation of or a conversion to Eurodollar Rate Loans, the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Promptly after receipt of a Notice of Continuation/Conversion, the Administrative Agent shall notify each Bank by telecopy or other similar form of communication of the proposed continuation or conversion. Each new Interest Period selected for a Eurodollar Rate Loan being continued under this Section shall commence on the last day of the immediately preceding Interest Period for such Eurodollar Rate Loan. Any conversion of a Eurodollar Rate Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Loan. Each Notice of Continuation/Conversion shall be irrevocable by and binding on the Borrower once given. If the Borrower shall fail to select in a timely manner a new Interest Period for any Eurodollar Rate Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, convert into a Eurodollar Rate Loan with a one (1) month Interest Period notwithstanding failure of the Borrower to comply with the provisions of this subsection.

         (e)   Funding Assumptions. Unless the Borrower or any Bank has
               -------------------
notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Bank, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Bank, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Bank shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Bank in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Bank to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Bank failed to make such payment, such Bank shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Bank pays such amount to the Administrative Agent, then such amount shall constitute such Bank's Loan included in the applicable borrowing of Loans. If such Bank does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable borrowing of Loans. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Bank as a result of any default by such Bank hereunder.

         A notice of the Administrative Agent to any Bank with respect to any amount owing under this subsection (e) shall be conclusive, absent manifest error.

         Section 2.3       Interest.
                           --------

         (a)    Generally. The Borrower promises to pay to the
                ---------
Administrative Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank at the following per annum rates:

                  (i) during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin;

                  (ii)   during such periods as such Loan is a Eurodollar
         Rate Loan, at the Eurodollar Rate for such Loan for the Interest Period therefor plus the Applicable Margin; and

                  (iii) during such periods as such Loan is a Federal Funds Loan, at the Federal Funds Rate (as in effect from time to time) plus the Applicable Margin.

Interest shall be computed on the basis of a hypothetical year of 360 days for the actual number of days elapsed. Interest shall be computed on the principal balance outstanding from time to time under the Notes for the number of days such principal amounts are outstanding during the applicable period excluding the last day. Interest accrued on Base Rate Loans, Federal Funds Loans and Loans made under the Cash Management Line of Credit shall be due and payable monthly in arrears on the fifth (5th) day of each calendar month for the prior month. Interest accrued on Eurodollar Rate Loans shall be due and payable on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period. All accrued unpaid interest shall be due and payable on the Maturity Date.

         (b)    Upon Default. Upon the occurrence and during the continuance
                ------------
of an Event of Default, the Required Banks shall have the option (but shall not be required) to give prior notice thereof to the Borrower, to accelerate the maturity of the Loans, or to exercise any other rights or remedies hereunder in connection with the exercise of this right and to charge interest on the outstanding principal balance of the Loans at the Default Rate from the date of such Event of Default. Such interest shall be payable on the earlier of demand or the Maturity Date and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Required Banks) of the applicable Event of Default,
(ii) agreement by the Required Banks to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations.

         Section 2.4       Fees and Commissions.
                           --------------------

         (a)      Commitment Fee.  The Borrower agrees to pay to the
                  --------------
Administrative Agent for the benefit of each Bank a commitment fee pursuant to separate fee letters.


         (b)       Unused Fee. The Borrower agrees to pay to the Administrative
                   ----------
Agent for the benefit of the Banks, in accordance with their respective Commitment Ratios, an unused fee computed daily for each calendar quarter, on the difference between (i) the Commitment and (ii) the actual daily amount of the outstanding Loans to, and the Letter of Credit Obligations of, the Borrower and outstandings of the Borrower under the Cash Management Line of Credit, for each day during the applicable period, at the per annum rate determined by reference to the following table:


Average daily ratio of item (ii) above to     Applicable factor applied to the
item (i) above for the applicable period      difference between (i) and (ii)
----------------------------------------      --------------------------------

              = 50%                                        0.15%
              < 50%                                        0.20%

Such unused fee shall be computed on the basis of a hypothetical year of 360 days for the actual number of days elapsed (including the first day but excluding the last day), shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding quarter, commencing on October 1, 2001 (for the period from the Agreement Date through September 30,
2001), and continuing on the first day of each successive calendar quarter, and shall be fully earned when due and non-refundable when paid.

         (c)      Letter of Credit Commission and Issuance Fee. The Borrower
                  --------------------------------------------
shall pay to the Administrative Agent for the benefit of the Banks, in accordance with their respective Commitment Ratios, a commission on the stated amount of any outstanding Letters of Credit from the date of issuance through the expiration date of each such Letter of Credit at a rate per annum equal to the Applicable Margin for Eurodollar Rate Loans as in effect from time to time. Such fee shall be computed on the basis of a hypothetical year of 360 days for the actual number of days elapsed (including the first day but excluding the last day), shall be payable quarterly in arrears (computed from the date of issuance of such Letter of Credit) on the first day of each calendar quarter commencing on October 1, 2001, and continuing on the first day of each successive calendar quarter, and shall be fully earned when due and non-refundable when paid. The Borrower shall pay a fronting fee to the Issuing Bank for the Issuing Bank's own account on the date of issuance of each Letter of Credit as specified in the letter agreement dated July 3, 2001, among the Borrower, the Arrangers and the Administrative Agent as well as all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit, and any drawings, amendments and other transactions relating thereto.

         (d)      Arrangement and Agency Fees. The Borrower shall pay an
                  ---------------------------
arrangement fee to each Arranger for such Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, in the amounts and at the times specified in the letter agreement dated July 3, 2001, among the Borrower, the Arrangers and the Administrative Agent. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

         (e)     Optional Termination or Reduction of Available Commitment.
                 ---------------------------------------------------------
The Borrower may, upon not less than three (3) Business Days' prior notice to the Administrative Agent, reduce the Available Commitment from time to time by an aggregate amount of at least $5,000,000 or any larger integral multiple of $1,000,000, and any such reduction in the Available Commitment shall automatically effect a corresponding permanent reduction in the amount of each Bank's Commitment as provided in Section 2.15, such reduction to reduce on a pro rata basis the availability under the Cash Management Line of Credit and the Available Letter of Credit Commitment. If the Commitments are so reduced, the unused fee shall thereafter be calculated on the basis of the Commitments as so reduced. Any such election by Borrower shall be irrevocable, shall result in a permanent reduction in the Commitments (and the Available Commitment), and may not be exercised more than two (2) times in any twelve month period. In the event the Commitments (and the Available Commitment) shall be so reduced to zero this Agreement shall terminate.

         Section 2.5       Repayment.
                           ---------

         (a)   Loans Exceeding Commitment. If, at any time, the sum of (i)
               --------------------------
the amount of the Loans then outstanding and (ii) the Letter of Credit Obligations then outstanding, shall exceed the Available Commitment, the Borrower shall make a repayment of the principal amount of the Loans in an amount equal to such excess.

         (b)   Issuance of Securities. If, at any time, after the
               ----------------------
occurrence and during the continuation of an Event of Default, the Borrower shall issue additional equity or similar securities, the Borrower shall make a repayment of the principal amount of the Loans in an amount equal to the net cash proceeds received by the Borrower in connection therewith. Repayments under this Section 2.5(b) shall permanently reduce the Commitment by a corresponding amount.

         (c)      Maturity.  In addition to the foregoing, a final payment of
                  --------
all Obligations then outstanding shall be due and payable on the Maturity Date.

         Section 2.6       Notes, Loan Accounts.
                           --------------------

         (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein, and shall be evidenced by the Notes. The Notes shall be issued by the Borrower to each of the Banks and shall be duly executed and delivered by Authorized Signatories.

         (b) Each Bank may open and maintain on its books in the name of the Borrower a loan account with respect to the Loans and interest thereon and a letter of credit account with respect to its obligations pursuant to Letters of Credit. Each Bank which opens such accounts shall debit the applicable loan account for the principal amount of each Loan made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on the Loans. The records of each Bank with respect to the accounts maintained by it shall be prima facie evidence of the Loans and Letter of Credit Obligations and accrued interest thereon, but the failure to maintain such records shall not impair the obligation of the Borrower to repay Indebtedness hereunder.

         Section 2.7       Manner of Payment.
                           -----------------

         (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on its Loans, fees, and any other amount owed to the Banks or the Administrative Agent under this Agreement, the Notes, or the other Loan Documents shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement or such other Loan Document to the Administrative Agent to an account designated by the Administrative Agent, for the account of the Banks or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 12:00 noon shall be deemed received on the next Business Day for purposes of interest accrual. In the case of a payment for the account of a Bank, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Bank. The Administrative Agent will distribute such amounts for the account of a Bank entitled thereto on the same Business Day as received by Administrative Agent if Administrative Agent receives such payment prior to 1:00 p.m. and on the next Business Day if Administrative Agent receives such payment after 1:00 p.m. If the Administrative Agent fails to pay any such amount to a Bank as provided in the previous sentence, the Administrative Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Banks accordingly and the Administrative Agent shall not be obligated to make any distributions under this Section 2.7.

         (b) If any payment under this Agreement or any of the Notes shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

         (c) The Borrower agrees to pay principal, interest, fees, and all other amounts due hereunder or under the Notes and Letter of Credit Obligations without condition or deduction for any counterclaim, defense, recoupment or setoff.

         Section 2.8    Application of Payments. Payments made to the
                        -----------------------
Administrative Agent or the Banks, or any of them, or otherwise received by the Administrative Agent or the Banks, or any of them (from realization on collateral for the Obligations or otherwise), shall be distributed (subject to
Section 2.2(c) hereof) as follows: First, to the costs and expenses, if any,
                                   -----
incurred by the Administrative Agent or the Banks, or any of them, to the extent permitted by Section 10.2 hereof in the collection of such amounts under this Agreement or any of the other Loan Documents, including, without limitation, any reasonable costs incurred in connection with the sale or disposition of any collateral for the Obligations; Second, to the Administrative Agent based on the
                                ------
fees then due and payable under Section 2.4(d) hereof; Third, pro rata among the
                                                       -----
Administrative Agent, the Issuing Bank and the Banks based on the total amount of fees then due and payable hereunder or under any other Loan Document and to any other fees and commissions then due and payable by the Borrower to the Banks, the Issuing Bank and the Administrative Agent under this Agreement or any Loan Document; Fourth, to any unpaid interest of the Borrower which may have
               ------
accrued on the Loans, pro rata among the Banks based on the outstanding principal amount of the Loans of the Borrower outstanding immediately prior to such payment; Fifth, pro rata among the Banks based on the outstanding principal
              -----
amount of the Loans of the Borrower outstanding immediately prior to such payment, to any unpaid principal of the Loans of the Borrower; Sixth, to any
                                                               -----
other Obligations not otherwise referred to in this Section 2.8 until all such Obligations are paid in full; Seventh, to damages incurred by the Administrative Agent, the Issuing Bank or the Banks, or any of them, by reason of any breach hereof or of any other Loan Documents; and Eighth, upon satisfaction in full of all Obligations, to the Borrower or as otherwise required by law. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it, or the participations in Letter of Credit Obligations or in advances make under the Cash Management Line of Credit held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Bank shall promptly (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them and/or such subparticipations in the participations in Letter of Credit Obligations or in advances make under the Cash Management Line of Credit held by them, as the case may be, as shall be necessary to cause such purchasing Bank to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided,
                                                                --------
however, that if all or any portion of such excess payment is thereafter
-------
recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing
Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments. Each Bank that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Bank were the original owner of the Obligations purchased.

         Section 2.9       Letters of Credit.
                           -----------------

         (a)    Subject to the terms and conditions hereof, during the
period from the Effective Date through but excluding the Maturity Date, the Issuing Bank, on behalf of the Banks, and in reliance on the agreements of the Banks set forth in subsection (d) below, hereby agrees to issue one or more Letters of Credit up to an aggregate face amount not in excess of the Available Letter of Credit Commitment; provided, however, that the Issuing Bank shall (i)
                             --------  -------
not issue any Letter of Credit unless the conditions precedent to the issuance thereof set forth in Section 3.3 hereof have been satisfied, (ii) not issue any Letter of Credit if an Event of Default exists under Section 8.1(b), (g) or (h), and (iii) have no obligation to issue any Letter of Credit if any Default then exists or would be caused thereby or if, after giving effect to such issuance, the Available Commitment would be less than zero; and provided further, however,
                                                      -------- -------
that at no time shall the total Letter of Credit Obligations outstanding hereunder exceed the Available Letter of Credit Commitment. Each Letter of Credit shall (1) be denominated in U.S. dollars, and (2) expire no later than 365 days after its date of issuance (but may contain provisions for automatic renewal provided that no Default or Event of Default exists on the renewal date or would be caused by such renewal). Notwithstanding anything contained in this Agreement to the contrary, the Issuing Bank shall be under no obligation to issue any Letter of Credit if: any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Applicable Law or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Agreement Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Agreement Date and which the Issuing Bank in good faith deems material to it. If a Letter of Credit provides that it is automatically renewable unless notice is given by the Issuing Bank that it will not be renewed, the Issuing Bank shall not be bound to give a notice of non-renewal unless directed to do so by the Required Banks at least thirty (30) days prior to the date on which such notice of non-renewal is required to be delivered to the beneficiary of the applicable Letter of Credit pursuant to the terms thereof. The Borrower hereby agrees that upon the Maturity Date (whether by reason of acceleration or otherwise) at the request of the Administrative Agent the Borrower shall deposit in an interest bearing account with the Administrative Agent, as cash collateral for the Obligations, an amount equal to the maximum amount currently or at any time thereafter to be drawn on all outstanding Letters of Credit, and the Borrower hereby grants to the Administrative Agent (for itself and on behalf of the Banks and the Issuing Bank) a security interest in such account and all amounts on deposit therein. Upon receipt of the cash collateral referred to in the preceding sentence, the obligations of the Banks under this Section 2.9 shall cease. The terms hereof shall govern the reimbursement obligation of the Borrower.

         (b)    The Borrower may from time to time request that the Issuing
Bank issue a Letter of Credit. The Borrower shall execute and deliver to the Administrative Agent and the Issuing Bank a Request for Issuance of Letter of Credit for each Letter of Credit to be issued by the Issuing Bank, not later than 12:00 noon on the fifth (5th) Business Day preceding the date on which the requested Letter of Credit is to be issued, or such shorter notice as may be acceptable to the Issuing Bank and the Administrative Agent. Upon receipt of any such Request for Issuance of Letter of Credit, subject to satisfaction of all conditions precedent thereto as set forth in Article 3 hereof, the Issuing Bank shall process such Request for Issuance of Letter of Credit and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent following the issuance thereof. The Borrower shall pay or reimburse the Issuing Bank for normal and customary costs and expenses incurred by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering the Letters of Credit.

         (c) At such time as the Administrative Agent shall be notified by the Issuing Bank that the beneficiary under any Letter of Credit has drawn on the same, the Administrative Agent shall promptly notify the Borrower and each Bank, by telephone or telecopy, of the amount of the draw and, in the case of each Bank, such Bank's portion of such draw amount as calculated in accordance with its Commitment Ratio. The Issuing Bank may maintain in accordance with its usual practice a record of account evidencing the Indebtedness of the Borrower resulting from each drawing under a Letter of Credit. In any legal action or proceeding in respect of this Agreement, the entries made in such record shall be conclusive evidence, absent manifest error, of the existence and amounts of the obligations of the Borrower therein recorded. Failure of the Issuing Bank to maintain any such record shall not excuse the Borrower from the obligation to pay such Indebtedness. The Issuing Bank agrees to give the Borrower reasonable notice of its receipt of a draw request in connection with any Letter of Credit; provided, however, that the failure to provide such notice shall not excuse the Borrower from the obligation to pay any Indebtedness resulting from such draw.

         (d) The Borrower hereby agrees to immediately reimburse the Issuing Bank for amounts paid by the Issuing Bank in respect of draws under a Letter of Credit issued at the Borrower's request. In order to facilitate such repayment, the Borrower hereby irrevocably requests the Banks, and each Bank hereby severally agrees, on the terms and conditions of this Agreement (other than as provided in Article 2 hereof with respect to the amounts of, the timing of requests for, and the repayment of Loans hereunder), with respect to any drawing under a Letter of Credit, to make a Loan (which shall be a Federal Funds
Loan) to the Borrower on any day on which a draw is made under any Letter of Credit and in the amount of such Bank's Commitment Ratio of such draw, to reimburse the Issuing Bank for the amount paid by it upon such draw. Each Bank shall pay the proceeds of its Loan to the Administrative Agent in accordance with Section 2.2(c) hereof, without reduction for any set-off or counterclaim of any nature whatsoever. The disbursement of funds in connection with a draw under a Letter of Credit pursuant to this Section hereunder shall be subject to the terms and conditions of Section 2.2(c) hereof. The obligation of each Bank to make payments to the Administrative Agent, for the account of the Issuing Bank, in accordance with this Section 2.9 shall be absolute and unconditional and no Bank shall be relieved of its obligations to make such payments by reason of noncompliance by any other Person with the terms of the Letter of Credit or for any other reason. The Administrative Agent shall promptly remit to the Issuing Bank the amounts so received from the other Banks. Any overdue amounts payable by the Banks to the Issuing Bank in respect of a draw under any Letter of Credit shall bear interest, payable on demand at the Federal Funds Rate. If the applicable conditions contained in Article 3 would not permit the making of Loans as contemplated by this subsection (d), the provisions of the immediately following subsection (e) shall apply.

         (e) Immediately upon the issuance by the Issuing Bank of any Letter of Credit each Bank shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Bank's Commitment Ratio of the liability of the Issuing Bank with respect to such Letter of Credit and each Bank thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, such Bank's Commitment Ratio of the Issuing Bank's liability under such Letter of Credit. In addition, upon the making of each payment by a Bank to the Issuing Bank pursuant to this subsection in respect of a reimbursement obligation owing in connection with any Letter of Credit, such Bank shall, automatically and without any further action on the part of the Issuing Bank or such Bank, acquire
(i) a participation in an amount equal to such payment in such reimbursement obligation and (ii) a participation in a percentage equal to such Bank's Commitment Ratio in any interest or other amounts payable by the Borrower in respect of such reimbursement obligation (other than the Fees payable to the Issuing Bank pursuant to the last sentence of Section 2.4(c)). Each Bank severally agrees to pay to the Issuing Bank on demand in immediately available funds in Dollars the amount of such Bank's Commitment Ratio of each drawing paid by the Issuing Bank under each Letter of Credit to the extent such amount is not reimbursed by the Borrower (either with proceeds of Loans as contemplated by the immediately preceding subsection (d) or otherwise). Each such Bank's obligation to make such payments to the Issuing Bank under this subsection, and the Issuing Bank's right to receive the same, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Bank to make its payment under this subsection, (ii) the financial condition of any of the Combined Parties, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 8.1(g) or 8.1(h) or (iv) the termination of the Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or deduction whatsoever.

         (f) The Borrower agrees that any action taken or omitted to be taken by the Issuing Bank in connection with any Letter of Credit, except for such actions or omissions as shall constitute gross negligence or willful misconduct on the part of the Issuing Bank, shall be binding on the Borrower as between the Borrower and the Issuing Bank, and shall not result in any liability of the Issuing Bank or any other Agent-Related Person to the Borrower. The obligation of the Borrower to reimburse the Issuing Bank for draws under any Letter of Credit, and to repay Loans used to reimburse the Issuing Bank for draws under any Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

                  (i)      Any lack of validity or enforceability of any Loan
         Document;

                  (ii) Any amendment or waiver of or consent to any departure from any or all of the Loan Documents;

                  (iii) Any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith;

                  (iv) The existence of any claim, set-off, defense or any right which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting) or any Bank (other than the defense of payment to such Bank in accordance with the terms of this Agreement) or any other Person, whether in connection with any Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction;

                  (v) Any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, provided that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Bank;

                  (vi) The insolvency of any Person issuing any documents in connection with any Letter of Credit;

                  (vii) Any breach of any agreement between the Borrower and any beneficiary or transferee of any Letter of Credit;

                  (viii) Any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit;

                  (ix) Any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code;

                  (x) Any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of the Issuing Bank, provided that the same shall not have constituted the gross negligence or willful misconduct of the Issuing Bank;

                  (xi) Any other circumstances arising from causes beyond the control of the Issuing Bank;

                  (xii) Payment by the Issuing Bank under any Letter of Credit against presentation of a sight draft or a certificate which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Bank; and

                  (xiii) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that such other circumstances or happenings shall not have been the result of gross negligence or willful misconduct of the Issuing Bank or any Bank.

         (g) Each Bank shall be responsible for its pro rata share (based on such Bank's Commitment Ratio) of any and all reasonable out-of-pocket costs, expenses (including reasonable legal fees) and disbursements which are actually incurred or made by the Issuing Bank in connection with the collection of any amounts due under, the administration of, or the presentation or enforcement of any rights conferred by any Letter of Credit, the Borrower's or any guarantor's obligations to reimburse or otherwise. In the event the Borrower shall fail to pay such expenses of the Issuing Bank within ten (10) days after demand for payment by the Issuing Bank, each Bank shall thereupon pay to the Issuing Bank its pro rata share based on such Bank's Commitment Ratio) of such expenses within five (5) days from the date of the Issuing Bank's notice to the Banks of the Borrower's failure to pay; provided, however, that if the Borrower or any
                               --------  -------
guarantor shall thereafter pay such expense, the Issuing Bank will repay to each Bank the amounts received from such Bank hereunder. The Borrower hereby acknowledges and agrees with, and hereby irrevocably requests and each Bank hereby severally agrees, subject to compliance with the terms and conditions hereof (other than as provided in Article 2 with respect to the amounts of and the timing of requests for Loans hereunder) to make a Loan (which shall be a Federal Funds Loan) to the Borrower in the amount of such Bank's Commitment Ratio of expenses under this subsection. The Borrower agrees that each Loan by the a Bank to reimburse the Issuing Bank for draws under any Letter of Credit or for expenses as provided in this subsection , shall, for all purposes hereunder, be deemed to be a Loan under the such Bank's Commitment and shall be payable and bear interest in accordance with all other Loans to the Borrower.

         (h)      Applicability of ISP98 and UCP. Unless otherwise expressly
                  ------------------------------
agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision
               ---
published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

         Section 2.10    Cash Management Line of Credit. Any other provision
                         ------------------------------
of this Agreement to the contrary notwithstanding, Loans under the Cash Management Line of Credit shall constitute Loans for all purposes under this Agreement, shall count against the Available Commitment and shall be evidenced by the Note held by Bank of America. Loans under the Cash Management Line of Credit shall otherwise be subject to such conditions and procedures for funding as Administrative Agent may from time to time impose and such Loans shall bear interest at the Daily Rate or such other rate as Bank of America and the Borrower may agree to in writing. In order to facilitate repayment of the Cash Management Line of Credit, the Borrower hereby irrevocably requests the Banks, and each Bank hereby severally agrees, on the terms and conditions of this Agreement (other than as provided in Article 2 hereof with respect to the amounts of, the timing of requests for, and the repayment of Loans hereunder), with respect to outstandings under the Cash Management Line of Credit within one Business Day of demand by Bank of America (made through the Administrative Agent), to make a Loan (which shall be a Federal Funds Loan) to the Borrower in the amount of such Bank's Commitment Ratio of the amount of the outstandings under the Cash Management Line of Credit. Each Bank shall pay the proceeds of its Loan to the Administrative Agent in accordance with Section 2.2(b) hereof, without reduction for any set-off or counterclaim of any nature whatsoever. Immediately upon the making of a Loan under the Cash Management Line of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Bank of America a participation in such Loan in an amount equal to such Bank's Commitment Ratio of the amount of such Loan. If for any reason any Loan under the Cash Management Line of Credit cannot be refinanced by other Loans, each Bank shall, within one Business Day of demand of Bank of America (made through the Administrative Agent) fund its participation in such Loan. A Bank's obligation to fund its participation interest in a Loan under the Cash Management Line of Credit shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Bank or any other Person may have or claim against Bank of America or any other Person whatsoever, (ii) the occurrence or continuation of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Sections 8.1(g) or 8.1(h)) or the termination of any Bank's Commitment, (iii) the existence (or alleged existence) of an event of condition which has had or could have a Materially Adverse Effect, (iv) any breach of any Loan Document by the Administrative Agent or any Bank or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Bank fails to make available to the Administrative Agent for the account of Bank of America any amount required to be paid by such Bank pursuant to the foregoing provisions of this subsection, Bank of America shall be entitled to recover from such Bank (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to Bank of America at a rate per annum equal to the Federal Funds Rate from time to time in effect. At any time after any Bank has purchased and funded a participation in a Loan made under the Cash Management Line of Credit, if Bank of America receives any payment on account of such Loan, Bank of America will distribute to such Bank its pro rata share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participation was outstanding and funded) in the same funds as those received by Bank of America. If any payment received by Bank of America in respect of principal or interest on any Loan made under the Cash Management Line of Credit is required to be returned by Bank of America, each Bank shall pay to Bank of America its pro rata share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of Bank of America.

         Section 2.11    Inability to Determine Eurodollar Rate. In the
                         --------------------------------------
event that, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Administrative Agent shall determine that (a) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for such Eurodollar Rate Loan, or (b) the Eurodollar Rate (or Daily Rate, as applicable) for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Eurodollar Rate Loan, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) the applicable Request for Loan or Notice of Continuation/Conversion shall be automatically withdrawn and (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period thereof become a Federal Funds Loan, and the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Administrative Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent shall so notify the Borrower and the Banks.

         Section 2.12    Illegality. Notwithstanding any other provisions
                         ----------
herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the commitment of such Bank to make Eurodollar Rate Loans shall forthwith be suspended and (b) the Eurodollar Rate Loans of such Bank then outstanding shall be converted automatically to Federal Funds Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law.

         Section 2.13    Compensation. Upon demand of any Bank (with a copy
                         ------------
to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Bank for and hold such Bank harmless from any loss, cost or expense incurred by it (other than the loss of the Applicable Margin) as a result of

         (a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

         (b) any failure by the Borrower (for a reason other than the failure of such Bank to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrower; including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Bank in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to the Banks under this Section, each Bank shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

         Section 2.14    Additional Costs, Etc. If any future Applicable Law
                         ---------------------
or any change in any existing or future Applicable Law, which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (i) subject any Bank or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Administrative Agent), or

                  (ii) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

                  (iii) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

                  (iv) impose on any Bank or the Administrative Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part; and the result of any of the foregoing is

                  A. to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment, or

                  B. to reduce the amount of principal, interest or other amount payable to such Bank or the Administrative Agent hereunder on account of such Bank's Commitment or any of the Loans, or

                  C. to require such Bank or the Administrative Agent to make any payment or to forgo any interest or other sum payable hereunder, the amount of which payment or forgone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Administrative Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days after demand made by such Bank or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Administrative Agent such additional amounts as such Bank or the Administrative Agent shall determine in good faith and certify in a notice to the Borrower in reasonable detail to be sufficient to compensate such Bank or the Administrative Agent for such additional cost, reduction, payment or forgone interest or other sum; provided, however, that the Borrower shall not be required under this Section to reimburse any Bank or the Administrative Agent for incremental additions to administrative overhead and other similar internal costs of regulatory compliance. Each Bank and the Administrative Agent will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank or the Administrative Agent (as the case may be) to compensation pursuant to this Section, and the applicable Bank will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. The Borrower shall not be responsible for any amounts payable under this Section unless Borrower shall have been notified thereof by any such relevant Bank or the Administrative Agent (as the case may be) within 120 days after the officer of the relevant Bank or Administrative Agent (as the case may be) having primary responsibility for the administration of this Agreement shall have actual knowledge that such amounts have accrued.

         Section 2.15     Pro Rata Treatment. Except to the extent otherwise
                          ------------------
provided herein: (a) each borrowing from the Banks under Section 2.1 shall be made from the Banks, each payment of the fees under Sections 2.4(a) through 2.4(c) shall be made for the account of the Banks, and each termination or reduction of the amount of the Commitments under Section 2.4(f) shall be applied to the respective Commitments of the Banks, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Loans by the Borrower shall be made for the account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Loans the outstanding principal amount of the Loans shall not be held by the Banks pro rata in accordance with their respective Commitments in effect at the time such Loans were made, then such payment shall be applied to the Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Loans being held by the Banks pro rata in accordance with their respective Commitments; (c) each payment of interest on Loans (other than Loans advanced under the Cash Management Line of Credit) by the Borrower shall be made for the account of the Banks pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Banks; (d) the conversion and continuation of Loans (other than conversions provided for by Section 2.12) shall be made pro rata among the Banks according to the amounts of their respective Loans; and (e) the Banks' participation in, and payment obligations in respect of, Letters of Credit and Loans advanced under the Cash Management Line of Credit under Sections 2.9 and 2.10, respectively, shall be pro rata in accordance with their respective Commitments.

         Section 2.16      Taxes
                           -----

         (a)     Generally. All payments by the Borrower of principal of, and
                 ---------
interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding
(i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Administrative Agent or a Bank and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Administrative Agent or such Bank pursuant to or in respect of this Agreement or any other Loan Document), and (iii) any taxes imposed on or measured by any Bank's assets, net income, receipts or branch profits (such non-excluded items being collectively called "Taxes"). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

                  (i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

                  (ii) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such Governmental Authority; and

                  (iii) pay to the Administrative Agent for its account or the account of the applicable Bank, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Administrative Agent or such Bank will equal the full amount that the Administrative Agent or such Bank would have received had no such withholding or deduction been required.

         (b)      Tax Indemnification. If the Borrower fails to pay any Taxes
                  -------------------
when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent, for its account or the account of the respective Bank, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify and hold harmless the Administrative Agent and the Banks for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent or any Bank as a result of any such failure. For purposes of this Section, a distribution hereunder by the Administrative Agent or any Bank to or for the account of any Bank shall be deemed a payment by the Borrower.

         (c)     Tax Forms. Each Bank that is not a "United States person"
                 ---------
within the meaning of Section 7701(a)(30) of the Code (a "Foreign Bank") shall
                                                          ------------
deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to a complete exemption from withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to a complete exemption from U.S. withholding tax. Thereafter and from time to time, each such Person shall
(i) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (ii) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary to avoid any requirement of Applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. Upon the request of the Administrative Agent, each Bank that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Bank fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Bank, such Bank shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) of the Administrative Agent. The Borrower shall not be required to pay any amount pursuant to last sentence of subsection (a) above to any Bank or Participant that is organized under the laws of a jurisdiction outside of the United States of America or the Agent, if it is organized under the laws of a jurisdiction outside of the United States of America, if such Bank, Participant or the Agent, as applicable, fails to comply with the requirements of this subsection nor shall the Borrower be precluded from deducting any applicable withholding taxes in such case. The obligation of the Banks under this Section shall survive the termination of the Commitments, repayment of all Obligations and the resignation or replacement of the Administrative Agent.

         Section 2.17      Option to Replace Banks.  If any Bank, other than the
                           -----------------------
 Administrative Agent in its capacity as such, shall:

         (a) make any demand for payment or reimbursement pursuant to Sections 2.12, 2.14 or 2.16 or if the Borrower is required to pay any additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 2.16; or

         (b) if any Bank defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Bank, the Administrative Agent and the Syndication Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.5), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent and Syndication Agent, which consent shall not be unreasonably withheld, (ii) such Bank shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts then payable under Sections 2.13, 2.14 and 2.16.), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from payments required to be made pursuant to Sections 2.12, 2.14 or 2.16, such assignment will result in a reduction in such compensation or payments and (iv) the Borrower shall have paid the assignment fee required to be paid under
Section 10.5. A Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                        ARTICLE 3 - Conditions Precedent.
                                    --------------------

         Section 3.1     Conditions Precedent to Initial Loan. The
                         ------------------------------------
obligation of the Banks to undertake the Commitment and to make the initial Loan hereunder is subject to the prior fulfillment of each of the following conditions:

         (a) The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Banks:

                  (i) the loan certificate of the Borrower and each Consolidated Entity Guarantor, including a certificate of incumbency with respect to the signature of each Authorized Signatory of the Borrower and any authorized signatures of such Consolidated Entity Guarantor, which loan certificate shall be in substantially the form of Exhibit E attached hereto, together with appropriate attachments thereto, which shall include without limitation the following items:
         (A) a true, complete and correct copy of the Articles of Incorporation and By-Laws of the Borrower and, for each Consolidated Entity Guarantor such Persons corresponding organizational documents, and (B) a copy of the resolutions of the Borrower and each Consolidated Entity Guarantor authorizing the Borrower and such Consolidated Entity Guarantor with respect to the borrowing hereunder and the execution, delivery and performance by the Borrower and such Consolidated Entity Guarantor of the Loan Agreement and the other Loan Documents in accordance with their respective terms and of any other documents contemplated hereunder and the consummation of the transactions contemplated hereby and thereby;

                  (ii)   duly executed Notes;

                  (iii) duly executed Consolidated Entity Guaranties from the Consolidated Entity Guarantors;

                  (iv) the opinion of counsel to the Borrower and the Consolidated Entity Guarantors addressed to each Bank, the Issuing Bank and the Administrative Agent substantially in the form of Exhibit F attached hereto;

                  (v) the duly executed Request for Loan for the initial Loan of the Loans;

                  (vi) audited financial statements for the Borrower for the calendar year ended December 31, 2000 and the unaudited financial statements for the Borrower for the quarter ended June 30, 2001;

                  (vii) payment in full of the commitment fee required pursuant to Section 2.4(a), the arrangement fee required pursuant to
         Section 2.4(e) and the prorated portion of any other fees payable quarterly in advance under Section 2.4 to the Administrative Agent for the Banks, which fee shall be fully earned when due and non-refundable when paid;

                  (viii) a Compliance Certificate reflecting Borrower's compliance with the covenants and other matters addressed therein as of June 30, 2001; and

                  (ix)   evidence as to the termination of that certain
         Amended and Restated Loan Agreement dated as of August 27, 1999, among the Borrower, Bank of America and Wachovia Bank, N.A.

         (b) All of the representations and warranties of the Borrower under this Agreement shall be true and correct in all material respects, both before and after giving effect to the application of the proceeds of the initial Loan.

         Section 3.2     Conditions Precedent to Each Loan. The obligation
                         ---------------------------------
of each Bank to make each Loan, including the initial Loan (but excluding Loans to reimburse the Issuing Bank) hereunder is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such
Loan:

         (a) All of the representations and warranties of the Borrower under this Agreement, which, in accordance with Section 4.2 hereof, are made at and as of the time of the Loan, shall be true and correct at such time, both before and after giving effect to the application of the proceeds of the Loan;

         (b) The incumbency of the Authorized Signatories shall be as stated in the applicable certificate of incumbency contained in the certificate of the Borrower delivered pursuant to Section 3.1(a) hereof or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Banks;

         (c) There shall not exist, on the date of the making of the Loan and after giving effect thereto, a Default or an Event of Default hereunder and, the Administrative Agent shall have received a Request for Loan so certifying; and

         (d) The Administrative Agent and each of the Banks shall have received all such other certificates, reports, statements, opinions of counsel or other documents as any of them may reasonably request.

         Notwithstanding the foregoing, Bank of America (or any successor Bank making Loans under the Cash Management Line of Credit) shall not make a Loan under the Cash Management Line of Credit if an Event of Default under Section 8.1(b), (g) and (h) exists.

         Section 3.3     Conditions Precedent to Issuance of Letters of Credit.
                         -----------------------------------------------------
The obligation of the Issuing Bank to issue each Letter of Credit hereunder is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with the issuance of such Letter of Credit:

         (a) All of the representations and warranties of the Borrower under this Agreement, which, in accordance with Section 4.2 hereof, are made at and as of the time of the issuance of such Letter of Credit, shall be true and correct at such time, both before and after giving effect to the issuance of such Letter of Credit;

         (b) The incumbency of the Authorized Signatories shall be as stated in the applicable certificate of incumbency contained in the certificate of the Borrower delivered pursuant to Section 3.1 (a) hereof or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Banks;

         (c) There shall not exist, on the date of the issuance of such Letter of Credit and after giving effect thereto, a Default or an Event of Default hereunder and, the Administrative Agent shall have received a Request for Issuance of a Letter of Credit so certifying; and

         (d) The Administrative Agent, the Issuing Bank and each of the Banks shall have received all such other certificates, reports, statements, opinions of counsel or other documents as any of them may reasonably request.

                   ARTICLE 4 - Representations and Warranties.
                               ------------------------------
         Section 4.1       Representations and Warranties.  The Borrower hereby
                           ------------------------------
agrees, represents, and warrants that:

         (a)      Organization; Power; Qualification.
                  ----------------------------------

                  (i) The Borrower is a corporation duly organized and validly existing under the laws of the State of Georgia. The Borrower has the power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and is duly qualified and authorized to do business in each jurisdiction in which such qualification is necessary in view of the character of its properties or the nature of its business requires such qualification or authorization, except for qualifications and authorizations, the lack of which, singly or in the aggregate, has not had and is not likely to have a Materially Adverse Effect.

                  (ii) Each Consolidated Entity and Unconsolidated Entity of the Borrower is a corporation, limited liability company, or partnership duly organized and validly existing under the laws of its state of formation. Each Consolidated Entity and Unconsolidated Entity of the Borrower has the power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and is duly qualified and authorized to do business, in each jurisdiction in which such qualification is necessary in view of the character of its properties or the nature of its business requires such qualification or authorization, except for qualifications and authorizations, the lack of which, singly or in the aggregate, has not had and is not likely to have a Materially Adverse Effect.

         (b)      Authorization; Enforceability. Each of the Borrower and each
                  -----------------------------
of its Consolidated Entities has the partnership, limited liability company, or corporate power and has taken all necessary partnership, limited liability company, or corporate action to authorize it to execute, deliver, and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower, and is, and the Notes, when issued for value received will be, and each of the other Loan Documents to which the Borrower is a party is, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to limitations on enforceability under bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and limitations on the availability of the remedy of specific performance imposed by the application of general equity principles.

         (c)      Consolidated Entities.  As of the Agreement Date, all the
                  ---------------------
Consolidated Entities andUnconsolidated Entities of the Borrower are identified on Schedules 5 and 3, respectively, attached hereto.
   -----------------

         (d)      Compliance with Laws, etc., of Agreement, Other Loan
                  ----------------------------------------------------
Documents, and Contemplated Transactions. The execution, delivery, and
----------------------------------------
performance of this Agreement and each of the other Loan Documents in accordance with the terms and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any Applicable Law, (ii) result in a breach of, or constitute a default under the articles of incorporation, by-laws, limited liability company articles of organization or operating agreements, or partnership agreement, as the case may be, or under any indenture, agreement, or other instrument to which the Borrower or any of its Consolidated Entities or Unconsolidated Entities is a party or by which they or any of their properties may be bound, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower except Permitted Liens; except where such violations, breaches or defaults, if any, singly or in the aggregate, has not had and is not likely to have a Materially Adverse Effect.

         (e)      Necessary Authorizations. No approval or consent of, or
                  ------------------------
filing or registration with, any federal, state or local commission or other regulatory authority is required in connection with the execution, delivery and performance by the Borrower or any of its Consolidated Entities or Unconsolidated Entities of this Agreement, the Notes, and the other Loan Documents to which it is a party (other than the filing of this Agreement and the Loan Documents with the Securities and Exchange Commission). All such described action required to be taken as a condition to the execution and delivery of this Agreement, the Notes and other Loan Documents to which the Borrower or any of its Consolidated Entities or Unconsolidated Entities is a party has been duly taken by all such commissions and authorities or other Persons, as the case may be, and all such action required to be taken as a condition to the initial Loan hereunder has been or will be duly taken prior to such initial Loan.

         (f)      Title to Properties. Each of the Borrower and its
                  -------------------
Consolidated Entities has good, marketable, and legal title to, or a valid leasehold interest in, all of their respective material tangible properties and assets free and clear of all Liens, except Permitted Liens. Schedule 11 attached hereto sets forth, as of June 30, 2001, all Valued Assets of the Borrower and its Consolidated Entities included in the calculation of the Availability Restriction.

         (g)      Collective Bargaining. There are no collective bargaining
                  ---------------------
agreements between the Borrower or any of its Consolidated Entities and any trade or labor union or other employee collective bargaining agent other then that certain Collective Bargaining Agreement by and between Building Owners and Managers Association of San Francisco and The International Union of Operating Engineers, Stationary Engineers, Local No. 39, for the period September 1, 1998 through August 31, 2004.

         (h)      Taxes. All Federal, state, and other tax returns of the
                  -----
Borrower and each of its Consolidated Entities required by law to be filed have been duly filed, and all federal, state, and other taxes, assessments, and other governmental charges or levies upon the Borrower and each of its Consolidated Entities and any of their respective properties, income, profits, and assets, which are due and payable, have been paid, except any such tax payment (i) of which the Borrower or its Consolidated Entity, as the case may be, is contesting in good faith by appropriate proceedings, (ii) for which adequate reserves have been provided on the books of the Borrower or any of its Consolidated Entities, and (iii) as to which neither any Lien other than a Permitted Lien has attached nor any foreclosure, distraint, sale, or similar proceedings have been commenced. The charges, accruals, and reserves on the books of the Borrower and each of its Consolidated Entities in respect of taxes are, in the reasonable judgment of the Borrower, adequate.

         (i)      Financial Statements. The Borrower has furnished, or caused
                  --------------------
to be furnished, to the Banks audited and unaudited financial statements for the Borrower and its Consolidated Entities which are complete and correct in all material respects and present fairly in accordance with GAAP the financial position of the Borrower as at December 31, 2000 and June 30, 2001, respectively, and the results of operations for the periods then ended. Except as disclosed in such financial statements, the Borrower had no material liabilities, contingent or otherwise, and there are no material unrealized or anticipated losses of the Borrower which have not heretofore been disclosed in writing to the Banks.

         (j)      No Adverse Change.  Since December 31, 2000, there has
                  -----------------
occurred no event which would have a Materially Adverse Effect.

         (k)      Investments and Guaranties. The Borrower has not made
                  --------------------------
material (i) investments in, or advances to, any Person, except as reflected in the financial statements referred to in Section 4.1(i) above or disclosed to the Administrative Agent on or prior to the Agreement Date and from time to time thereafter in financial statements delivered pursuant to Article 6 hereof, or
(ii) guaranties of the obligations of any Person, except (A) as disclosed to and approved by the Required Banks in writing, (B) for guaranties which singly do not exceed $1,000,000, and (C) the guaranties permitted under Sections 7.6(a) through (e) and Sections 7.6(g) through (j) hereof.

         (l)       Liabilities. Litigation, etc. Except for liabilities
                   -----------------------------
incurred in the normal course of business, neither the Borrower nor any of its Consolidated Entities has any material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the financial statements referred to in Section 4.1 (i) above. Except as provided in
Schedule 10 attached hereto, there is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, any of its Consolidated Entities or any of its or their properties which involves the possibility of any judgment or liability not fully covered by insurance or which, if adversely determined, would have a Materially Adverse Effect.

         (m)       ERISA. Each of the Borrower and its ERISA Affiliates and
                   -----
each of their respective Plans are in substantial compliance with ERISA and the Code and neither the Borrower nor any of its ERISA Affiliates has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrower and each of its ERISA Affiliates have complied with all requirements of ERISA Sections 601 through 608 and Code
Section 4980B in all material respects. The Borrower has not incurred any material liability to the Pension Benefit Guaranty Corporation in connection with any Plan. The assets of each Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which the Pension Benefit Guaranty Corporation would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (as defined in ERISA Section 4001(a)(16)) due under the plan upon termination. No Reportable Event has occurred and is continuing with respect to any Plan. No Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA, or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in
Section 406 of ERISA or Section 4975 of the Code) which would subject the Borrower or any ERISA Affiliate to a material penalty or tax on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code. Neither the Borrower nor any of its ERISA Affiliates is a participant in or is obligated to make any payment to a Multiemployer Plan, except as may be required by the Collective Bargaining Agreement referenced in Section 4.1(g) above.

         (n)       Patents, Trademarks, etc. The Borrower and each of its
                   -------------------------
Consolidated Entities owns, possesses or has the right to use all licenses and rights to all patents, trademarks, trademark rights, trade names, trade name rights, service marks, and copyrights, and rights with respect thereto, necessary to conduct its business in all material respects as now conducted, without known conflict with any patent, trademark, trade name, service mark, license or copyright of any other Person (except as described on Schedule 9 attached hereto and made a part hereof), and in each case, with respect to patents, trademarks, trademark rights, trade names, trade name and copyrights and licenses with respect thereto owned by the Borrower or its Consolidated Entities, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement or option. All such licenses and rights with respect to patents, trademarks, trademark rights, trade names, trade name rights, service marks and copyrights are in full force and effect, and to the extent applicable, the Borrower and its Consolidated Entities are in full compliance in all material respects with all of the provisions thereof. No such patent, trademark, trademark rights, trade names, trade name rights, service marks, copyrights or licenses is subject to any pending or, to the best of the Borrower's knowledge, threatened attack or revocation (except as described on Schedule 9 attached hereto and made a part hereof). Neither the Borrower nor any of its Consolidated Entities owns any registered copyrights or patents and the Borrower's business is not subject to any license (other than general business and software licenses and permits).

         (o)       Compliance with Law; Absence of Default. The Borrower and
                   ---------------------------------------
each of its Consolidated Entities is in compliance with all Applicable Laws and with all of the applicable provisions of the articles of incorporation, by-laws, limited liability company articles of organization and operating agreement, or partnership agreement, as the case may be, and no event has occurred or has failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes (i) a Default or (ii) a default by the Borrower or any of its Consolidated Entities under any other indenture, agreement, or other instrument, or any judgment, decree, or order to which the Borrower or any of its Consolidated Entities is a party or by which the Borrower or any of its Consolidated Entities or any of its or their properties may be bound, which default could reasonably be considered to have a Materially Adverse Effect.

         (p)       Casualties; Taking of Properties, etc. Since the date of the
                   --------------------------------------
most recent financial statements provided to the Administrative Agent and the Banks by the Borrower, neither the business nor the properties of the Borrower have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces, or acts of God or of any public enemy which are not subject to a claim for reimbursement of insurance.

         (q)       Accuracy and Completeness of Information. None of the
                   ----------------------------------------
financial statements or any written statements delivered to the Administrative Agent or the Banks pursuant to this Agreement contains, as at the date of delivery thereof, any untrue statement of material fact nor do such financial statements, and such written statements, taken as a whole, omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

         (r)       Compliance with Regulations U, and X. Neither the Borrower
                   ------------------------------------
nor any of its Consolidated Entities is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and the Borrower does not own or presently intend to acquire, any "margin security" or "margin stock" as defined in Regulations U, and X (12 C.F.R. Parts 221 and 224) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulations U, and X. Neither the Borrower nor any bank acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. If so requested by a Bank, the Borrower will furnish such Bank with (i) a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations, including without limitation an opinion of counsel in form and substance satisfactory to such Bank. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of Regulation U, or X of said Board of Governors.

         (s)       Solvency.  The Borrower and each of its Consolidated Entities
                   --------
is, and after giving effect tothe transactions contemplated hereby and by the Loan Documents will be, Solvent.

         (t)       Broker's or Finder's Commissions. No broker's or finder's
                   --------------------------------
fee or commission will be payable with respect to the issuance of the Notes, and no other similar fees or commissions will be payable by the Borrower for any other services rendered to the Borrower ancillary to the transactions contemplated herein.

         (u)       Qualification as a REIT.  The Borrower is and, after giving
                   -----------------------
effect to the transactions contemplated herein, will be qualified as a REIT.

         (v)       Name of Borrower. The Borrower has not changed its name
                   ----------------
within the preceding five (5) years from the Agreement Date, nor has the Borrower transacted business under any other name or tradename during the preceding five (5) years from the Agreement Date other than "Cousins MarketCenters" and "Cousins/Richmond."

         (w)       Investment Company Act. Neither the Borrower nor any of its
                   ----------------------
Consolidated Entities is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes violates any provision of such Act or requires any consent, approval, or authorization of, or registration with, any governmental or public body or authority pursuant to any of the provisions of such Act.

         (x)      Environmental Matters.  To the best of the Borrower's
                  ---------------------
knowledge, upon due inquiry and investigation completed by the Borrower, and except as would not, individually or in the aggregate, have a Materially Adverse
Effect:

                  (i) The Property does not contain, in, on or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in violation of Environmental Laws or in amounts that could give rise to liability under Environmental Laws.

                  (ii) The Borrower is in compliance with all applicable Environmental Laws, and there is no contamination or violation of any Environmental Law which would interfere with the continued operation of any of the Properties or impair the financial condition of the Borrower.

                  (iii) The Borrower has not received from any Governmental Authority any complaint, notice of violation, alleged violation, investigation or advisory action or notice of potential liability regarding matters of environmental protection or permit compliance under applicable Environmental Laws with regard to the Properties, nor is the Borrower aware that any Governmental Authority is contemplating delivering to the Borrower of any such notice. There has been no pending or threatened complaint, notice of violation, alleged violation, investigation or notice of potential liability under Environmental Laws with regard to any of the Properties, except to the extent that remedial action has been taken in accordance with Applicable Law prior to the Agreement Date.

                  (iv) Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of the Property in violation of any Environmental Laws or in a manner that could give rise to liability under Environmental Laws, nor have any Hazardous Materials been transported or disposed of from any of the Properties to any other location in violation of any Environmental Laws or in a manner that could give rise to liability under Environmental Laws.

                  (v) The Borrower is not a party to any governmental administrative actions or judicial proceedings pending under any Environmental Law with respect to any of the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

                  (vi) There has been no release or threat of release of Hazardous Materials into the environment at or from any of the Properties, or arising from or relating to the operations of the Borrower, in violation of Environmental Laws or in amounts that could give rise to liability under Environmental Laws, except to the extent that remedial action has been taken in accordance with Applicable Law prior to the Agreement Date.

         (y)      Liens of Record. Schedule 2 attached hereto and made a part
                  ---------------
hereof identifies all Liens of public record (other than those in favor of either Bank) encumbering Valued Assets as of the Agreement Date.

         Section 4.2        Survival of Representations and Warranties, etc.
                            ------------------------------------------------
All representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date and the date of each Loan or issuance of a Letter of Credit hereunder, except to the extent previously fulfilled in accordance with the terms hereof and to the extent subsequently inapplicable. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Banks and the Administrative Agent, any investigation or inquiry by any Bank or the Administrative Agent, or the making of any Loan under this Agreement.

                         ARTICLE 5 - General Covenants.
                                     ------------------

         So long as any of the Obligations is outstanding and unpaid or the Borrower shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Required Banks shall otherwise consent in writing:

         Section 5.1        Preservation of Existence and Similar Matter. The
                            --------------------------------------------
Borrower will, and will cause each of its Consolidated Entities and Unconsolidated Entities to, (i) preserve and maintain their respective existence, rights, licenses, and privileges in their respective jurisdictions of formation and (ii) qualify and remain qualified and authorized to do business in each jurisdiction in which such qualification is necessary in view of the character of their respective properties or the nature of their respective businesses requires such qualification or authorization, except for qualifications and authorizations, the lack of which, singly or in the aggregate, has not had and is not likely to have a Materially Adverse Effect.

         Section 5.2        Compliance with Applicable Law. The Borrower will
                            ------------------------------
comply, and will cause each of its Consolidated Entities and Unconsolidated Entities to comply, with the requirements of all Applicable Law, the non-compliance of which could have a Materially Adverse Effect.

         Section 5.3        Maintenance of Properties. The Borrower will
                            -------------------------
maintain, and will cause each of its Consolidated Entities and Unconsolidated Entities to maintain, or cause to be maintained in the ordinary course of business in good repair, working order, and condition all properties necessary in their respective businesses (whether owned or held under lease).

         Section 5.4        Accounting Methods and Financial Records. The
                            ----------------------------------------
Borrower will maintain, and will cause each of its Consolidated Entities and Unconsolidated Entities to maintain, a system of accounting established and administered in accordance with GAAP, and will keep and cause each of its Consolidated Entities and Unconsolidated Entities to keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles.

         Section 5.5        Insurance. The Borrower will and will cause each of
                            ---------
its Consolidated Entities and Unconsolidated Entities to maintain insurance on its assets and properties and on its operations including, but not limited to, public liability, business interruption and fidelity coverage insurance, from responsible insurance companies in such amounts and against such risks as shall be customary for similar businesses. The Borrower shall at all times maintain insurance coverage comparable to that in place on the Agreement Date, taking into account the growth of the Borrower's business and operations after the Agreement Date.

         Section 5.6        Payment of Taxes and Claims. The Borrower will pay
                            ---------------------------
and discharge, and will cause each of its Consolidated Entities and Unconsolidated Entities to pay and discharge, all taxes, assessments, and governmental charges or levies imposed upon them or upon their respective incomes or profits or upon any properties belonging to them prior to the date on which penalties attach thereto, and all lawful claims for labor, materials, and supplies which, if unpaid, might become a Lien other than a Permitted Lien upon any of their respective properties; except that, no such tax, assessment, charge, levy, or claim need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy, or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale, or similar proceedings shall have been commenced and remain unstayed for a period thirty (30) days after such commencement.

         Section 5.7        Visits and Inspections. The Borrower will permit,
                            ----------------------
and will cause each of its Consolidated Entities and Unconsolidated Entities to permit, representatives of the Administrative Agent and each Bank to (a) visit and inspect the properties of the Borrower and each of its Consolidated Entities and Unconsolidated Entities during normal business hours subject to the rights of tenants of such properties, (b) inspect and make extracts from and copies of their respective books and records, and (c) discuss with their respective principal officers its businesses, assets, liabilities, financial positions, results of operations, and business prospects relating to the Borrower and each of its Consolidated Entities and Unconsolidated Entities.

         Section 5.8        Payment of Indebtedness. The Borrower will pay, and
                            -----------------------
will cause each of its Consolidated Entities and Unconsolidated Entities to pay, subject to any provisions therein regarding subordination, any and all of their respective Indebtedness when and as the same becomes due, other than Indebtedness the non-payment of which will not have a Materially Adverse Effect, and which the Person obligated thereon is contesting in good faith and has established adequate reserves on its books and records.

         Section 5.9        Use of Proceeds. The Borrower shall use the
                            ---------------
proceeds from all Loans for acquisitions, development, renovation, working capital in the ordinary course of business and other general corporate purposes only. The Borrower shall not, and shall not permit any other Combined Party to, use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System in violation of such regulation) or to extend credit to others for the purpose of purchasing or carrying any such margin stock in violation of such regulation. The Borrower may use the Letters of Credit only for the same purposes for which it may use the proceeds of Loans. The Borrower shall use the proceeds of the initial Loans made on the Effective Date to satisfy in full all outstanding financial obligations (other than Letters of Credit) owing by the Borrower under that certain Amended and Restated Loan Agreement, dated as of August 27, 1999, among the Borrower, Bank of America and Wachovia Bank, N.A. and the other Loan Documents (as defined in such Loan Agreement).

         Section 5.10       ERISA. The Borrower shall (a) notify the Banks as
                            -----
soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any such Plan which the Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; and (b) furnish to the Banks, promptly upon the Banks' request therefor, such additional information concerning any such Plan as may be reasonably requested by the Banks.

         Section 5.11       Further Assurances. The Borrower will promptly
                            ------------------
cure, or cause to be cured, defects in the creation and issuance of the Notes and the execution and delivery of the Loan Documents (including this Agreement), resulting from any act or failure to act by the Borrower or any of its Consolidated Entities or any employee or officer thereof. The Borrower at its expense will promptly execute and deliver to the Administrative Agent and the Banks, or cause to be executed and delivered to the Administrative Agent and the Banks, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith as may be reasonably requested.

         Section 5.12       Broker's Claims. The Borrower hereby indemnifies
                            ---------------
and agrees to hold the Administrative Agent and each of the Banks harmless from and against any and all losses, liabilities, damages, costs and expenses which may be suffered or incurred by the Administrative Agent and each of the Banks in respect of any claim, suit, action or cause of action now or hereafter asserted by a broker or any Person acting in a similar capacity arising from or in connection with the execution and delivery of this Agreement or any other Loan Document or the consummation of the transactions contemplated herein or therein and arising out of any act or agreement of the Borrower, any Consolidated Entity or any Unconsolidated Entity.

         Section 5.13       New Consolidated Entity Guarantors.
                            ----------------------------------

         The Borrower shall cause each Consolidated Entity that is not already a Consolidated Entity Guarantor to execute and deliver to the Administrative Agent a Consolidated Entity Guaranty Agreement, together with such other documents, instruments, certificates and opinion letters as the Administrative Agent may reasonably request; provided, however, that a Consolidated Entity Guaranty Agreement shall not be required (a) if such Consolidated Entity is inactive, has aggregate assets with a book value of less than $5,000,000 and has no operations or (b) if such Consolidated Entity is prohibited under the terms of its articles of incorporation, bylaws, operating agreement, partnership agreement, declaration of trust or other similar organizational document from providing Guaranties of Indebtedness of any other Person; provided, however, that the Valued Assets of such Consolidated Entity and all other Consolidated Entities not providing a Consolidated Entity Guaranty Agreement pursuant to this subsection (b) shall not exceed 10.0% of Total Assets at any time.

                       ARTICLE 6 - Information Covenants.
                                   ----------------------
         So long as any of the Obligations are outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Required Banks shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Bank and to the Administrative Agent at their respective offices:

         Section 6.1        Quarterly Financial Statements and Information.
                            ----------------------------------------------
Within forty-five (45) days after the last day of each quarter in each calendar year, except the last quarter in each calendar year, the balance sheet of the Borrower and its Consolidated Entities as at the end of such quarter, and the related statement of income and cash flows for the elapsed portion of the year ended with the last day of such quarter, all of which shall be on a consolidated basis with the Borrower's Consolidated Entities, and certified by an Authorized Signatory of the Borrower to, in his or her opinion, present fairly, in accordance with GAAP, the financial position of the Borrower and its Consolidated Entities, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments.

         Section 6.2       Annual Financial Statements and Information:
                           --------------------------------------------
                           Certificate of No Default.
                           --------------------------
         (a) Within ninety (90) days after the end of each calendar year, the audited balance sheets of the Borrower and its Consolidated Entities, as at the end of such calendar year, all of which shall be on a consolidated basis with the Borrower and the Borrower's Consolidated Entities, and the related audited statements of income and retained earnings and related audited statements of cash flows for such calendar year, which financial statements shall set forth in comparative form such figures as at the end of and for the previous calendar year, and shall be accompanied by an opinion of a firm of independent certified public accountants of nationally recognized standing selected by the Borrower, together with a statement of such accountants certifying that no Default or Event of Default, including, without limitation, any Default under Sections 7.7, 7.8, 7.9. 7.10, 7.11, 7.12, 7.13 and 7.16.
hereof was detected during the examination of the Borrower, and that such accountants have authorized the Borrower to deliver such financial statements and opinion thereon to the Administrative Agent and the Banks pursuant to this Agreement.

         (b) Within ninety (90) days after the end of each calendar year, the audited balance sheets of each of Wildwood Associates and CSC Associates, L.P., and the unaudited consolidating balance sheets and income statements of the Borrower and its other Consolidated Entities.

         Section 6.3       Performance Certificates. Within forty-five (45)
                           ------------------------
days after the last day of each of the first three quarters in each calendar year and within ninety (90) days after the last day of the end of each fiscal year, a certificate ("Compliance Certificate") of an Authorized Signatory of the Borrower in substance satisfactory to the Required Banks and in the form attached hereto as Exhibit G and made a part hereof:
                   ---------

         (a) Setting forth as at the end of such quarter or calendar year, as the case may be, the arithmetical calculations required to establish whether or not the Borrower was in compliance with the requirements of 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13 and 7.16 hereof; and

         (b) Stating that, to the best of his or her knowledge, no Default or Event of Default has occurred during the preceding quarter or year to which the certificate relates, as the case may be, or, if a Default or an Event of Default has occurred to his or her knowledge, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing, and the steps being taken by the Borrower with respect to such Default or Event of Default.

Any other provision of this Agreement notwithstanding, information related to the assets, liabilities or financial performance of Charlotte Gateway Village, LLC is reflected on such Compliance Certificates for information purposes only and is not relevant to Borrower's compliance with any covenants set forth herein until such time as the assets, liabilities and financial performance of Charlotte Gateway Village, LLC are required to be included in such calculations for compliance purposes as described in the definition of Charlotte Gateway Village, LLC.

         Section 6.4       Copies of Other Reports.
                           ------------------------

         (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower by its independent public accountants regarding the Borrower or any of its Consolidated Entities, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 6.2 hereof.

         (b) Promptly after the preparation of the same, copies of all material reports or financial information filed with any governmental agency, department, bureau, division or other governmental authority or regulatory body (including, without limitation, the Securities and Exchange Commission) or evidencing facts or containing information which could have a Materially Adverse Effect.

         (c) From time to time and promptly upon each request, such data, certificates, reports, statements, documents, or further information regarding the business, assets, liabilities, financial position, projections, results of operations of the Borrower or any of its Consolidated Entities as the Administrative Agent may reasonably request.

         Section 6.5       Notice of Litigation and Other Matters. Prompt
                           --------------------------------------
notice of the following events as to which the Borrower has received notice or otherwise become aware thereof:

         (a) The commencement of all material proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator (i) against or, (ii) to the extent known to the Borrower, in any other way relating adversely and directly to the Borrower, any of its Consolidated Entities or any Unconsolidated Entities, or any of their respective properties, assets, or businesses, or which calls into question the validity of this Agreement or any other Loan Document, except where the adverse outcome of such proceeding or investigation is not likely to have a Materially Adverse Effect;

         (b) Any change with respect to the business, assets, liabilities, financial position, or results of operations of the Borrower, any of its Consolidated Entities or any Unconsolidated Entities, other than changes in the ordinary course of business which have not had and are not likely to have a Materially Adverse Effect;

         (c) Any Default or default by the Borrower under any agreement (other than this Agreement) to which the Borrower, any of its Consolidated Entities or any Unconsolidated Entities is party or by any of their respective properties is bound which is likely to have a Materially Adverse Effect or the occurrence of any other event which could have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

         (d) Any Default or Event of Default under any Loan Document, which notice shall be in writing and shall state that it is a "Notice of Default";

         (e) The occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower or any of its ERISA Affiliates or the institution or threatened institution by the Pension Benefit Guaranty Corporation of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the Trustee of any such Plan with respect to such Plan; and

         (f) The occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in Section 4.1(x) of this Agreement.

                         ARTICLE 7 - Negative Covenants.
                                     -------------------

         So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Required Banks shall otherwise give their prior consent in writing:

         Section 7.1       Indebtedness of the Borrower. The Borrower shall
                           ----------------------------
not create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, and shall not permit any of its Consolidated Entities or Unconsolidated Entities to create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except (which in each case shall be subject to compliance with Section 7.8 hereof both before and after giving effect to such Indebtedness):

         (a) Indebtedness under this Agreement, the Notes and the other Loan Documents;

         (b) Trade accounts payable, accrued expenses, customer advance payments, contractual obligations to suppliers, customers, tenants and contractors incurred in the ordinary course of business or in conjunction with asset purchases, and other current liabilities (other than Indebtedness for Money Borrowed) incurred in the ordinary course of business;

         (c)     Indebtedness secured by Permitted Liens;

         (d) Indebtedness not to exceed $200,000,000 of Wildwood Associates (exclusive of Indebtedness permitted under Section 7.1(c) hereof);

         (e)     Indebtedness of the Borrower pursuant to the Underlying CSC
Note;

         (f) Indebtedness to the Massell interests not to exceed $280,000 in the aggregate outstanding from time to time;

         (g)     Indebtedness between or among the Combined Parties;

         (h) Indebtedness undertaken in connection with the issuance of payment and performance bonds or other similar surety bonds in an aggregate principal amount outstanding at any time not to exceed $15,000,000; and

         (i)     Indebtedness attributable to Guaranties permitted under Section
7.6 hereof.

         Section 7.2       Investments. The Borrower shall not and shall not
                           -----------
permit any of its Consolidated Entities or Unconsolidated Entities to, make any loan, advance, or otherwise acquire evidences of Indebtedness, capital stock or other securities of any Person, except that such Persons (a) may make investments in and loans and advances to and otherwise acquire evidences of Indebtedness of the Borrower and its Consolidated Entities and Unconsolidated Entities, (b) may purchase or otherwise acquire or own Indebtedness for Money Borrowed secured by real property having a value equal to or greater than the purchase price of such Indebtedness on the acquisition date, (c) may purchase or otherwise acquire or own up to $5,000,000 of other investments, loans, advances and evidences of Indebtedness outstanding from time to time, (d) may acquire the capital stock or other securities of any Person engaged in a business similar to that of the Borrower and its Consolidated Entities and (e) may make Restricted Payments to the extent permitted under Section 7.7. Notwithstanding the foregoing, in addition to the $5,000,000 limitation in clause 7.2(c), the Borrower may make investments of its working capital and other reserves (A) in such investments as the Borrower deems appropriate having maturities not to exceed ninety (90) consecutive days, and (B) in money market mutual funds.

         Section 7.3       Limitation on Liens. The Borrower shall not create,
                           -------------------
assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, and shall not permit any of its Consolidated Entities or Unconsolidated Entities to create, assume, incur, or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens, and shall not covenant or agree, or permit any of its Consolidated Entities or Unconsolidated Entities to covenant or agree, with any third party that it will not create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist any Lien on any of its material assets or properties other than Permitted Liens (and with respect to the assets secured by such Permitted Liens) or in connection with the Indebtedness described in Section 7.1 (e) hereof.

         Section 7.4       Amendment and Waiver. The Borrower shall not,
                           --------------------
without the prior written consent of the Required Banks, enter into any material amendment of, or agree to or accept any material waiver of its by-laws or articles of incorporation, which would adversely affect the rights of the Administrative Agent and the Banks under this Agreement or any other Loan Document.

         Section 7.5       Liquidation; Disposition or Acquisition of Assets.
                           -------------------------------------------------

         (a) The Borrower shall not, and shall not permit any of its Consolidated Entities or Unconsolidated Entities to, at any time except for dispositions by Consolidated Entities or Unconsolidated Entities of their respective businesses, assets or rights to the Borrower or another Consolidated Entity or Unconsolidated Entity, (i) liquidate or dissolve itself (or suffer any liquidation or dissolution, including, without limitation, the announcement or adoption of any plan of dissolution) or otherwise wind up, or (ii) enter into any merger or consolidation (other than a merger or consolidation having the Borrower or, if the Borrower is not a party to such merger or consolidation, an Unconsolidated Entity or a Consolidated Entity, as the case may be, as the surviving entity).

         (b) The Borrower shall not, and shall not permit any Consolidated Entity to sell any single improved, income producing real property the net cash proceeds of which would upon closing exceed $20,000,000 without the prior written consent of the Required Banks. Notwithstanding the foregoing, the Required Banks' consent to such sale shall not be required if Borrower provides to the Banks, prior to such asset sale, a Compliance Certificate reflecting Borrower's compliance with the covenants and matters addressed in such Compliance Certificate after giving effect to such asset sale.

         Section 7.6       Limitation on Guaranties. The Borrower shall not,
                           ------------------------
and shall not permit any of its Consolidated Entities or Unconsolidated Entities to, at any time Guaranty, or assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than
(a) obligations under any Loan Document, (b) obligations under agreements to indemnify Persons who have issued bid or performance bonds or letters of credit issued in lieu of such bonds in the ordinary course of business of such Person securing performance by such Person of activities otherwise permissible hereunder and only on behalf of the Borrower, its Consolidated Entities or the Unconsolidated Entities, (c) a Guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, (d) Guaranties with respect to environmental matters on any Property, (e) recourse Indebtedness permitted hereunder, (f) Guaranties of completion or performance obligations, (g) obligations of the Borrower, its Consolidated Entities or Unconsolidated Entities which are permitted under this Agreement, (h) Guaranties existing as of the Agreement Date, and (i) Guaranties in favor of the Borrower, an Unconsolidated Entity or a Consolidated Entity.

         Section 7.7       Restricted Payments. The Borrower shall not, and
                           -------------------
shall not permit any of its Consolidated Entities or Unconsolidated Entities to, directly or indirectly, declare or make any Restricted Payment; provided,
                                                                --------
however, that: (a) the Borrower may declare or make cash distributions to its
-------
shareholders during any fiscal year in an aggregate amount not to exceed the greatest of (i) 90.0% of Consolidated Funds From Operations of the Borrower for such fiscal year, (ii) the minimum amount necessary for the Borrower to remain qualified as a REIT under the Code or (iii) 100.0% of the "real estate investment trust taxable income" of the Borrower as defined and adjusted in
Section 857(b)(3) of the Code; (b) the Borrower may make cash distributions to its shareholders of capital gains resulting from gains from certain asset sales to the extent necessary to avoid payment of taxes on such asset sales imposed under Sections 857(b)(3) and 4981 of the Code; (c) the Borrower may make cash payments to repurchase outstanding shares of any of its common stock or other similar common equity interests so long as no Default or Event of Default exists which has not been cured or waived in accordance with this Agreement within a period of ninety (90) days from the date that the Borrower knew or should have known of such Default or Event of Default; and (d) the Borrower's Consolidated Entities and Unconsolidated Entities may make Restricted Payments to (i) the Borrower and to the Borrower's Consolidated Entities and Unconsolidated Entities and (ii) any partner, member or shareholder of such Person required pursuant to contract or to the applicable articles of incorporation and by-laws, limited liability company articles of organization and operating agreement, or partnership agreement, as the case may be, of such Person. Notwithstanding the foregoing, but subject to the following sentence and except as provided in clause (c) above, if a Default or Event of Default shall have occurred and be continuing, the Borrower may only declare or make cash distributions to its shareholders during any fiscal year in an aggregate amount not to exceed the minimum amount necessary for the Borrower to remain qualified as a REIT under the Code. If a Default or Event of Default specified in Section 8.1(g) or (h) shall have occurred and be continuing, or if any Obligations hereunder remain outstanding after the Maturity Date, the Borrower shall not, and shall not permit any of its Consolidated Entities or Unconsolidated Entities to, make any Restricted Payments to any Person whatsoever other than to the Borrower or any Consolidated Entity.

         Section 7.8       Leverage Ratio.  The Borrower shall not permit at any
                           --------------
time the Leverage Ratio to exceed sixty percent (60%).

         Section 7.9       Secured Debt Ratio. The Borrower shall not permit
                           ------------------
at any time the ratio of (a) Secured Debt of the Borrower, the Consolidated Entities and the Unconsolidated Entities to (b) Total Assets to exceed fifty-five percent (55%).

         Section 7.10      Minimum Stockholders' Investment. The Borrower
                           --------------------------------
shall at all times maintain a Stockholders' Investment of not less than the sum of (a) $350,000,000 and (b) ninety-five percent (95 %) of the amount of proceeds (net of transaction costs) received by Borrower from the issuance of shares of capital stock, options, warrants or other equity securities of any class or character after June 30, 2001.

         Section 7.11      Interest Coverage Ratio. The Borrower shall for
                           -----------------------
each fiscal quarter and fiscal year maintain a ratio of (a) Adjusted EBITDA of the Borrower and its Consolidated Entities (including a pro rata share of Adjusted EBITDA for the Unconsolidated Entities) to (b) Interest Expense of not less than 2.25 to 1; provided, however, that the Interest Expense and Adjusted EBITDA attributable to Charlotte Gateway Village, LLC shall only be included at any time of calculation when required to be included pursuant to the provisions of the definition of Charlotte Gateway Village, LLC.

         Section 7.12      Unsecured Interest Coverage Ratio. The Borrower shall
                           ---------------------------------
for each fiscal quarter and fiscal year maintain a ratio of (a) Adjusted EBITDA for Unsecured Properties wholly owned by the Borrower or owned by any of its Consolidated Entities to (b) Interest Expense attributable to Unsecured Debt of the Borrower and its Consolidated Entities of not less than 2.00 to 1.

         Section 7.13      Availability. The Borrower shall not, at any time,
                           ------------
permit the sum of (a) the Loans and (b) the Letter of Credit Obligations to exceed the Availability Restriction on such date.

         Section 7.14      Affiliate Transactions. Except for agreements which
                           ----------------------
are direct cost or direct revenue pass through in nature, the Borrower shall not, and shall not permit any of its Consolidated Entities or Unconsolidated Entities to, at any time engage in any transaction with an Affiliate, nor make an assignment or other transfer of any of its assets to any Affiliate, on terms materially less advantageous than would be the case if such transaction had been effected with a non-Affiliate.

         Section 7.15      ERISA Liabilities. The Borrower shall not, and
                           -----------------
shall not permit any ERISA Affiliate to, fail to meet all of the applicable minimum funding requirements of ERISA and the Code, without regard to any waivers thereof, and, to the extent that the assets of any of its Plans would be less than an amount sufficient to provide all accrued benefits payable under such Plans, shall make the maximum deductible contributions allowable under the Code. The Borrower shall not, and shall not permit any ERISA Affiliate to, become a participant in any Multiemployer Plan, except as may be required by the Collective Bargaining Agreement referenced in Section 4.1(g) hereof.

         Section 7.16      Fixed Charges Coverage Ratio. The Borrower shall
                           ----------------------------
for each fiscal quarter and fiscal year maintain a ratio of (a) Adjusted EBITDA of the Borrower and its Consolidated Entities (including a pro rata share of Adjusted EBITDA for the Unconsolidated Entities) to (b) Fixed Charges of not less than 2.00 to 1; provided, however, that the Interest Expense, Adjusted
                     --------  -------
EBITDA and Fixed Charges attributable to Charlotte Gateway Village, LLC shall only be included at any time of calculation when required to be included pursuant to the provisions of the definition of Charlotte Gateway Village, LLC.

                              ARTICLE 8 - Default.
                                          --------
         Section 8.1       Events of Default. Each of the following shall
                           -----------------
constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:

         (a) Any representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to have been made;

         (b) The Borrower shall default, after receipt of notice from the Administrative Agent, in the payment of any principal, interest or fees payable hereunder or under the Notes, or any of them, or under the other Loan Documents; provided, however, that the Administrative Agent shall not be required to
--------  -------
provide more than two (2) such notices in any calendar year, and any default in the payment of any principal, interest or fees payable hereunder or under the Notes, or any of them, or under the other Loan Documents after the second (2nd) such notice in any calendar year shall be an automatic Event of Default hereunder;

         (c)     The Borrower shall default in the performance or observance of any agreement or covenant contained in Article 6 or Article 7 hereof; provided, however, (i) Borrower's failure to give notice of a Default when
--------  -------
required to do so under Section 6.5(d) hereof shall not constitute an Event of Default if the applicable Default does not itself become an Event of Default, and (ii) an Event of Default resulting from Borrower's failure to give notice of the occurrence of another Event of Default when required to do so under Section 6.5(d) hereof shall be deemed waived if such other Event of Default is waived pursuant to the terms hereof;

         (d) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such Default shall not be cured to the Administrative Agent's and Syndication Agent's satisfaction within a period of thirty (30) days from the date the Borrower becomes aware of the occurrence of such default;

         (e) There shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in Section 8.1 of this Agreement), which shall not be cured to the Administrative Agent's and Syndication Agent's satisfaction within the applicable cure period, if any, provided for in such Loan Document or thirty
(30) days from the date the Borrower becomes aware of the breach or default if no cure period is provided in such Loan Document;

         (f) Any Person (together with Affiliates of such Person), other than Thomas G. Cousins (together with his heirs and administrators and any other devisees or beneficiaries under his will and related trusts), shall have, directly or indirectly, a beneficial ownership of more than twenty-five percent (25%) of the voting equity interests or voting securities or the power to direct or cause the direction of the management and policies of the Borrower;

         (g) There shall be entered a decree or order for relief in respect of any of the Borrower, its Consolidated Entities or any Unconsolidated Entity under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of any of the Borrower, any of its Consolidated Entities or any Unconsolidated Entity, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of any of the Borrower, its Consolidated Entities or any Unconsolidated Entity, or an involuntary petition shall be filed against any of the Borrower, its Consolidated Entities or any Unconsolidated Entity, and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or
(ii) any such petition and stay shall continue undismissed for a period of thirty (30) consecutive days;

         (h) The Borrower, any of its Consolidated Entities or any Unconsolidated Entity shall file a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or any of the Borrower, its Consolidated Entities or any Unconsolidated Entity shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of any of the Borrower, its Consolidated Entities or any Unconsolidated Entity, or of any substantial part of their respective properties, or the Borrower, any of its Consolidated Entities or any Unconsolidated Entity shall fail generally to pay their respective debts as they become due or the Borrower, any of its Consolidated Entities or any Unconsolidated Entity shall take any corporate or partnership action to authorize any such action;

         (i) A final judgment shall be entered by any court against the Borrower, any of its Consolidated Entities or any Unconsolidated Entity for the payment of money which exceeds $750,000, which judgment is not covered by insurance or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower, any of its Consolidated Entities or any Unconsolidated Entity which, together with all other such property of the Borrower, its Consolidated Entities or any Unconsolidated Entity subject to other such process, exceeds in value $750,000 in the aggregate, and if, within thirty (30) days after the entry, issue, or levy thereof, such judgment, warrant, or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant, or process shall not have been paid or discharged;

         (j) (i) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan; or (ii) a trustee shall be appointed by a United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan; or (iii) any of the Borrower and its ERISA Affiliates shall incur any liability to the Pension Benefit Guaranty Corporation in connection with the termination of any Plan; or (iv) any Plan or trust created under any Plan of any of the Borrower and its ERISA Affiliates shall engage in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject the Borrower or any ERISA Affiliate to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code; and by reason of any or all of the events described in clauses (i) through (iv), as applicable, the Borrower shall have waived (and/or is likely to incur) and/or incurred liability in excess of $1,000,000 in the aggregate;

         (k) (a) There shall occur any default under any indenture, agreement, or instrument evidencing Indebtedness for Money Borrowed (other than Non-Recourse Indebtedness for Money Borrowed) in excess of $1,000,000 of the Borrower, any of its Consolidated Entities or any Unconsolidated Entity, which default is not cured or waived within any applicable cure, notice or notice and cure period and which default shall give the holder thereof the right to accelerate the obligations thereunder or (b) there shall occur any default under any indenture, agreement, or instrument evidencing Non-Recourse Indebtedness for Money Borrowed in excess of $10,000,000 of the Borrower, any of its Consolidated Entities or any Unconsolidated Entity, which default is not cured or waived within any applicable cure, notice or notice and cure period and which default shall give the holder thereof the right to accelerate the obligations thereunder or;

         (l) All or any portion of any Loan Document shall at any time and for any reason be declared by a court of competent jurisdiction in a suit with respect to such Loan Document to be null and void, or a proceeding shall be commenced by any governmental authority involving a legitimate dispute or by the Borrower or any of its Consolidated Entities, having jurisdiction over the Borrower or any of its Consolidated Entities, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereto), or the Borrower or any of its Consolidated Entities shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document;

         (m) The Borrower shall at any time cease to be qualified as a REIT for any purpose under the Code;

         (n) (i) Thomas G. Cousins shall cease to be the Chairman of the Board of the Borrower and (ii) any three (3) of the following (or any successors thereto approved in writing by the Banks) shall cease to be actively involved in the management of the Borrower, its Consolidated Entities and its Unconsolidated
Entities: Joel T. Murphy, George J. Berry, Tom G. Charlesworth, R. Dary Stone, John L. Murphy, W. James Overton, Craig B. Jones, Kelly H. Barrett and Dara J. Nicholson, and in either case, the Borrower shall have failed to provide replacement management satisfactory to the Banks in their sole discretion within ninety (90) days from the occurrence thereof; or

         (o) There shall occur any event which has or is reasonably likely to have a Materially Adverse Effect.

         Section 8.2       Remedies.  If an Event of Default shall have occurred
                           --------
 and shall be continuing:

         (a) With the exception of an Event of Default specified in Sections 8.1(g) or (h), the Administrative Agent shall at the request, or may with the consent, of the Required Banks, by notice to the Borrower (i) declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and/or (ii) terminate the Commitment and (iii) require the Borrower to, and the Borrower shall thereupon, deposit in an interest bearing account with the Administrative Agent, as cash collateral for the Obligations, an amount equal to the maximum amount currently or at any time thereafter to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent, the Banks and the Issuing Bank and grants to them a security interest in, all such cash as security for the Obligations.

         (b) Upon the occurrence of an Event of Default under Sections 8.1(g) and (h) hereof, the Commitment shall automatically terminate and all principal, interest (including without limitation, interest which would have accrued but for the commencement of a case or proceeding under the Federal bankruptcy laws), Letter of Credit Obligations and other amounts payable under this Agreement or the Notes shall thereupon and concurrently therewith become due and payable, all without any action by the Administrative Agent, the Issuing Bank or the Banks or the holders of the Notes, and the Borrower shall thereupon forthwith deposit in an interest bearing account with the Administrative Agent, as cash collateral for the Obligations, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, all without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding, and the Borrower hereby pledges to the Administrative Agent, the Banks and the Issuing Bank, and grants to the Administrative Agent, the Banks and the Issuing Bank a security interest in, all such cash as security for the Obligations.

         (c) The Administrative Agent, with the concurrence of the Required Banks, shall exercise all of the post-default rights granted to it and to them under the Loan Documents or under Applicable Law.

         (d) The rights and remedies of the Administrative Agent, the Issuing Banks and the Banks hereunder shall be cumulative, and not exclusive.

         (e) In the event that the Administrative Agent establishes a cash collateral account as contemplated by this Section 8.2, the Administrative Agent shall invest all funds in such account in such Investments as the Administrative Agent in its sole and absolute discretion deems appropriate. The Borrower hereby acknowledges and agrees that any interest earned on such funds shall be retained by the Administrative Agent, for the benefit of the Banks and the Issuing Bank, as additional collateral for the Obligations. Upon satisfaction in full of all Obligations, the Administrative Agent shall pay any amounts then held in such account to the Borrower.

                      ARTICLE 9 - The Administrative Agent.
                                  -------------------------

         Section 9.1      Appointment and Authorization of Administrative Agent.
                          -----------------------------------------------------

         (a) Each Bank hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b)     The Issuing Bank shall act on behalf of the Banks with
respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Banks to act for the Issuing Bank with respect thereto; provided, however, that subject to the limitations set forth in
                 --------  -------
this Article, the Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Article included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Bank.

         Section 9.2       Delegation of Duties.
                           --------------------

         The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         Section 9.3       Liability of Administrative Agent.
                           ---------------------------------

         No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Bank or participant for any recital, statement, representation or warranty made by the Borrower, any of its Affiliates or any of their respective officers, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Affiliates.

         Section 9.4       Reliance by Administrative Agent.
                           --------------------------------

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected (absent the gross negligence or willful misconduct of the Administrative Agent) in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower or any of its Affiliates), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks or all the Banks, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and participants. Where this Agreement expressly permits or prohibits an action unless the Required Banks otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Banks.

         (b) For purposes of determining compliance with the conditions specified in Article 3, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent prior to the Effective Date to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank prior to the Effective Date.

         Section 9.5       Notice of Default.
                           -----------------

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will promptly notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Banks in accordance with Article 8; provided, however, that unless and until the
                           --------  -------
Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

         Section 9.6       Credit Decision; Disclosure of Information by  Agent.
                           -----------------------------------------------------
                           Administrative
                           --------------

         Each Bank acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any of its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its other Affiliates, and all Applicable Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Borrower or any of its Affiliates which may come into the possession of any Agent-Related Person. Each Bank acknowledges that the Administrative Agent's legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to such Bank.

         Section 9.7       Indemnification of Administrative Agent.
                           ---------------------------------------

         Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon written demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Bank shall be liable for the payment
                --------  -------
to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the
            --------  -------
directions of the Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon written demand for its ratable share of any costs or out-of-pocket expenses (including all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation of the Administrative Agent.

         Section 9.8       Administrative Agent in its Individual Capacity.
                           -----------------------------------------------

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Affiliates as though Bank of America were not the Administrative Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding Borrower and its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise such rights and powers as though it were not the Administrative Agent or the Issuing Bank, and the terms "Bank" and "Banks" include Bank of America in its individual capacity.

         Section 9.10      Successor Administrative Agent.
                           ------------------------------

         The Administrative Agent may (a) resign as Administrative Agent upon 30 days' notice to the Banks or (b) be removed, with the consent of the Borrower, for willful misconduct or gross negligence by written notice from the Required Lenders; provided that no consent of the Borrower shall be required during the existence and continuation of an Event of Default; further provided that any such resignation by or removal of Bank of America shall also constitute its resignation or removal, as applicable, as Issuing Bank. If the Administrative Agent resigns or is removed under this Agreement, the Required Banks shall appoint from among the Banks a successor administrative agent for the Banks which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld, conditioned or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Borrower, a successor administrative agent from among the Banks. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and Issuing Bank and the respective terms "Administrative Agent" and "Issuing Bank" shall mean such successor administrative agent and Letter of Credit issuer, respectively, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring Issuing Bank's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Issuing Bank or any other Bank, other than the obligation of the successor Issuing Bank to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article and Sections 10.2 and 10.15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent and Issuing Bank hereunder until such time, if any, as the Required Banks appoint a successor agent and issuing bank as provided for above.

         Section 9.11      Other Agents; Lead Managers.
                           ---------------------------

         None of the Banks identified on the facing page or signature pages of this Agreement as a "syndication agent," "joint lead manager," or "joint book manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                           ARTICLE 10 - Miscellaneous.
                                        --------------

         Section 10.1      Notices.
                           --------

         (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, post-prepaid, or one (1) Business Day after being entrusted to a reputable commercial overnight delivery service, or telecopy addressed to the party to which such notice is directed at its address determined as provided in this
Section 10.1; provided, however, that any notice of default or an Event of Default given to Borrower hereunder by Administrative Agent or any Bank by facsimile shall be sent in another manner permitted hereunder not later than the next Business Day. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                  (i)      If to the Borrower, to it at:

                           Cousins Properties Incorporated
                           2500 Windy Ridge Parkway
                           Suite 1600
                           Atlanta, Georgia 30339-5683
                           Attn: Corporate Secretary
                           Telecopy No.: (770) 857-2360

                           with a copy to:

                           John W. Griffin, Esq.
                           Troutman Sanders LLP
                           600 Peachtree Street, N.E.
                           Suite 5200
                           Atlanta, Georgia 30308-2216
                           Telecopy No.: (404) 962-6577

                  (ii)     If to the Administrative Agent, to it at:

                           Bank of America, N.A.
                           100 North Tryon Street, 15th Floor
                           Charlotte, North Carolina  28255
                           Attn: Dana S. Colee/Gregg Higson
                           Telecopy No.: (704) 386-0255/(704) 388-8841

                           with a copy to:

                           Bank of America, N.A.
                           Real Estate Department, 6th Floor
                           MD2-600-06-14
                           6610 Rockledge Drive
                           Bethesda, MD  20817-1811
                           Attn:  Mary L. Baxa
                           Telecopy No.:  (301) 493-2885

                           with a copy to:

                           Alston & Bird LLP
                           One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424
                           Attn: Timothy J. Pakenham, Esq.
                           Telecopy No.: (404) 881-7777

                  (iii)    If to a Bank, to it at:

                           Such Bank's address or telecopy number, as applicable, set forth on its signature page hereto or in the applicable Assignment and Acceptance Agreement.

Copies shall be provided to persons other than parties hereto only in the case of notices provided in respect of Article 8 hereof.

         (b) Any party hereto may change the address to which notices shall be directed under this Section 10.1 by giving ten (10) days' written notice of such change to the other parties. The Administrative Agent may rely on the authority of any document delivered to it by any Bank and shall have no obligation to make a determination as to authenticity or authorization with respect to any Bank.

         Section 10.2      Expenses.  The Borrower agrees to promptly pay:
                           --------

         (a) All reasonable costs and out-of-pocket expenses of the Administrative Agent on the Agreement Date in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents executed on the Agreement Date, the transactions contemplated hereunder and thereunder, and the making of the initial Loan hereunder, including, but not limited to, the fees and disbursements of counsel for the Administrative Agent;

         (b) All reasonable costs and out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation of any waiver, amendment, or consent by the Banks relating to this Agreement or the other Loan Documents whether or not executed, including, but not limited to, the fees and disbursements of counsel for the Administrative Agent; and

         (c) All reasonable costs and out-of-pocket costs and expenses of collection if default is made in the payment of the Notes, which in each case shall include fees and out-of-pocket expenses of counsel for the Administrative Agent and the Banks, and the fees and out-of-pocket expenses of counsel and of any experts, agents, or consultants of the Administrative Agent and the Banks.

         Section 10.3      Waivers. The rights and remedies of the
                           -------
Administrative Agent and the Banks under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent, the Required Banks, or the Banks in exercising any right shall operate as a waiver of such right. The Administrative Agent and the Banks expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for a Loan. In the event the Banks decide to fund a request for a Loan at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Banks shall not be deemed to constitute an undertaking by the Banks to fund any further requests for Loans or preclude the Banks from exercising any rights available to the Banks under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Banks or by the Required Banks shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Banks at variance with the terms of the Agreement such as to require further notice by the Banks of the Banks' intent to require strict adherence to the terms of the Agreement in the future.

         Section 10.4      Set-Off. In addition to any rights now or hereafter
                           -------
granted under Applicable Law and not by way of limitation of any such rights, after the Maturity Date (whether by acceleration or otherwise), the Banks and any subsequent holder or holders of the Notes are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by the Banks or such holder to or for the credit or the account of the Borrower, against and on account of the obligations and liabilities of the Borrower, to the Banks or such holder under this Agreement, the Notes, and any other Loan Document, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes, or any other Loan Document, irrespective of whether or not
(a) the Banks or the holder of the Notes shall have made any demand hereunder or
(b) the Banks shall have declared the principal of and interest on the Loans and Notes and other amounts due hereunder to be due and payable as permitted by
Section 8.2 hereof and although said obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any Bank or by any subsequent holder of the Notes shall be subject to the application of payments provisions of Article 2 hereof. Upon direction by the Administrative Agent, with the consent of the Required Banks, after the Maturity Date (whether by reason of acceleration or otherwise) each Bank holding deposits of the Borrower shall exercise its set-off rights as so directed.

         Section 10.5      Assignment.
                           -----------

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank and the Administrative Agent (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and, except as provided in this Section 10.5, no Bank shall be permitted to assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Borrower, each Bank and the Administrative Agent. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b)     Any Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in Letter of Credit Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the
              --------
entire remaining amount of the assigning Bank's Commitment and the Loans at the time owing to it or in the case of an assignment to a Bank or an Affiliate of a Bank or an Approved Fund with respect to a Bank, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of certain provisions of this Agreement and the other Loan Documents as provided in Section 10.15). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Bank and the assignee Bank. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c)     The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amount of the Loans and Letter of Credit Obligations owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The
                                                               --------
entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Bank may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Bank's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Bank's participations in Letter of Credit Obligations and/or Loans advanced under the Cash Management Line of Credit) owing to it); provided that (i) such Bank's obligations under this
                      --------
Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such
                                                           --------
agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant, or (iii) release any Consolidated Entity Guarantor from the Consolidated Entity Guaranty Agreement to which it is a party. Subject to subsection (e) of this Section, the Borrower agrees that, except as set forth in subsection (e) below, each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.16 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.4 as though it were a Bank, provided such Participant agrees to be subject to Section 2.8 regarding sharing of amounts received as though it were a Bank.

         (e) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.14 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant shall not be entitled to the benefits of Section 2.16 unless an Event of Default exists. Further, a Participant that would be a Foreign Bank if it were a Bank shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(c) as though it were a Bank.

         (f) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

         (g) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.5(b)), the Borrower shall be deemed to have given its consent ten Business Days after the date notice thereof has been delivered by the assigning Bank (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such tenth Business Day.

         (h)    As used herein, the following terms have the following meanings:

                 "Eligible Assignee" means (a) a Bank; (b) an Affiliate of a
                  -----------------
         Bank; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by (i) the Administrative Agent, in the case of any assignment of a Loan, (ii) the Issuing Bank, and (iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval referred to in clauses (i) through (iii) not to be unreasonably withheld, conditioned or delayed).

                 "Fund" means any Person (other than a natural Person) that is
                  ----
         (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                 "Approved Fund" means any Fund that is administered or managed
                  -------------
         by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

         (i)     Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America shall, upon 30 days' notice to the Borrower and the Banks, resign as the Bank providing the Cash Management Line of Credit (the "Cash Management Bank"). In the event of any such resignation as Cash Management Bank, the Borrower shall be entitled to appoint from among the Banks a successor Cash Management Bank hereunder with the concurrence of such Bank; provided, however, that no failure by the Borrower to appoint any such
      --------  -------
successor shall affect the resignation of Bank of America as Cash Management Bank. Bank of America shall retain all the rights and obligations of the Cash Management Bank hereunder with respect to all Loans outstanding under the Cash Management Line of Credit as of the effective date of its resignation as Cash Management Bank until such Loans are paid in full (including the right to require the Banks to make Loans pursuant to Section 2.10).

         Section 10.6      Counterparts. This Agreement may be executed in any
                           ------------
number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         Section 10.7      Governing Law; Waiver of Right to Trial by Jury.
                           ------------------------------------------------
This Agreement and the Notes shall be construed in accordance with and governed by the internal laws of the State of Georgia.

         ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA SITTING IN FULTON COUNTY OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE Agent AND EACH BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE Agent AND EACH BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE Agent AND EACH BANK WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         Section 10.8      Severability. Any provision of this Agreement which
                           ------------
is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 10.9      Headings. Headings used in this Agreement are for
                           --------
convenience only and shall not be used in connection with the interpretation of any provision hereof.

         Section 10.10     Interest. In no event shall the amount of interest
                           --------
due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or is inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

         Section 10.11     Entire Agreement. Except as otherwise expressly
                           ----------------
provided herein, this Agreement, the Notes, and the Loan Documents to which the Borrower is a party embody the entire Agreement and understanding among the parties hereto and thereto and supersede all prior agreements, understandings, and conversations relating to the subject matter hereof and thereof.

         Section 10.12     Amendment and Waiver. Neither this Agreement nor
                           --------------------
any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Required Banks and, in the case of an amendment, also by the Borrower, except that in the event of (a) any increase in the amount of such Bank's Commitment, (b) any decrease (other than pro rata) in the amount of the Commitment, (c) any change in the timing of, or reduction of the amount of, payments of principal, interest, and fees due hereunder (including any change to the definition of Maturity Date), (d) any release or impairment of any collateral or any guaranty issued in favor of the Administrative Agent and the Banks with respect to the Agreement and the Loans,
(e) any waiver of any Event of Default due to the failure by the Borrower to pay any sum due hereunder, or (f) any amendment of this Section 10.12 or of the definition of Required Banks, any amendment or waiver may be made only by an instrument in writing signed by each of the Banks and, in the case of an amendment, also by the Borrower. No amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Required Banks or each directly-affected Bank, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it. No amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Banks or each directly-affected Bank, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

         Section 10.13     Other Relationships. No relationship created
                           -------------------
hereunder or under any other Loan Document shall in any way affect the ability of the Administrative Agent and each Bank to enter into or maintain business relationships with the Borrower, or any of its Affiliates, beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

         Section 10.14     Confidentiality. Each of the Administrative Agent
                           ---------------
and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by Applicable Laws or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Bank on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Bank's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Bank or its Affiliates. In addition, the Administrative Agent and the Banks may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Banks in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Loan, Letters of Credit and other extensions of credit hereunder. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Bank on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the
                                                           --------
case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         Section 10.15     Indemnification. Whether or not the transactions
                           ---------------
contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Bank and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any proper refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any of its Affiliates, or any liability related in any way to the Borrower or any of its Affiliates arising under Environmental Laws, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such
                                                         --------
indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

         Section 10.16     Survival of Certain Provisions. The indemnities to
                           ------------------------------
which the Agent, the Banks and the Issuing Bank are entitled under the provisions of Sections 2.13, 2.14, 2.16, 9.7, 10.2 and 10.15 and any other provision of this Agreement and the other Loan Documents, and the provisions of
Section 11.1, shall continue in full force and effect and shall protect the Agent, the Banks and the Issuing Bank (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

         Section 10.17     Recourse Obligations. The Borrower agrees that the
                           --------------------
Obligations hereunder are fully recourse to the Borrower and each Consolidated Entity Guarantor and each of the Borrower and each Consolidated Entity Guarantor shall be jointly and severally liable for all Obligations hereunder and under each other Loan Document; provided, however, that the liability of each
                          --------  -------
Consolidated Entity Guarantor shall be subject to any limitations set forth in the applicable Consolidated Entity Guaranty Agreement.



              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

                                  Borrower:

                                  COUSINS PROPERTIES INCORPORATED


                                  By: _________________________________________
                                      Name: Kelly H. Barrett
                                      Title: Senior Vice President























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


                 [Signature Page to Credit Agreement dated as of
              August 31, 2001 with Cousins Properties Incorporated]


                                 Bank of America, N.A., as Administrative Agent,
                                   Issuing Bank and a Bank


                                 By:___________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________

                                    Commitment Amount:

                                    $55,000,000.00


                                    Lending Office (all Types of Loans):

                                    Bank of America, N.A.
                                    Real Estate Department, 6th Floor
                                    MD2-600-06-14
                                    6610 Rockledge Drive
                                    Bethesda, MD  20817-1811
                                    Attn:  Mary L. Baxa
                                    Telecopy No.:  301-493-2885
                                    Telephone:        301-571-9053














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


                 [Signature Page to Credit Agreement dated as of
              August 31, 2001 with Cousins Properties Incorporated]


                               WACHOVIA BANK, N.A.


                               By:___________________________________________
                                  Name:______________________________________
                                  Title:_____________________________________

                               Commitment Amount:

                               $55,000,000.00


                               Lending Office (all Types of Loans):

                               Wachovia Bank, N.A.
                               Real Estate Financial Services Division
                               191 Peachtree, N.E, 30th Floor
                               Atlanta, Georgia 30302
                               Attn:  Mary Hughes
                               Telecopier:       404-332-4066
                               Telephone:        404-332-4836














                       [Signatures Continued on Next Page]

                 [Signature Page to Credit Agreement dated as of
              August 31, 2001 with Cousins Properties Incorporated]


                                 COMMERZBANK AG NEW YORK AND GRAND
                                  CAYMAN BRANCHES


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                 Commitment Amount:

                                 $45,000,000.00


                                 Lending Office (all Types of Loans):

                                 Commerzbank AG
                                 2 World Financial Center
                                 New York, NY 10281
                                 Attn: Douglas Traynor
                                 Telecopier:       (212) 266-7565
                                 Telephone:        (212) 266-7569










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


                 [Signature Page to Credit Agreement dated as of
              August 31, 2001 with Cousins Properties Incorporated]


                                 DRESDNER BANK AG, NEW YORK AND GRAND
                                  CAYMAN BRANCHES


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                 Commitment Amount:

                                 $30,000,000.00


                                 Lending Office (all Types of Loans):

                                 Dresdner Bank, AG
                                 75 Wall Street, 33rd Floor
                                 New York, New York  10005
                                 Attn:  Howard Ramial
                                 Telecopier:       212-429-2130
                                 Telephone:        212-429-2281










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


                 [Signature Page to Credit Agreement dated as of
              August 31, 2001 with Cousins Properties Incorporated]


                                 WELLS FARGO BANK, NATIONAL ASSOCIATION


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________



                                 Commitment Amount:

                                 $30,000,000.00


                                 Lending Office (all Types of Loans):


                                 Wells Fargo Bank, National Association
                                 2859 Paces Ferry Road, Suite 1805
                                 Atlanta, GA  30339
                                 Attn:  Elizabeth D. McClure
                                 Telecopier:  770-435-2262
                                 Telephone:  770-435-3800














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


                 [Signature Page to Credit Agreement dated as of
              August 31, 2001 with Cousins Properties Incorporated]


                                 PNC BANK, NATIONAL ASSOCIATION


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                 Commitment Amount:

                                 $25,000,000.00


                                 Lending Office (all Types of Loans):

                                 PNC Bank, National Association
                                 One PNC Plaza, 19th Floor
                                 Mailstop- PI-POPP-19-2
                                 Pittsburgh, Pennsylvania  15222
                                 Attn: Mary Catherine Haluck
                                 Telecopier:       412-768-5754
                                 Telephone: 412-768-4713














                       [Signatures Continued on Next Page]

                 [Signature Page to Credit Agreement dated as of
              August 31, 2001 with Cousins Properties Incorporated]


                                 SOUTHTRUST BANK


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                 Commitment Amount:

                                 $25,000,000.00


                                 Lending Office (all Types of Loans):

                                 SouthTrust Bank
                                 420 N. 20th Street, 11th Floor
                                 Birmingham, AL 35203
                                 Attn:  Ronnie Brantley
                                 Telecopier:    205-254-8270
                                 Telephone:    205-254-4438














                       [Signatures Continued on Next Page]

                 [Signature Page to Credit Agreement dated as of
              August 31, 2001 with Cousins Properties Incorporated]


                                 COMERICA BANK


                                 By:____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                 Commitment Amount:

                                 $10,000,000.00


                                 Lending Office (all Types of Loans):

                                 Comerica Bank
                                 500 Woodward Avenue, 7th Floor
                                 Detroit, Michigan  48275-3256
                                 Attn: Betsy Branson
                                 Telecopier:       313-222-3697
                                 Telephone:        313-222-5878

                                    EXHIBIT A

                 Form of Consolidated Entity Guaranty Agreement

                      FORM OF CONSOLIDATED ENTITY GUARANTY
                      ------------------------------------


         THIS CONSOLIDATED ENTITY GUARANTY (the "Guaranty"), is issued as of this _____ day of August, 2001, by [NAME OF CONSOLIDATED ENTITY GUARANTOR] a ____________ [corporation/general partnership/limited liability company] (the "Guarantor"), in favor of (a) BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the "Administrative Agent") for the
                                             --------------------
Issuing Bank and the Banks under that certain Credit Agreement dated as of August 31, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and among Cousins Properties
                   --------------
Incorporated (the "Borrower"), the financial institutions party thereto from
                   --------
time to time as "Banks" or "Issuing Bank", and the Administrative Agent, and (b) the BANKS and the ISSUING BANK.

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, pursuant to, and subject to the terms and conditions of, the Credit Agreement, the Banks have agreed to make Loans (as defined in the Loan Agreement) to the Borrower, as evidenced by the Notes (as defined in the Loan Agreement); and

         WHEREAS, the Guarantor is a Consolidated Entity of the Borrower and is identified in the Loan Agreement as one of the Consolidated Entity Guarantors; and

         WHEREAS, the Borrower and the Guarantor are mutually dependent on each other in the conduct of their respective businesses as an integrated operation; and

         WHEREAS, the Guarantor has determined that its execution, delivery and performance of this Guaranty directly benefits, and is within the [corporate/partnership/company] purposes and in the best interests of, the Guarantor; and

         WHEREAS, the Guarantor has agreed to execute this Guaranty (the "Guaranty") guaranteeing (to the extent set forth herein) the payment and performance by the Borrower of its Obligations (as defined in the Loan Agreement) and covenants under the Notes, the Loan Agreement and the other Loan Documents executed by the Borrower (the Loan Agreement, the Notes of the Borrower, and the other Loan Documents executed by the Borrower in connection therewith as they may be amended, modified or extended from time to time being hereinafter referred to as the "Guaranteed Agreements");

         NOW, THEREFORE, in consideration of the above premises, Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby guarantees to the Administrative Agent, the Issuing Bank and the Banks the full and prompt payment of the Obligations, including any interest thereon, plus reasonable and actual attorneys' fees and expenses if the obligations represented by this Guaranty are collected by law, through an attorney-at-law, or under advice therefrom. Notwithstanding anything contained in this Guaranty which may be construed to the contrary, the maximum liability of the Guarantor under this Guaranty as of any date shall in no event exceed the Maximum Guaranty Liability (as such term is hereinafter defined) of the Guarantor as of such date. As used herein, the term "Maximum Guaranty Liability" shall be that amount from time to time equal to the greatest of (a) the Adjusted Net Worth (as such term is defined below) of the Guarantor as of the end of the most recently concluded fiscal quarter of the Guarantor ended on or prior to the date of this Guaranty,
(b) the highest Adjusted Net Worth (as such term is defined below) of the Guarantor at the end of any fiscal quarter ending subsequent to the date of this Guaranty and prior to the earlier of the date of the commencement of a case under Title 11 of the United States Code (the "Bankruptcy Code") involving the Guarantor or the date enforcement of this Guaranty is sought, (c) the Adjusted Net Worth (as such term is defined below) of the Guarantor at the earlier of the date of the commencement of a case under the Bankruptcy Code involving the Guarantor or the date enforcement of this Guaranty is sought, (d) the sum of any and all loans, advances or capital contributions made by the Borrower or any of its subsidiaries to the Guarantor, and all payments made by the Borrower to the Guarantor in satisfaction of intercompany payables or other liabilities of the Borrower or any of its subsidiaries to the Guarantor, in each case with the proceeds of any Loans made to the Borrower under the Loan Agreement, and (e) the fair market value of any and all property acquired with proceeds of any Loans made to the Borrower under the Loan Agreement and transferred to the Guarantor. As used herein, the term "Adjusted Net Worth" of the Guarantor as of any particular date shall mean the excess of (i) the amount of the fair saleable value of the assets of the Guarantor (including the value of any and all rights of subrogation or contribution resulting from any payments by the Guarantor under any other guaranty) as of such date determined in accordance with applicable Federal and state laws affecting creditors' rights and governing determinations of the insolvency of debtors, over (ii) the amount of all liabilities of the Guarantor (excluding all liabilities of the Guarantor under this Guaranty), contingent or otherwise, as of such date, determined in accordance with the laws described in clause (i) above, minus $1.00.

         The Guarantor, the Administrative Agent, the Issuing Bank and the Banks hereby further agree that:

         1.       Definitions.  Capitalized terms used herein and not otherwise
                  -----------
defined shall have the meanings ascribed thereto in the Loan Agreement.

         2.       Guaranty Absolute. Regardless of whether any proposed
                  -----------------
guarantor or any other Person or Persons is or are or shall become in any other way responsible to the Administrative Agent, the Issuing Bank and the Banks, or any of them, for or in respect of the Obligations or any part thereof, and regardless of whether or not any Person or Persons now or hereafter responsible to the Administrative Agent, the Issuing Bank and the Banks, or any of them, for the Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, the Guarantor hereby declares and agrees that this Guaranty shall be a joint and several obligation, shall be a continuing guaranty and shall be operative and binding until the earlier of such time as (i) the Obligations shall have been paid or performed in full and none of the Banks shall be under any further obligation to make any additional Advances to the Borrower under the Loan Agreement and the Issuing Bank shall not have any further obligation to issue Letters of Credit on behalf of the Borrower under the Loan Agreement, or (ii) the Guarantor shall have satisfied all of its obligations under this Guaranty.

         3.        Integration. Upon this Guaranty's being executed and coming
                   -----------
into the hands of the Administrative Agent, acting on behalf of the Issuing Bank and the Banks, this Guaranty shall be deemed to be finally executed and delivered by the Guarantor and shall not be subject to or affected by any promise or condition affecting or limiting the Guarantor's liability, and no statement, representation, agreement or promise on the part of the Administrative Agent, the Issuing Bank, the Banks, the Borrower, or any of them, or any officer, employee or agent thereof, unless contained herein, forms any part of this Guaranty or has induced the making thereof or shall be deemed in any way to affect the Guarantor's liability hereunder.

         4.       Amendment and Waiver.  No alteration or waiver of this
                  --------------------
Guaranty or of any of its terms, provisions or conditions shall be binding upon the parties against whom enforcement is sought unless made inwriting and signed by an authorized officer of such party.

         5.       Dealings With Borrower, Etc. The Administrative Agent, the
                  ----------------------------
Issuing Bank and the Banks, or any of them, may from time to time, without exonerating or releasing the Guarantor in any way under this Guaranty, (i) take such further or other security or securities for the Obligations or any part thereof as the Administrative Agent, the Issuing Bank and the Banks may deem proper, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with any other guarantor of the Obligations or any security or securities therefor or any part thereof now or hereafter held by the Administrative Agent, the Issuing Bank and the Banks, or any of them, or (iii) amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Guaranteed Agreements, all as the Administrative Agent, the Issuing Bank and the Banks may consider expedient or appropriate in their sole discretion. Without limiting the generality of the foregoing, or of Paragraph 6 hereof, it is understood that the Administrative Agent, the Issuing Bank and the Banks, or any of them, may, without exonerating or releasing the Guarantor, give up, or modify or abstain from perfecting or taking advantage of any security for the Obligations and accept or make any compositions or arrangements, and realize upon any security for the Obligations when, and in such manner, and with or without notice, all as the Administrative Agent, the Issuing Bank and the Banks may deem expedient.

         6.       Guaranty Unconditional. The Guarantor acknowledges and
                  ----------------------
agrees that no change in the nature or terms of the Obligations or any of the Guaranteed Agreements, or other agreements, instruments or contracts evidencing, related to or attendant with the Obligations (including any novation), shall discharge all or any part of the liabilities and obligations of the Guarantor pursuant to this Guaranty; it being the purpose and intent of the Guarantor, the Administrative Agent, the Issuing Bank and the Banks that the covenants, agreements and all liabilities and obligations of the Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, the Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, the Guarantor's undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver or omission of the Administrative Agent, the Issuing Bank and the Banks, or any of them, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Administrative Agent, the Issuing Bank and the Banks, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, the Guarantor or by reason of any further dealings between the Borrower or any other guarantor or surety on the one hand, and the Administrative Agent, the Issuing Bank and the Banks, or any of them, on the other hand, and the Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

         7.       Setoff. The Administrative Agent, the Issuing Bank and the
                  ------
Banks may, without demand or notice of any kind upon or to the Guarantor, at any time or from time to time when any amount shall be due and payable hereunder by the Guarantor, if the Borrower shall not have timely paid any of the Obligations after the lapse of any applicable cure period, appropriate and apply to any portion of the Obligations hereby guaranteed, and in such order of application as the Administrative Agent, the Issuing Bank and the Banks may from time to time elect, any property, balances, credit accounts or moneys of the Guarantor in the possession of the Administrative Agent, the Issuing Bank and the Banks, or any of them, or under any of their control for any purpose.

         8.       Loans In Excess of Maximum Guaranty Liability. The creation
                  ---------------------------------------------
or existence from time to time of Obligations in excess of the amount committed to or outstanding on the date of this Guaranty is hereby authorized, without notice to the Guarantor, and shall in no way impair or affect this Guaranty or the rights of the Administrative Agent, the Issuing Bank and the Banks herein. The Guarantor agrees that the obligations guaranteed hereunder may at any time and from time to time exceed the Maximum Guaranty Liability of the Guarantor, without impairing its liability under this Guaranty or affecting the rights and remedies of the Administrative Agent, the Issuing Bank and the Banks hereunder. It is the intention of the Guarantor and the Administrative Agent, the Issuing Bank and the Banks that the Guarantor's obligations hereunder shall be in, but not in excess of, the maximum amount permitted by applicable Federal or state bankruptcy, insolvency, fraudulent conveyance or transfer, or similar laws (the "Applicable Laws").

         9.       Bankruptcy of Borrower. Upon the bankruptcy or winding up or
                  ----------------------
other distribution of assets of the Borrower or of any surety or guarantor other than the Guarantor for any Obligations of the Borrower to the Administrative Agent, the Issuing Bank or the Banks, the Administrative Agent's, the Issuing Bank's and the Banks' rights against the Guarantor shall not be affected or impaired by the Administrative Agent's, Issuing Bank's or any of the Banks' omission to prove its or their claim, as appropriate, or to prove its or their full claim, as appropriate, and the Administrative Agent, the Issuing Bank and the Banks may prove such claims as they see fit and may refrain from proving any claim, and in their respective discretion they may value as they see fit or refrain from valuing any security held by the Administrative Agent, the Issuing Bank and the Banks, or any of them, without in any way releasing, reducing or otherwise affecting the liability of the Guarantor to the Administrative Agent, the Issuing Bank and the Banks.

         10.      Application of Payments. Any amount received by the
                  -----------------------
Administrative Agent, the Issuing Bank or any of the Banks from whatsoever source and applied toward the payment of the Obligations shall be applied in such order of application as the Administrative Agent, the Issuing Bank and the Banks may in their sole discretion from time to time elect; provided, however, that if any Bank obtains payment from any source on account of the Loans made by it in excess of its ratable share of the Loans, such Bank shall forthwith purchase from the other Banks such participations in the Loans as provided in the Loan Agreement.

         11.      Waivers of Guarantor. The Guarantor hereby expressly waives:
                  --------------------
(a) notice of acceptance of this Guaranty, (b) notice of the existence or creation of all or any of the Obligations, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (d) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing, and
(e) all rights of subrogation, indemnification, contribution and reimbursement from the Borrower, all rights to enforce any remedy which the Administrative Agent, the Issuing Bank and the Banks, or any of them, may have against the Borrower and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Administrative Agent, the Issuing Bank or any of the Banks in respect of the Obligations, even upon payment in full of the Obligations, except to the extent such waiver would be expressly prohibited by Applicable Law. If a claim is ever made upon the Administrative Agent, the Issuing Bank or any of the Banks for the repayment or recovery of any amount or amounts received by such Person in payment of any of the Obligations and such Person repays all or part of such amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such Person or any of its property, or (b) any settlement or compromise of any such claim effected by such Person with any such claimant, including the Borrower, then in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and the Guarantor shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

         12.      Assignment of Obligations. The Administrative Agent, the
                  -------------------------
Issuing Bank and the Banks may each, to the extent permitted under the Loan Agreement, and without notice of any kind, sell, assign or transfer all or any part of the Obligations, and in such event each and every immediate and successive assignee, transferee, or holder of all or any of the Obligations, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits, but the Administrative Agent, the Issuing Bank and the Banks shall have an unimpaired right, prior and superior to that of any such assignee, transferee or holder, to enforce this Guaranty for the benefit of the Administrative Agent, the Issuing Bank and the Banks, as to so much of the Obligations as the Administrative Agent, the Issuing Bank and the Banks have not sold, assigned or transferred.

         13.      Remedies Cumulative. No delay by the Banks, the Issuing Bank
                  -------------------
and the Administrative Agent, or any of them, in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Banks, the Issuing Bank and the Administrative Agent, or any of them, of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action by the Banks, the Issuing Bank and the Administrative Agent, or any of them, permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Obligations shall include, without limitation, all Obligations of the Borrower, to the Administrative Agent, the Issuing Bank and the Banks, notwithstanding any right or power of any third party, individually or in the name of the Borrower, the Administrative Agent, the Issuing Bank or the Banks, or any of them, to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall impair or affect the obligations of the Guarantor hereunder.

         14.      Successors and Assigns. This Guaranty shall be binding upon
                  ----------------------
the Guarantor, its successors and assigns and inure to the benefit of the successors and assigns of the Administrative Agent, the Issuing Bank and the Banks. The Guarantor shall not assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent, the Issuing Bank and the Banks; provided, however, that the Guarantor may assign its rights or obligations under this Guaranty to another Consolidated Entity in the event that the Guarantor merges or is consolidated with such Consolidated Entity.

         15.      Guaranty of Payment; Notices. This is a guaranty of payment,
                  ----------------------------
not of collection. In the event the Administrative Agent, the Issuing Bank and the Banks, or any of them, make a demand upon the Guarantor under this Guaranty, whether or not made through the Administrative Agent, such Guarantor shall be held and bound to the Administrative Agent, the Issuing Bank and the Banks directly as debtor in respect of the payment of the amounts hereby guaranteed. All costs and expenses, including reasonable attorneys' fees and expenses, incurred by the Administrative Agent, the Issuing Bank and the Banks, or any of them, in obtaining performance of or collecting payments due under this Guaranty to the extent permitted by the Loan Agreement, shall be deemed part of the obligations guaranteed hereby. Any notice or demand which the Administrative Agent, the Issuing Bank and the Banks, or any of them, may wish to give shall be served upon the Guarantor in the fashion prescribed for notices in Section 10.1 of the Loan Agreement in care of the Borrower, and the notice so sent shall be deemed to be served as set forth in Section 10.1 of the Loan Agreement.

         16.      Loans Benefit Guarantor.  The Guarantor expressly represents
                  -----------------------
and acknowledges that any financial accommodations by the Administrative Agent, the Issuing Bank and the Banks, or any of them, to the Borrower, including without limitation the extension of the Loans, are and will be of direct interest, benefit and advantage to the Guarantor.

         17.      Inspections; Records. The Guarantor covenants and agrees
                  --------------------
that so long as any amount is owing on account of the Loans, the Notes, or otherwise pursuant to this Guaranty, the Guarantor shall permit representatives of the Administrative Agent, the Issuing Bank and the Banks to visit and inspect properties of the Guarantor during reasonable hours, inspect the Guarantor's books and records and discuss with the principal officers of the Guarantor its businesses, assets, liabilities, financial positions, results of operations and business prospects.

         18.      Governing Law.  This Guaranty shall be construed in accordance
                  -------------
with the laws of the State of Georgia.

         19.      Loan Agreement to Control.  In the event any term or condition
                  -------------------------
contained herein is inconsistent with the terms and conditions contained in the Loan Agreement, the terms and conditions of the Loan Agreement shall control.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and sealed as of the date first above written.

                                       [NAME OF CONSOLIDATED ENTITY GUARANTOR]
                                       ---------------------------------------

                                       By:
                                           -----------------------------------
                                           Its:
                                                 -----------------------------
                                       Attest:
                                                ------------------------------
                                           Its:
                                                ------------------------------

                                           [CORPORATE SEAL]

                                    EXHIBIT B

                                  Form of Note

                                 PROMISSORY NOTE

$_____________                                         _____________, 200__

         FOR VALUE RECEIVED, the undersigned, COUSINS PROPERTIES INCORPORATED, a Georgia corporation (the "Borrower"), promises to pay to the order of
                          --------
____________________________________ (together with its successors and assigns, the "Bank"), c/o Bank of America, N.A., in its capacity as administrative agent under the Loan Agreement (hereinafter referred to, together with any successor Administrative Agent serving as such from time to time under the Loan Agreement, as the "Administrative Agent") at its office located in Atlanta, Georgia (or at
        --------------------
such other place as the Administrative Agent may designate in writing to the Borrower) the principal sum of ____________________________ AND N0/100 DOLLARS ($_____________) of United States funds, or, if less, so much thereof as may from time to time be advanced by the Bank to the Borrower and is outstanding hereunder, plus interest as hereinafter provided. Such Loans may be endorsed from time to time on the grid attached hereto, but the failure to make such notations (or any error in such notation) shall not affect the obligation of the Borrower to repay unpaid principal and interest hereunder.

         Except as otherwise defined or limited herein, capitalized terms used herein shall have the meanings ascribed to them in that certain Credit Agreement dated as of August 31, 2001 (as the same may be amended from time to time, the "Loan Agreement") by and among the Borrower, the Banks, the Issuing Bank, and
 --------------
the Administrative Agent.

         The principal amount of this Promissory Note shall be paid in such amounts and at such times as are set forth in the Loan Agreement. The entire principal balance of this Note then outstanding shall be due and payable on the Maturity Date. This Note may be prepaid at the option of the Borrower, and is subject to certain mandatory prepayments by the Borrower, on the terms set forth in the Loan Agreement.

         The Borrower shall be entitled to borrow, repay and reborrow hereunder pursuant to the terms, and subject to the conditions, of the Loan Agreement. Prepayment of the principal amount hereof may be made only as provided in the Loan Agreement.

         The Borrower shall pay interest from the date hereof on the daily amount of the unpaid principal balance hereof from time to time outstanding as provided in Article 2 of the Loan Agreement. Interest under this Note shall also be due and payable when the entire principal amount of this Note then outstanding shall become due and payable (whether at maturity, by reason of acceleration or otherwise). Except as expressly provided to the contrary in the Loan Agreement, the entire principal balance of this Note then outstanding shall bear interest at the Default Rate upon the occurrence and during the continuance of an Event of Default, which Default Rate interest shall be payable on the earlier of DEMAND or the Maturity Date.

         In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by Applicable Law. In the event any such payment is inadvertently made by the Borrower or inadvertently received by the Bank, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Bank, in writing, that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent hereof that the Borrower not pay and the Bank not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law. In determining whether or not the amount of interest paid or payable, under any contingency, exceeds the amount of interest paid or payable if the Obligations had at all times accrued interest at the maximum rate permitted under Applicable Law, the Borrower and the Bank agree that, to the maximum extent permitted under Applicable Law, (a) any nonprincipal payment shall be characterized as an expense, fee or premium rather than as interest, (b) prepayments and the effects thereof shall be excluded, (c) the total amount of interest shall be "spread" throughout the entire contemplated term of the Loan to and including the Maturity Date, and (d) if the Obligations are paid and performed in full prior to the Maturity Date and if the aggregate amount of interest received by the Bank for the actual period of existence thereof exceeds the amount of interest that would have accrued on the Obligations had the Obligations at all times from the inception thereof borne interest at the maximum rate permitted under Applicable Law, the Bank shall refund to the Borrower the amount of such excess, and, in such event, the Bank shall not be subject to any penalties provided by any Applicable Laws for contracting for, charging, reserving, taking or receiving interest in an amount in excess of the amount which would have accrued on the obligations if the Obligations had, at all times from the inception thereof, borne interest at the maximum rate permitted under Applicable Law.

         This Note evidences the Bank's portion of the Loans under, and is entitled to the benefits and subject to the terms of, the Loan Agreement which contains provisions with respect to the acceleration of the maturity of this Note upon the happening of certain stated events. This Note is also entitled to the benefits of the Loan Documents and any other agreement or instrument providing collateral for the Obligations, whether now or hereafter in existence, and any filings, instruments, agreements and documents related thereto and providing collateral for the Obligations. This Note evidences the obligation of the Borrower to repay the aggregate principal amount of the Loan made or to be made by the Bank in accordance with the terms and provisions of this Note and the Loan Agreement.

         Should any installment of interest or any installment of principal not be paid when due (and after the lapse of any applicable cure period), or should any other Event of Default occur under the Loan Agreement or any other Loan Document, then, and at any time thereafter, the Administrative Agent on behalf of the Bank (but subject to the terms and provisions contained in the Loan Agreement) shall have the right and option, in its sole discretion, to exercise any and all of the remedies provided and available to it hereunder and under the Loan Agreement.

         All parties now or hereafter liable with respect to this Note, whether the Borrower, any guarantor, any endorser or any other person or entities, hereby waive presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest, or any other notice of any kind with respect thereto.

         No delay or failure on the part of the Bank in the exercise of any right or remedy hereunder, under the Loan Agreement or any security document pledging collateral, or under any guaranty or surety given to secure this Note, or at law or in equity, shall operate as a waiver thereof, and no single or partial exercise by the Bank (or the Administrative Agent on behalf of the Bank) of any right or remedy hereunder, under the Loan Agreement or any security document pledging collateral, or under any guaranty or surety given to secure this Note, or at law or in equity, shall preclude or estop another or further exercise thereof or the exercise of any other right or remedy.

         Principal and interest on this Note shall be payable and paid in lawful money of the United States of America.

         The Borrower promises to pay all reasonable costs of collection, including, but not limited to, reasonable attorneys' fees and expenses actually incurred, should this Note be collected by or through an attorney-at-law or under advice therefrom.

         Time is of the essence of this Note.

         The Bank shall be under no duty to exercise any or all of the rights and remedies given by this Note and the Loan Agreement or under any of the other Loan Documents, and no party to this instrument shall be discharged from the obligations or undertaking hereunder, (a) should the Bank (or the Administrative Agent on behalf of the Bank) release or agree not to sue any Person against whom the party has, to the knowledge of the Bank, a right to recourse (or be deemed to have so agreed), or (b) should the Bank (or the Administrative Agent on behalf of the Bank) agree to suspend the right to enforce this Note or the Bank's interest in any collateral pledged or any guaranty given to secure this Note against such Person or otherwise discharge such Person (or be deemed to have so agreed).

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).


         [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the duly authorized officers of the Borrower have executed this Note as of the day and year first above written.


                                            COUSINS PROPERTIES INCORPORATED


                                             By:
                                                -----------------------------
                                                Print Name:
                                                           ------------------
                                                Its:
                                                    -------------------------
                                             Attest:
                                                    -------------------------
                                                Print Name:
                                                           ------------------
                                                Its:
                                                    -------------------------

                                                      [CORPORATE SEAL]

                                    ADVANCES


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    Date             Amount of         Amount of Principal             Notation
                      Advance            Paid or Prepaid                Made By
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










                                    EXHIBIT C

                            Form of Request for Loan

                                    EXHIBIT C

                            FORM OF REQUEST FOR LOAN


         I, __________________________, the ________________ of Cousins
Properties Incorporated (the "Borrower") and an Authorized Signatory thereof, do
                              --------
hereby certify pursuant to the provisions of that certain Credit Agreement dated as of August 31, 2001 (as amended from time to time, the "Loan Agreement"), by
                                                          --------------
and among the Borrower, the financial institutions from time to time party thereto as "Banks" (collectively, the "Banks"), Bank of America, N.A., as issuer of certain letters of credit (in such capacity, the "Issuing Bank") and Bank of
                                                     ------------
America, N.A., as administrative agent for the Banks and the Issuing Bank (in such capacity, the "Administrative Agent"), that:
                    --------------------

         1. The Borrower hereby requests a Loan in the amount of $_________ to be made on _____________, _____ (or if this Request shall not be received in time for such Loan to be made on such date, then on the next succeeding Business Day). The Borrower requests that the Loan be:

                  [Check one box only]

                      ___ Base Rate Loans
                      ___ Federal Funds Loans

                      ___ Eurodollar Rate Loans, each with an initial
                            Interest Period for a duration of:


                         [Check one box only] ___  1 month
                                              ___  2 months
                                              ___  3 months
                                              ___  6 months

The foregoing instructions shall be irrevocable.

         2. All reports, statements and other documentation heretofore or herewith delivered to the Administrative Agent by or on behalf of the Borrower are substantially true and correct and in all respects what they purport and appear to be.

         3. All representations and warranties of the Borrower made under the Loan Agreement, which in accordance with Section 4.2 of the Credit Agreement are made at and as of the time of such Loans, are true and correct in all material respects as of the date hereof, both before and after giving effect to the application of the proceeds of the Loan in connection with which this Request is given, except as follows (if any):



         4. The incumbency of Persons authorized by the Borrower to sign documents is as stated in the certificate of incumbency most recently delivered to the Administrative Agent pursuant to the Loan Agreement.

         5. There does not exist, as of this date, and after giving effect to the Loans requested in this Request, any Default or Event of Default under the Loan Agreement.

         6. Borrower agrees to notify the Administrative Agent in writing immediately if the matters certified herein will not be true and correct as of the time of the requested Loan, and the foregoing certifications shall be deemed made and ratified as of the time of the Loan unless the Borrower so notifies the Administrative Agent in writing before that time.

         7. As of the date hereof, the Borrower has no claims, causes of action or demands against the Administrative Agent, the Issuing Bank or any of the Banks, or defenses or offsets to payment of the Loans or any other amounts due under the Loan Documents.

         8.       The Administrative Agent's acceptance of this Request for
Loan will in no way operate as a waiver by the Administrative Agent, the Issuing Bank or the Banks of any term, condition, covenant or agreement contained in the Loan Documents, or of the Administrative Agent's right to enforce any term, condition, covenant or agreement therein.

         9.       The sum of (a) the Letter of Credit Obligations, (b) the
Loans (including, without limitation, the principal amount outstanding under the Cash Management Line of Credit) and (c) the Loan requested hereunder, does not exceed the Available Commitment on the date hereof.

         Capitalized terms used in this Request and not otherwise defined herein are used herein as defined in the Loan Agreement.

         Done as of the ____ day of  _____________, _____.


                                           COUSINS PROPERTIES INCORPORATED,
                                           a Georgia corporation

                                            By:
                                               ---------------------------------
                                               Print Name:
                                                          ----------------------
                                               Its:
                                                   -----------------------------

                                    EXHIBIT D

                Form of Request for Issuance of Letter of Credit

                                    EXHIBIT D

                         FORM OF REQUEST FOR ISSUANCE OF
                                LETTER OF CREDIT


         I, ________________________, the __________________ of Cousins
Properties Incorporated (the "Borrower") and an Authorized Signatory thereof, do
                              --------
hereby certify pursuant to the provisions of the Credit Agreement dated as of August 31, 2001 (as amended from time to time, the "Loan Agreement"), by and
                                                    --------------
among the Borrower, the financial institutions from time to time party thereto as "Banks" (collectively, the "Banks"), Bank of America, N.A., as issuer of
    -----
certain letters of credit (in such capacity, the "Issuing Bank") and Bank of
                                                  ------------
America, N.A., as administrative agent for the Banks (in such capacity, the "Administrative Agent"), that:
 --------------------

                  1. Pursuant to Section 2.9 of the Loan Agreement, the Borrower hereby requests the issuance by the Issuing Bank of a [Commercial/Standby] Letter of Credit under the Commitment in the stated amount of $________ to be issued on ___________, _____ (the "Issue Date"), for the benefit of _____________________ _____________
         (the "Beneficiary"), containing the terms set forth in the Application for Letter of Credit attached hereto as Exhibit A.

                  2.       The address of the Beneficiary is as follows:

                           _________________________________
                           _________________________________
                           _________________________________
                           _________________________________



                  3. I hereby certify to the Administrative Agent that the Issuing Bank is permitted to issue such Letter of Credit for such purpose under the terms of the Loan Agreement.

                  4. The stated amount of the Letter of Credit requested herein does not exceed the Available Letter of Credit Commitment.

                  5. There does not exist on this date, and will not exist after issuance of the requested Letter of Credit, a Default or an Event of Default.

                  6. No material adverse change has occurred in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower since the Agreement Date.

                  7. All representations and warranties of the Borrower made under the Loan Agreement, which in accordance with Section 4.2 of the Loan Agreement are made at and as of the time of such issuance of the requested Letter of Credit, are true and correct in all material respects as of the date hereof, both before and after giving effect to the issuance of the Letter of Credit in connection with which this Request is given, except as follows (if any):

                  8. The incumbency of persons authorized by the Borrower to sign documents is as stated in the certificate of incumbency most recently delivered to the Administrative Agent pursuant to the Loan Agreement.

         Capitalized terms used herein and not otherwise defined are used as defined in the Loan Agreement.

         Dated as of this _____ day of ___________________, _____.

                                        COUSINS PROPERTIES INCORPORATED,
                                        a Georgia corporation

                                        By:
                                           -------------------------------------
                                           Print Name:
                                                      --------------------------
                                           Its:
                                                      --------------------------

                                    EXHIBIT E

                       Form of Borrower's Loan Certificate

                 LOAN CERTIFICATE AND CERTIFICATE OF INCUMBENCY


         The undersigned, who is the Senior Vice President and Secretary of Cousins Properties Incorporated, a Georgia corporation (the "Borrower"), does
                                                             --------
hereby certify on behalf of the Borrower that the undersigned is the duly elected and qualified Senior Vice President and Secretary of the Borrower and an Authorized Signatory of the Borrower.

         In connection with the making of certain loans to the Borrower in the aggregate principal amount not to exceed $275,000,000 by the Banks under that certain Credit Agreement of even date herewith (the "Loan Agreement") by and
                                                     --------------
among the Borrower, the financial institutions from time to time party thereto as "Banks" (collectively, the "Banks"), Bank of America, N.A., as issuing bank
                               -----
for certain letters of credit (in such capacity, the "Issuing Bank") and Bank of
                                                      ------------
America, N.A., as administrative agent for the Banks (in such capacity, the "Administrative Agent"), the undersigned hereby further certifies to the
 --------------------
Administrative Agent, the Issuing Bank and the Banks on behalf of the Borrower that:

         1.       Attached hereto as Exhibit A is a true, correct, and complete
                                     ---------
copy of the Articles of Incorporation of the Borrower, as in effect on the date hereof;

         2.       Attached hereto as Exhibit B is a true, correct, and complete
                                     ---------
copy of the By-Laws of the Borrower, as in effect on the date hereof;

         3.       Attached hereto as Exhibit C is a certificate of existence
                                     ---------
from the Secretary of State of the State of Georgia and the Secretary of State of the State of North Carolina, and the Borrower has taken no action which would cause it not to be in good standing under the laws of such states as of the date of this Loan Certificate;

         4.       Attached hereto as Exhibit D is a true, correct, and
                                     ---------
complete copy of the resolutions duly adopted by the Board of Directors of the Borrower by unanimous written consent of such Directors effective __________________, authorizing the Borrower to execute and deliver all documents, instruments and agreements to which it is a party, in connection with the consummation of the financing transactions contemplated in the Loan Agreement (the "Financing") , which resolutions have not been amended, rescinded, or modified, are in full force and effect on the date hereof, and do not violate or conflict with the Articles of Incorporation or By-Laws of the Borrower, as in effect on the date of such meeting and on the date hereof;

         5. The following persons have been duly elected to the offices of the Borrower set forth beside their names, have been duly qualified and at all times since ____________ were, and on the date hereof are, holding the offices set forth opposite their respective names below, and the signatures set forth opposite their respective names are their respective genuine signatures:



      Name                          Title                         Signatures
      ----                          -----                         ----------

Tom G. Charlesworth       Senior Vice President, General
                          Counsel and Secretary
                                                            ____________________

Kelly H. Barrett          ______________________________
                                                            ____________________

___________________       ______________________________    ____________________

___________________       ______________________________    ____________________



         The undersigned acknowledges that the Administrative Agent, the Issuing Bank and the Banks will rely, and are hereby authorized to rely, on the truth, accuracy and completeness of the foregoing certifications in consummating the Financing.

         Capitalized terms used herein and not otherwise defined are used as defined in the Loan Agreement.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal, and have affixed the lawful seal of the Borrower, on August 31, 2001.

                                                                       (SEAL)
                     --------------------------------------------------


                                           (CORPORATE SEAL)


         I, ____________________, hereby certify that (a) I am the duly elected or appointed, qualified, and acting ____________________ of the Borrower and (b) Tom G. Charlesworth is the duly elected or appointed, qualified, and acting Secretary of the Borrower, and (c) the signature of Tom G. Charlesworth set forth above is his genuine signature.

                                                                        (SEAL)
                      --------------------------------------------------

         Exhibit A - Articles of Incorporation
         Exhibit B - By-Laws
         Exhibit C - Certificates of Existence
         Exhibit D - Authorizing Resolutions

                                    EXHIBIT F

                      Form of Opinion of Borrower's Counsel




                      [Letterhead of Troutman Sanders LLP]


                                 August 31, 2001

Bank of America, N.A., as Administrative Agent
100 North Tryon Street, 15th Floor
Charlotte, North Carolina  28255

Each of the Banks and the Issuing Bank from time to time party to the Credit Agreement referred to below

         Re:       Credit Agreement dated as of the date hereof (the
                  "Credit Agreement") by and among Cousins Properties Incorporated, a Georgia corporation (the "Borrower"), the Banks signatories thereto (collectively, the "Banks"), Bank of America, N.A., as issuing bank for certain letters of credit (in such capacity, the "Issuing Bank") and Bank of America, N.A., as administrative agent for the Issuing Bank and Banks (in such capacity, the "Administrative Agent")

Ladies and Gentlemen:

         We have acted as counsel to Borrower and certain of its entities set forth on Schedule 1 hereto which are consolidated with Borrower for financial reporting purposes (the "Consolidated Entity Guarantors") in connection with the Credit Agreement, pursuant to which and subject to the terms and conditions whereof the Banks agreed to make loans to the Borrower in the maximum amount of $275,000,000.00. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined. This opinion is being delivered pursuant to Section 3.1(a)(iv) of the Credit Agreement.

         In this capacity, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

         (a)      the Credit Agreement;

         (b)      the Notes;

         (c) the Consolidated Entity Guaranty dated as of August 31, 2001 (the "Consolidated Entity Guaranty Agreement") executed and delivered by (1) Cousins, Inc., an Alabama corporation ("CI"); (2) Cousins/Daniel, LLC, a Georgia limited liability company ("Cousins/Daniel"); (3) Cousins Real Estate Corporation, a Georgia corporation ("CREC"); (4) Cousins MarketCenters, Inc., a Georgia corporation ("CMCI"), formerly known as Cousins/New Market Development Company, Inc.;
                  (5) Cousins Real Estate Development, Inc., a Georgia corporation ("CREDI"); (6) New Land Realty, LLC, a Georgia limited liability company ("NLR"); (7) CREC II Inc., a Georgia corporation ("CREC II"); (8) Cousins Stone Texas Inc., a Georgia corporation ("CSTI"); (9) CS Texas Inc., a Georgia corporation ("CS"); (10) Perimeter Expo Associates, L.P., a Georgia limited partnership ("Expo"); (11) Cousins/Myers Second Street Partners, L.L.C., a Delaware limited liability company ("CMSSP"); (12) Cousins/Cerritos I, LLC, a Delaware limited liability company ("Cousins/Cerritos"), formerly known as CommonWealth/Cousins I, LLC; (13) CP Venture Three LLC, a Delaware limited liability company ("Development LLC");
                  (14) Cousins/Myers II, LLC, a Delaware limited liability company ("Cousins/Myers II"); (15) Cousins Properties Texas LP, a Texas limited partnership ("CPTLP"); (16) Cousins Texas GP, Inc., a Georgia corporation ("CTGP"); (17) Cousins Texas Inc., a Georgia corporation ("CTI"); (18) Cousins Austin GP, Inc., a Georgia corporation ("CAGP"); (19) Cousins Austin, Inc., a Georgia corporation ("CAI"); (20) Cousins Properties Services L.P., a Texas limited partnership
                  ("CPSLP"), formerly known as Cousins Stone L.P; (21) Cedar Grove Lakes, LLC, a Georgia limited liability company ("Cedar Grove"); and (22) Presidential MarketCenter LLC, a Georgia limited liability company ("PMLLC");

         (d) the Articles of Incorporation of the Borrower and all amendments thereto certified by the Secretary of State of Georgia as of August 9, 2001 and the Bylaws of the Borrower and all amendments thereto, certified by the Secretary of the Borrower;

         (e) the Articles of Incorporation and Bylaws of each Consolidated Entity Guarantor which is a corporation, the partnership agreement of each Consolidated Entity Guarantor which is a partnership, and the articles of organization and operating agreement of each Consolidated Entity Guarantor which is a limited liability company, certified in the case of the articles of incorporation of CREC by the Secretary of State of Georgia on August 9, 2001, certified in the case of the articles of incorporation of each of CREC II, CTGP, CTI, CAGP and CAI by the Secretary of State of Georgia on August 10, 2001, certified in the case of the articles of incorporation of CMCI by the Secretary of State of Georgia on August 12, 2001, certified in the case of the articles of incorporation of each of CREDI, CSTI and CS by the Secretary of State of Georgia on August 13, 2001, certified in the case of the articles of incorporation of CI by the Secretary of State of Alabama on August 9, 2001, certified in the case of the articles of organization of Cousins/Daniel by the Secretary of the State of Georgia on August 9, 2001, certified in the case of the certificate of limited partnership of Perimeter Expo by the Secretary of State of Georgia on August 24, 2001, certified in the case of the articles of organization of each of NLR and Cedar Grove by the Secretary of State of Georgia on August 13, 2001, certified in the case of the certificate of limited partnership of CPTLP by the Secretary of State of the State of Alabama on August 15, 2001, certified in the case of the articles or organization of PMLLC by the Secretary of State of Georgia on August 24, 2001, certified in the case of the certificate of formation of each of CMSSP, Cousins/Cerritos, Development LLC and Cousins/Myers II by the Secretary of State of Delaware on August 9, 2001, and certified, in all other cases, by the Secretary of either such Consolidated Entity Guarantor or of the general partner or managing or sole member of such Consolidated Entity Guarantor;

         (f) the Certificate of Existence issued by the Secretary of State of Georgia, relating to (1) the Borrower and dated as of August 9, 2001; (2) Cousins/Daniel and dated as of August 9, 2001; (3) CREC and dated as of August 9, 2001; (4) CMCI and dated as of August 12, 2001; (5) CREDI and dated as of August 13, 2001; (6) NLR and dated as of August 13, 2001; (7) CREC II and dated as of August 10, 2001; (8) CSTI and dated as of August 13, 2001; (9) CS and dated as of August 13, 2001;
                  (10) Expo and dated as of August 10, 2001; (11) CTGP and dated as of August 10, 2001; (12) CTI and dated as of August 10, 2001; (13) CAGP and dated as of August 10, 2001; (14)
                  CAI and dated as of August 10, 2001; (15) Cedar Grove and dated as of August 13, 2001; and (16) PMLLC and dated as of August 24, 2001;

         (g) the Certificate of Good Standing issued by the Department of Revenue of the State of Alabama relating to CI and dated August 14, 2001;

         (h) the Certificates of Good Standing issued by the Secretary of State of Delaware, relating to CMSSP, Cousins/Cerritos, Development LLC and Cousins/Myers II and each dated August 9, 2001;

         (i) the Certificate of Existence issued by the Secretary of State of Texas relating to CPTLP and dated August 15, 2001;

         (j) the Certificate of Existence issued by the Secretary of State of Texas relating to Cousins Stone LP (the predecessor by name change to CPSLP) and dated August 22, 2001, together with a copy of the Certificate of Amendment No. 3 to the Certificate of Limited Partnership of Cousins Stone LP marked "filed" by the Secretary of State of Texas on August 9, 2001;

         (k) resolutions of the Board of Directors of the Borrower, adopted as of August 7, 2001, certified by the Secretary of the Borrower;

         (l) resolutions of the Board of Directors of each corporate Consolidated Entity Guarantor, adopted as of August 7, 2001, certified by the Secretary of such corporate Consolidated Entity Guarantor, and action of the Board of Directors of each corporate Consolidated Entity Guarantor taken by unanimous written consent without a meeting effective as to each such corporate Consolidated Entity Guarantor as of August 7, 2001;

         (m) resolutions of the partners of Expo, adopted as of August 7, 2001, certified by the Secretary of Borrower, a general partner of Expo;

         (n) resolutions of the partners of CPTLP, adopted as of August 7, 2001, certified by the Secretary of CTGP, a general partner of CPTLP;

         (o) resolutions of the partners of CPSLP, adopted as of August 7, 2001, certified by the Secretary of CSTI, a general partner of CPSLP;

         (p) resolutions of CP Venture LLC as managing member of Development LLC, adopted as of August 7, 2001, certified by the Secretary of Borrower as member of CP Venture LLC;

         (q) a certificate of the Executive Vice President and Chief Investment Officer of the Borrower, CI, CREC, CMCI, CREDI, CREC II, CSTI, CS, CTGP, CTI, CAGP and CAI and in substantially the form attached hereto as Exhibit B (the
                                                            ---------
                  "Officers' Certificate"); and

         (r)      the agreements listed on Schedule 2 attached hereto
                                           ----------
                  (the "Material Agreements") to which Borrower or a Consolidated Entity Guarantor is a party.

         The agreements and documents referred to in subparagraphs (a) through
(c) above are hereinafter referred to collectively as the "Loan Documents" and the documents referred to in subparagraphs (d) through (q) above are hereinafter referred to as the "Constituent Documents."

         In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, as applicable, and such certificates or comparable documents of public officials and of officers and representatives of the Borrower, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures (other than those of officers of the Borrower, each corporate Consolidated Entity Guarantor, the corporate general partners of Expo, CPTLP and CPSLP, and the managing or sole members, as the case may be, of Cousins/Daniel, NLR, CMSSP, Cousins/Cerritos, Development LLC, Cousins/Myers II, and Cedar Grove), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         We have also assumed, for the purposes of the opinions herein expressed, that:

         (1) less than twenty-five percent of the assets of Borrower or any Consolidated Entity Guarantor consists of Margin Stock;

         (2) the Administrative Agent, the Issuing Bank and each Bank is duly formed or organized, validly existing and in good standing as a national banking association under the laws of the United States of America;

         (3) each party to the Loan Documents (other than the Borrower and the Consolidated Entity Guarantors) is, to the extent required, duly qualified or registered and authorized to transact business in the State of Georgia;

         (4) the Loan Documents constitute the legal, valid and binding obligation of each party thereto other than the Borrower and the Consolidated Entity Guarantors;

         (5) each party to the Loan Documents (other than the Borrower and the Consolidated Entity Guarantors) (A) has all requisite power and authority to enter into and perform such Loan Documents; (B) has duly authorized, executed and delivered each of the Loan Documents to which it is to be signatory; and (C) in taking any action under the Loan Documents in respect to the Borrower or any Consolidated Entity Guarantor, will comply with any standard of conduct legally applicable to it (including, without limitation, any requirement that such party act reasonably, in good faith, in a commercially reasonable manner, or otherwise in compliance with applicable law).

         We have represented the Borrower in connection with the transactions contemplated by the Loan Documents and in connection with other matters referred to us by the Borrower from time to time in the past but we do not represent the Borrower or the Consolidated Entity Guarantors in connection with all matters in which they seek legal advice or representation and we are not privy to all of the details pertaining to the operations and business affairs of the Borrower or the Consolidated Entity Guarantors. As to the factual matters forming the basis of our opinions, such opinions are based solely upon facts within the conscious awareness of the attorneys who have devoted substantial attention to the Borrower in connection with the transactions contemplated by the Loan Documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers or representatives of the Borrower and upon the representations and warranties of the Borrower contained in the Loan Documents. We have not made an independent review or investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Borrower or any Consolidated Entity Guarantor.

         Based on the foregoing, we are of the opinion that:

         1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia, and has all requisite corporate power and authority to conduct its business as such business is described in the first two paragraphs under Part 1, Item 1 of Borrower's annual report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission (the "Business Description"). The Borrower has the corporate power to execute, deliver and perform all of its obligations under each Loan Document to which it is a party.

         2.       Each of CREC, CMCI, CREDI, CREC II, CSTI, CS, Expo, CTGP,
CTI, CAGP and CAI is, as indicated on Schedule 1 hereto in respect of such Consolidated Entity Guarantor, either a corporation or partnership duly formed and validly existing under the laws of the State of Georgia, and has all requisite corporate or partnership, as the case may be, power to conduct its business as such business is described in the Business Description, in the case of such corporate Consolidated Entity Guarantors, and to conduct the business of owning and operating a retail strip shopping center, in the case of Expo. Each of CMSSP, Cousins/Cerritos, Development LLC and Cousins/Myers II is a limited liability company duly formed and validly existing under the laws of the State of Delaware and has all limited liability company power to conduct the business of constructing, owning and operating commercial real estate assets. CI is a corporation duly formed and validly existing under the laws of the State of Alabama and has all requisite corporate power to conduct the business of owning and operating commercial real estate assets and owning its member interest in Cousins/Daniel. Each of Cousins/Daniel, NLR, Cedar Grove and PMLLC is a limited liability company duly formed and validly existing under the laws of the State of Georgia and has all limited liability company power to conduct the business of constructing, owning and operating commercial real estate assets. Each Consolidated Entity Guarantor has the corporate, limited liability company or partnership, as the case may be, power and authority to execute, deliver and perform all of its obligations under each Loan Document to which it is a party.

         3. The execution, delivery and performance by the Borrower of the Credit Agreement, the Notes and each other Loan Document to which it is a party are duly authorized by all necessary corporate action and do not and will not (a) contravene the Constituent Documents of Borrower; (b) violate any law, rule, regulation, or to our knowledge, any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or government, commission, board, bureau, agency or other instrumentality applicable to or binding upon the Borrower; (c) result in a breach of or constitute a default under any Material Agreement; or (d) under the terms of the Material Agreements, result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties owned by the Borrower, except for Permitted Liens.

         4. The execution, delivery and performance by each Consolidated Entity Guarantor of the Consolidated Entity Guaranty Agreement and each other Loan Document to which it is a party are duly authorized by all necessary corporate, limited liability company or partnership, as the case may be, action and do not and will not (a) contravene the Constituent Documents of such Consolidated Entity Guarantor; (b) violate any law, rule, regulation, or to our knowledge, any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or government, commission, board, bureau, agency or other instrumentality applicable to or binding upon such Consolidated Entity Guarantor; (c) result in a breach of or constitute a default under any Material Agreement; or (d) under the terms of the Material Agreements, result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties owned by such Consolidated Entity Guarantor, except for Permitted Liens.

         5. No authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority (collectively, "Consents"), is or will be necessary for the valid execution, delivery or performance by the Borrower of the Credit Agreement, the Notes or any other Loan Document, or for the payment to the Banks of any sums under such documents, except for Consents previously obtained.

         6. The Loan Documents to which the Borrower is a party have each been duly executed and delivered by Borrower and each constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms.

         7. The Consolidated Entity Guaranty Agreement has been duly executed and delivered by each Consolidated Entity Guarantor, and constitutes the legal, valid and binding obligation of each Consolidated Entity Guarantor enforceable against it in accordance with its terms.

         8. To our knowledge, except as provided in Schedule 10 attached to the Credit Agreement, there are no actions, suits or proceedings pending or threatened in writing against or affecting the Borrower, any of the Consolidated Entity Guarantors or their respective properties, that are reasonably likely to have a Materially Adverse Effect.

         9. The Loan Documents do not violate the laws of the State of Georgia regarding maximum rates of interest which may be charged, assuming that
(1) the Issuing Bank and each Bank has committed pursuant to the Credit Agreement to lend or advance $250,000 or more to Borrower; (2) no interest will be charged on unpaid interest under the Credit Agreement or any Note; and (3) at no time will the interest and other charges for the use of money, whether computed over the term of the contract at a rate stated in the contract or precomputed at a stated rate on the scheduled principal balance or computed in any other way or any other form, reserved, charged or taken with respect to such loan or loans exceed, directly or indirectly, 5% per month of the outstanding principal balance of such loan or loans.

         10.     None of the transactions contemplated by the Credit
Agreement (including, without limitation, the use of the proceeds of the Loans thereunder) will violate or result in violation of Section 7 of the Securities Exchange Act of 1934, as amended, any regulations pursuant thereto, or Regulations T, U or X of the Board of Governors of the Federal Reserve System.

         The opinions expressed in numbered paragraphs 6 and 7 above are subject to:

         (1) the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and to possible judicial action giving effect to governmental actions affecting creditors' rights;

         (2) the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a preceding in equity or at law);

         (3)     the effect of laws requiring mitigation of damages;

         (4) the limitation that rights to indemnification and contribution under the Loan Documents may be limited by any federal or state law (including any federal or state securities law) or public policy;

         (5) the effect of any course of dealing, course of performance, or the like, that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement;

         (6) the possible unenforceability of (i) provisions relating to rights of set off, except to the extent exercised in accordance with applicable law; (ii) provisions providing that determinations by a party or a party's designee are conclusive; (iii) provisions permitting modifications of an agreement only in writing; (iv) provisions providing that the provisions of an agreement are severable in all circumstances; (v) the limitation that the right to collect attorneys' fees will be limited to the extent set forth in O.C.G.A. ss. 13-1-11; (vi) provisions permitting the exercise, under certain circumstances, of rights without notice or without providing opportunity to cure failures to perform; (vii) provisions imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums on prepayment, acceleration, redemption, cancellation, or termination, to the extent such provisions are deemed to be penalties or forfeitures; (viii) provisions which constitute waivers or advance consents that have the effect of requiring binding arbitration, waiving statutes of limitation, marshaling of assets or similar requirements, or as to the jurisdiction of courts, the venue of actions, the right to jury trial or, in certain cases, notices; (ix) provisions providing waivers or consents by a party may not be given effect unless in writing or in compliance with particular requirements or that a failure or delay in taking actions may not constitute a waiver of related rights or provisions or that one or more waivers may not under certain circumstances constitute a waiver of other matters of the same kind; (x) provisions providing that enumerated remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative; and (xi) provisions permitting self-help and non-judicial remedies, such as a right, without judicial process, to enter upon, to take possession of, to collect, retain, use and enjoy rents, issue and profits from property, or to manage property except as permitted by O.C.G.A. ss.11-9-503; and

         (7) the limitation that certain other of the remedial provisions in the Loan Documents are or may be unenforceable in whole or in part under applicable law, but the inclusion of such provisions and of the provisions set forth in the immediately preceding paragraph does not, in our opinion, substantially impede the ability of the Administrative Agent, the Issuing Bank and the Banks to collect the principal amount of the Notes and the other amounts due from the Borrower under the Loan Documents.

         We express no opinion as to (i) except as expressly set forth in numbered paragraph 9 hereof, the applicability or effect of laws relating to interest and usury; (ii) except as expressly set forth in numbered paragraph 10 hereof, the applicability or effect of state or federal securities laws; (iii) the applicability or effect on the Loan Documents of laws of any county, town, municipality or other political subdivision of the State of Georgia; (iv) any covenant in the Material Agreements of a financial or numerical nature or requiring computation; or (v) compliance or noncompliance, or the effect of any such noncompliance, with any fiduciary duty by any Person having any such fiduciary duty. We are admitted to practice in the State of Georgia, and we express no opinion as to matters under or involving the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of Georgia, the Limited Liability Company Law of the State of Delaware, and the General Corporation Law of the State of Alabama, insofar as such laws are applicable to the matters covered.

         The opinions expressed herein represent the judgment of this law firm as to certain legal matters, but they are not guarantees or warranties and should not be construed as such. By rendering our opinion, we do not undertake to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur. This opinion has been rendered to the addressees hereof (collectively, the "Addressees") on condition that the opinions expressed herein (a) may be relied upon only by such Addressees (and their respective participants and assignees) only in connection with the transactions contemplated by the Loan Documents, (b) may not be used by any Addressee (or a participant or assignee) for any other purpose and (c) may not be used, circulated, quoted or otherwise referred to by any other Person for any purpose without our prior written consent in each instance except that it may be distributed and disclosed by an Addressee (x) to any Governmental Authority (or a representative thereof) having jurisdiction over such Addressee, (y) to any prospective participant in or assignee of an Addressee's interest in the Loans and the Loan Documents, or (z) pursuant to legal process.

                                     Very truly yours,

                                     TROUTMAN SANDERS LLP



                                     By:
                                        ---------------------------------------
                                        John W. Griffin
                                        Partner

                                   SCHEDULE 1

                         CONSOLIDATED ENTITY GUARANTORS

1.       Cousins, Inc., an Alabama corporation

2.       Cousins/Daniel, LLC, a Georgia limited liability company

3.       Cousins Real Estate Corporation, a Georgia corporation

4. Cousins MarketCenters, Inc., a Georgia corporation, formerly known as Cousins/New Market Development Company, Inc.

5.       Cousins Real Estate Development, Inc., a Georgia corporation

6.       New Land Realty, LLC, a Georgia limited liability company

7.       CREC II Inc., a Georgia corporation

8.       Cousins Stone Texas Inc., a Georgia corporation

9.       CS Texas Inc., a Georgia corporation

10.      Perimeter Expo Associates, L.P., a Georgia limited partnership

11. Cousins/Myers Second Street Partners, L.L.C., a Delaware limited liability company

12. Cousins/Cerritos I, LLC, a Delaware limited liability company, formerly known as CommonWealth/Cousins I, LLC

13.      CP Venture Three LLC, a Delaware limited liability company

14.      Cousins/Myers II, LLC, a Delaware limited liability company

15.      Cousins Properties Texas LP, a Texas limited partnership

16.      Cousins Texas GP, Inc., a Georgia corporation

17.      Cousins Texas Inc., a Georgia corporation

18.      Cousins Austin GP, Inc., a Georgia corporation

19.      Cousins Austin, Inc., a Georgia corporation

20. Cousins Properties Services L.P., a Texas limited partnership, formerly known as Cousins Stone L.P

21.      Cedar Grove Lakes, LLC, a Georgia limited liability company

22.      Presidential MarketCenter LLC, a Georgia limited liability company

                                   SCHEDULE 2

                               MATERIAL AGREEMENTS


1.       Limited Partnership Agreement of CSC Associates, L.P. between
         Cousins Properties Incorporated and The Citizens and Southern Corporation dated September 29, 1989, as amended by First Amendment to Limited Partnership Agreement dated as of August 20, 1990 and Second Amendment to Limited Partnership Agreement dated as of December 31, 1990 and Third Amendment to Limited Partnership Agreement dated as of January 26, 1996.

2. Promissory Note in the original principal amount of $80,000,000 executed by Cousins Properties Incorporated in favor of CSC Associates, L.P. dated February 6, 1996, and Pledge and Security Agreement between Cousins Properties Incorporated and CSC Associates, L.P. dated February 6, 1996.

3. Amended and Restated Joint Venture Agreement of Ten Peachtree Place Associates between Cousins Properties Incorporated and ACCBC Holding Corp. dated as of May 1, 1992.

4. Amended and Restated Unconditional Guaranty of Payment made by The Coca-Cola Company and Cousins Properties Incorporated in favor of The Bank of Nova Scotia dated as of May 1, 1992.

5. Limited Partnership Agreement of C-H Associates, Ltd. among Cousins Real Estate Corporation, Hines Peachtree Associates I Limited Partnership and Peachtree Palace Hotel, Ltd. dated as of January 29, 1988.

6. Agreement of General Partnership of Wildwood Associates between Cousins Properties Incorporated, as successor by merger to Wildwood Office Park, Inc., and International Business Machines Corporation dated as of May 30, 1985, as amended by First Amendment to Partnership Agreement of Wildwood Associates dated December 23, 1986 and by Second Amendment to Partnership Agreement of Wildwood Associates dated December 31, 1986.

7. Joint Venture Agreement of CC-JM II Associates between Cousins Properties Incorporated and Carr Realty, L.P. dated as of September 26, 1994.

8. Agreement of General Partnership of Green Valley Associates II between Cousins Properties Incorporated and International Business Machines Corporation dated March 31, 1988.

9. Limited Partnership Agreement of Perimeter Expo Associates, L.P. between Cousins Properties Incorporated and Cousins MarketCenters, Inc. (formerly known as Cousins/New Market Development Company, Inc.) dated as of May 28, 1993.

10.      Joint Venture Agreement of Hickory Hollow Associates between
         Cousins Properties Incorporated, as successor by merger to Hickory Hollow Mall, Inc., and Intereal Company dated June 5, 1975, as amended by amendments thereto dated November 10, 1976, July 27, 1977, as of January 1, 1977, May 31, 1978, January 15, 1979, November 5, 1982 and
         June 20, 1984.

11. Promissory Note in the original principal amount of $21,500,000 executed by Perimeter Expo Associates, L.P. in favor of The Prudential Insurance Company of America dated July 20, 1995, and Deed to Secure Debt and Security Agreement between Perimeter Expo Associates, L.P. and The Prudential Insurance Company of America dated July 20, 1995, and Assignment of Leases and Rents between Perimeter Expo Associates, L.P. and The Prudential Insurance Company of America dated July 20, 1995.

12. Amended, Renewed and Restated Promissory Note in the original principal amount of $49,500,000 executed by Cousins Properties Incorporated in favor of Metropolitan Life Insurance Company dated December 6, 1996, and Modification, Amendment and Restatement Agreement for Deed of Trust by and among Cousins Properties Incorporated, Metropolitan Life Insurance Company and The
         Fidelity Company dated as of December 6, 1996, and Amended and Restated Assignment of Rents and Leases between Cousins Properties Incorporated and Metropolitan Life Insurance Company dated December 6, 1996, and Unsecured Indemnity Agreement executed by Cousins Properties Incorporated in favor of Metropolitan Life Insurance Company dated December 6, 1996, and Additional Indemnity Agreement executed by Cousins Properties Incorporated in favor of Metropolitan Life Insurance Company dated December 6, 1996.

13. Limited Liability Company Operating Agreement of Cousins LORET Venture, L.L.C. dated as of August 20, 1997 between LORET Holdings, L.L.C. and Cousins Properties Incorporated.

14. Amended and Restated Limited Partnership Agreement of Brad Cous Golf Venture, Ltd. dated as of March 9, 1998, by and between Cousins Properties Incorporated and W. C. Bradley Co.(and Developers-Investors, Inc. as withdrawing limited partner).

15. Amended and Restated Limited Liability Company Operating Agreement of Myers Second Street Partners, L.L.C. dated as of November 13, 1997, by and between Myers Second Street Company LLC and Cousins Properties Incorporated, as amended by First Amendment dated as of November 13, 1997, and by Second Amendment dated as of November 17, 1997, and by Third Amendment dated June 30, 1998, and by Fourth Amendment dated as of August 27, 1999, and by Fifth Amendment dated April 19, 2000. [Note: the name of such limited liability company
         was  changed  to  Cousins/Myers  Second  Street  Partners,   L.L.C.  by
         Certificate of Amendment to Certificate of Formation filed with the Office of the Secretary of State of Delaware on April 8, 1998.]

16.      Limited Liability Company Operating Agreement of
         CommonWealth/Cousins I, LLC dated as of August 27, 1998, by and between Cousins Properties Incorporated and CommonWealth Pacific, LLC. [Note:
         Cousins Properties Incorporated acquired the Interests of CommonWealth Pacific, LLC in and to CommonWealth/Cousins I, LLC on January 31, 2001, and the name of such limited liability company was changed to Cousins/Cerritos I, LLC by Certificate of Amendment to Formation filed with the Office of the Secretary of State of Delaware on February 5, 2001.]

17. Disposition and Development Agreement for Cerritos Towne Center (L.A. Cellular Parcel) dated as of August 27, 1998, by and among the City of Cerritos, California, The Cerritos Redevelopment Agency and CommonWealth/Cousins I, LLC; and Ground Lease dated as of August 27, 1998, by and between The Cerritos Redevelopment Agency and CommonWealth/Cousins I, LLC.

18. Operating Agreement of CP Venture LLC dated November 12, 1998 by and between Cousins Properties Incorporated and The Prudential Insurance Company of America.

19. Make-Whole Agreement dated November 12, 1998, by and between Cousins Properties Incorporated and The Prudential Insurance Company of America.

20.      Amended and Restated Limited Liability Company Operating
         Agreement of CP Venture Two LLC dated November 12, 1998, by and between Cousins Properties Incorporated and CP Venture LLC.

21. Limited Liability Company Operating Agreement of CP Venture Three LLC dated November 12, 1998, by and between The Prudential Insurance Company of America and CP Venture LLC.

22. Operating Agreement of Charlotte Gateway Village, LLC dated December 14, 1998 by and between Cousins Properties Incorporated and West Trade, LLC.

23.      Limited Liability Company Operating Agreement of 285 Venture,
         LLC dated as of March 24, 1999, by and between Cousins Properties Incorporated and Perimeter Member LLC.

24.      Limited Liability Company Operating Agreement of Crawford Long -
         CPI, LLC dated as of July 28, 1999, by and between Cousins Properties Incorporated and Emory University d/b/a Crawford Long Hospital.

25. Promissory Note in the original principal amount of $44,000,000 executed by Wildwood Associates in favor of The Northwestern Mutual Life Insurance Company dated June 30, 1998, as amended by First Amendment of Terms of Promissory Note dated as of June 30, 1998, and Deed to Secure A Debt and Security Agreement between Wildwood Associates and The Northwestern Mutual Life Insurance Company dated June 30, 1998, as amended, and Absolute Assignment of Leases and Rents between Wildwood Associates and The Northwestern Mutual Life Insurance Company dated June 30, 1998, as amended.

26. Promissory Note in the original principal amount of $10,900,000 executed by Richmond Medical Investments I, L.P. in favor of Massachusetts Mutual Life Insurance Company dated December 15, 1995, and Deed to Secure Debt and Security Agreement between Richmond Medical Investments I, L.P. and Massachusetts Mutual Life Insurance Company dated December 18, 1995, as amended by Loan Documents Modification and Loan Assignment and Assumption Agreement among Richmond Medical Investments I, L.P., Cousins Properties Incorporated and Massachusetts Mutual Life Insurance Company dated June 18, 1998, and Guaranty executed by Cousins Properties Incorporated in favor of Massachusetts Mutual Life Insurance Company dated June 18, 1998.

27. 6.377% Collateralized Note in the original principal amount of $80,000,000 executed by CSC Associates, L.P. in favor of Cede & Co., and Indenture between CSC Associates, L.P. and First Union National Bank of Georgia dated as of February 6, 1996, and Deed to Secure Debt, Assignment of Rents and Security Agreement between CSC Associates, L.P. and First Union National Bank of Georgia dated February 6, 1996, and Assignment of Leases, Rents and Profits between CSC Associates, L.P. and First Union National Bank of Georgia dated February 6, 1996.


28. Second Amended and Restated Secured Promissory Note in the original principal amount of $23,435,000 executed by Ten Peachtree Place Associates in favor of The Bank of Nova Scotia, dated as of May 1, 1992, and Second Amendment to Deed to Secure Debt, Assignment of Rents and Security Agreement between Ten Peachtree Place Associates and The Bank of Nova Scotia dated as of May 1, 1992, and Second Amendment to and Restatement of Deed to Secure Debt, Assignment of Rents and Security Agreement dated as of May 1, 1992, and Amended and Restated Assignment of Leases and Rents between Ten Peachtree Place Associates and The Bank of Nova Scotia dated as of May 1, 1992, and Amended and Restated Unconditional Guaranty of Payment executed by The Coca-Cola Company and Cousins Properties Incorporated in favor of The Bank of Nova Scotia dated as of May 1, 1992.

29. Promissory Note in the original principal amount of $30,000,000 executed by Cousins LORET Venture, L.L.C. in favor of Teachers Insurance and Annuity Association of America dated September 30, 1997, and Deed to Secure Debt, Assignments of Leases and Rents, and Security Agreement between Cousins LORET Venture, L.L.C. and Teachers Insurance and Annuity Association of America dated September 30, 1997, and Assignment of Leases and Rents between Cousins LORET Venture, L.L.C. and Teachers Insurance and Annuity Association of America dated September 30, 1997.

30. Promissory Note in the original principal amount of $70,000,000 executed by Cousins LORET Venture, L.L.C. in favor of Teachers Insurance and Annuity Association of America dated May 26, 1998, and Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement between Cousins LORET Venture, L.L.C. and Teachers Insurance and Annuity Association of America dated May 26, 1998, and Assignment of Leases and Rents between Cousins LORET Venture, L.L.C. and Teachers Insurance and Annuity Association of America dated May 26, 1998.

31. Promissory Note in the original principal amount of $26,000,000 executed by Wildwood Associates in favor of The Prudential Insurance Company of America dated December 12, 1995, as amended by Promissory Note Amendment, Restatement and Renewal Agreement dated December 12, 1995, and Deed to Secure Debt and Security Agreement between Wildwood Associates and The Prudential Insurance Company of America dated December 12, 1995, as amended by Deed to Secure Debt and Security Agreement Amendment, Restatement and Renewal Agreement dated December 12, 1995, and Assignment of Leases and Rents between Wildwood Associates and The Prudential Insurance Company of America dated December 12, 1995, as amended by Assignment of Leases and Rents Amendment, Restatement and Renewal Agreement dated December 12, 1995.

32. Promissory Note in the original principal amount of $70,000,000 executed by Wildwood Associates in favor of Teachers Insurance and Annuity Association of America dated December 16, 1996, as amended by First Amendment to Promissory Note dated May 22, 1997, and Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement between Wildwood Associates and Teachers Insurance and Annuity Association of America dated December 16, 1996, and Assignment of Leases and Rents between Wildwood Associates and Teachers Insurance and Annuity Association of America dated December 16, 1996.

33. Promissory Note in the original principal amount of $10,870,000 executed by Cousins/Daniel, LLC in favor of Security First Life Insurance Company dated October 27, 1998, and Mortgage, Assignment of Rents, Security Agreement and Financing Statement between Cousins/Daniel, LLC and Security First Life Insurance Company dated October 27, 1998, and Assignment of Rents and Leases between Cousins/Daniel, LLC and Security First Life Insurance Company dated October 27, 1998,

34. Promissory Note in the original principal amount of $30,000,000 executed by Wildwood Associates in favor of The Northwestern Mutual Life Insurance Company dated March 13, 1997, and Deed to Secure A Debt and Security Agreement between Wildwood Associates and The Northwestern Mutual Life Insurance Company dated March 13, 1997, and Absolute Assignment of Leases and Rents between Wildwood Associates and The Northwestern Mutual Life Insurance Company dated March 13, 1997.

35. Promissory Note in the original principal amount of $190,000,000 executed by Charlotte Gateway Village, LLC in favor of NationsBank, N.A., and Deed of Trust among Charlotte Gateway Village LLC, Tim, Inc. and NationsBank, N.A. dated December 14, 1998, and Assignment of Leases between Charlotte Gateway Village, LLC and NationsBank, N.A. dated December 14, 1998.

36. Note in the original principal amount of $30,000,000 executed by North Point Market Associates, L.P. in favor of the Equitable Life Assurance Society of the United States dated July 13, 1995, and Deed to Secure Debt and Security Agreement between North Point Market Associates, L.P. and the Equitable Life Assurance Society of the United States dated July 13, 1995.

37. Promissory Note in the original principal amount of $25,000,000 executed by Cousins Properties Incorporated in favor of The Northwestern Mutual Life Insurance Company dated July 30, 1997, and Deed to Secure A Debt and Security Agreement between Cousins Properties Incorporated and The Northwestern Mutual Life Insurance Company dated July 30, 1997, and Absolute Assignment of Leases and Rents between Cousins Properties Incorporated and The Northwestern Mutual Life Insurance Company dated July 30, 1997.

38.      Limited Liability Company Operating Agreement of Cousins/Myers
         II, LLC dated as of November 8, 1999, by and between Cousins Properties Incorporated and Myers Bay Area Company LLC.

39. Promissory Note in the original principal amount of $39,000,000 executed by Cousins Properties Incorporated in favor of Teachers Insurance and Annuity Association of America dated July 21, 2000 and Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement between Cousins Properties Incorporated and Teachers Insurance and Annuity Association of America dated July 21, 2000, and Assignment of Leases and Rents between Cousins Properties Incorporated and Teachers Insurance and Annuity Association of America dated July 21, 2000.

40. Promissory Note in the original Principal Amount of $90,000,000 executed by Cousins/Myers Second Street Partners, L.L.C. in favor of NLI Properties West, Inc., dated April 19, 2000, and Deed of Trust, Security Agreement with Assignment of Rents and Leases and Fixture Filing among Cousins/Myers Second Street Partners, L.L.C., Old Republic National Title Insurance Company and NLI Properties West, Inc., dated as of April 19, 2000, and Guaranty executed by Cousins Properties Incorporated in favor of NLI Properties West, Inc., dated as of April 19, 2000.

41. Promissory Note in the original Principal Amount of $25,500,000 executed by Cousins Properties Incorporated in favor of Teachers Insurance and Annuity Association of America dated as of August 31, 2000, and Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement between Cousins Properties Incorporated and Teachers Insurance and Annuity Association of America dated August 31, 2000, and Assignment of Leases and Rents between Cousins Properties Incorporated and Teachers Insurance and Annuity Association of America dated August 31, 2000.

42. Limited Partnership Agreement of CPI/FSP I, L.P. by and among Fifth Street Properties - Austin, LLC, Cousins Austin GP, Inc., Fifth Street Properties - Austin Investor, LLC, and Cousins Austin, Inc. dated as of May 22, 2000 and Contribution and Indemnification Agreement between Fifth Street Properties, LLC and Cousins Properties Incorporated dated as of May 22, 2000.

43. Deed to Secure Debt Note in the original principal amount of $28,000,000 executed by Cousins Properties Incorporated in favor of Archon Financial, L.P. dated May 2, 2001 and Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing between Cousins Properties Incorporated and Archon Financial, L.P. dated May 2, 2001, and Assignment of Leases and Rents from Cousins Properties Incorporated to Archon Financial, L.P. dated May 2, 2001, and Guaranty executed by Cousins Properties Incorporated in favor of Archon Financial, L.P. dated as of May 2, 2001.

44. Promissory Note in the original principal amount of $14,000,000, executed by Cousins/Daniel, LLC in favor of Lend Lease Mortgage Capital, L.P. dated July 13, 2001, and Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing statement between Cousins/Daniel, LLC and Lend Lease Mortgage Capital, L.P. dated July 13, 2001, and Assignment of Leases and Rents from Cousins/Daniel, LLC to Lend Lease Mortgage Capital, L.P. dated July 13, 2001, and Guaranty of Recourse Obligations of Borrower executed by Cousins Properties Incorporated in favor of Lend Lease Mortgage Capital, L.P. dated July 13, 2001, and Real Estate Tax and Assessments Guaranty executed by Cousins Properties Incorporated in favor of Lend Lease Mortgage Capital, L.P. dated July 13, 2001.

                                    EXHIBIT G

                         Form of Compliance Certificate

                         FORM OF COMPLIANCE CERTIFICATE

                              _______________, 200_


Bank of America, N.A., as Administrative Agent
100 North Tryon Street, 15th Floor
Charlotte, North Carolina  28255
Attn: Dana S. Colee/Gregg Higson

Each of the Banks Party to the Loan Agreement referred to below

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of August 31, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and among by and among Cousins Properties Incorporated, a corporation organized under the laws of the State of Georgia (the "Borrower"), the financial institutions from time to time party thereto as "Banks" (collectively, the Banks"), Bank of America, N.A., as issuer of certain letters of credit (in such capacity, the "Issuing Bank") and Bank of America, N.A., as administrative agent for the Banks (in such capacity, the "Administrative Agent"). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Loan Agreement.

         Pursuant to Section 6.3 of the Loan Agreement, the undersigned hereby certifies to the Agent and the Lenders as follows:

         (1)      The undersigned is an Authorized Signatory of the Borrower.

         (2) The undersigned has examined the books and records of the Borrower and has conducted such other examinations and investigations as are reasonably necessary to provide this Certificate.

         (3) To the best of the undersigned's knowledge, no Default or Event of Default has occurred during the preceding quarter or year to which this Certificate relates, as the case may be [if a Default or an Event of Default has occurred, disclose each such Default or Event of Default and its nature, when it occurred, whether it is continuing, and the steps being taken by the Borrower with respect to such Default or Event of Default].

         (4) Attached hereto as Schedule 1 are reasonably detailed calculations establishing whether or not the Borrower was in compliance with the covenants contained in Sections 7.7, 7.8, 7.9. 7.10, 7.11, 7.12, 7.13 and 7.16
of the Loan Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first above written.



                      _____________________________________________
                        Name:______________________________________
                        Title:_____________________________________

                                   Schedule 1

                          [Calculations to be Attached]

                                    EXHIBIT H

                    Form of Notice of Continuation/Conversion

                    FORM OF NOTICE OF CONTINUATION/CONVERSION


Bank of America, N.A., as Administrative Agent
100 North Tryon Street, 15th Floor
Charlotte, North Carolina  28255
Attn: Dana S. Colee/Gregg Higson

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of August 31, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and among by and among Cousins Properties Incorporated, a corporation organized under the laws of the State of Georgia (the "Borrower"), the financial institutions from time to time party thereto as
      --------
"Banks" (collectively, the Banks"), Bank of America, N.A., as issuer of certain
                           -----
letters of credit (in such capacity, the "Issuing Bank") and Bank of America,
                                          ------------
N.A., as administrative agent for the Banks (in such capacity, the "Administrative Agent"). Capitalized terms used herein, and not otherwise
 --------------------
defined herein, have their respective meanings given them in the Loan Agreement.

         Pursuant to Section 2.2(d) of the Loan Agreement, the Borrower hereby requests the following:

         1. Please be advised that the Borrower is requesting that a portion of the current outstanding Base Rate
                  Loans/Eurodollar Rate Loans/Federal Funds Loans [circle one] in the amount of $________________ currently be continued or converted as of _____________ at the interest rate option set forth in the immediately following paragraph.

         2. The interest rate option applicable to the extension or conversion of all or part of the Loans described in the immediately preceding paragraph shall be as follows:

                  [Check one box only]

                        ___  Base Rate Loans
                        ___  Federal Funds Loans
                        ___ LIBOR Loans, each with an initial Interest Period for a duration of:

                         [Check one box only]  ___  1 month
                                               ___  2 months
                                               ___  3 months
                                               ___  6 months

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Continuation/Conversion as of the date first above written.



                                      ______________________________________
                                      Name:_________________________________
                                      Title:________________________________

                                    EXHIBIT I

                   Form of Assignment and Acceptance Agreement

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement (this "Assignment") is dated
                                                         ----------
as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the
                                --------
"Assignee"). Capitalized terms used but not defined herein shall have the
 --------
meanings given to them in the Credit Agreement identified below (the "Credit
                                                                      ------
Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee.
---------
The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, Letters of Credit and Loan outstanding under the Cash Management Line of Credit) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.       Assignor:         ______________________________

2.       Assignee:         ______________________________ [and is an
                           Affiliate/Approved Fund(1)]

3.       Borrower(s):      ______________________________

4.       Administrative Agent:      Bank of America, N.A., as the administrative
                                    agent under the Credit Agreement

5.       Credit Agreement:          Credit Agreement dated as of August 31,
                                    2001, among Cousins Properties Incorporated, the Lenders parties thereto, and Bank of America, N.A., as Administrative Agent

6.       Assigned Interest:

---------------------------------------------------------------------------------------------------------------------
                                         Aggregate
                                         Amount of                      Amount of                Percentage
                                      Commitment/Loans               Commitment/Loans             Assigned of
      Facility Assigned               for all Lenders                    Assigned            Commitment/Loans(2)
      -----------------               ----------------                ---------------        -------------------

---------------------------------------------------------------------------------------------------------------------

_____________(3)                       $________________              $________________             ______________%
---------------------------------------------------------------------------------------------------------------------
_____________                          $________________              $________________             ______________%
--------------------------------------------------------------------------------------- -----------------------------
_____________                          $________________              $________________             ______________%
--------------------------------------------------------------------------------------- -----------------------------


Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment are hereby agreed to:

                                   ASSIGNOR
                                   --------
                                   [NAME OF ASSIGNOR]

                                   By: _____________________________
                                        Title:

                                   ASSIGNEE
                                   --------
                                   [NAME OF ASSIGNEE]

                                   By: _____________________________
                                       Title:
[Consented to and](4) Accepted:

BANK OF AMERICA, N.A., as
  Administrative Agent

By: _________________________________
    Title:

[Consented to:](5)

By: _________________________________
    Title:

(1) Select as applicable.
(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
(3) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assigment (e.g. "Revolving Credit Commitment," "Term Loan Commitment," etc.).
(4) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
(5) To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line lender, L/C Issuer) is required by the terms of the Credit Agreement.

                 ANNEX 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                  STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
                            AND ASSUMPTION AGREEMENT

1.       Representations and Warranties.
         ------------------------------

         1.1.     Assignor. The Assignor (a) represents and warrants that (i)
                  --------
it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the "Credit Documents"), or any collateral thereunder, (iii) the financial condition
 ----------------
of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

         1.2.     Assignee. The Assignee (a) represents and warrants that (i)
                  --------
it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Article 6 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign Bank, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

         1.3     Assignee's Address for Notices, etc. Attached hereto as
                 ------------------------------------
Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

         2.      Payments. From and after the Effective Date, the
                 --------
Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         3.      General Provisions. This Assignment shall be binding upon,
                 ------------------
and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of Georgia.

                SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                             ADMINISTRATIVE DETAILS

   (Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

                                                                     SCHEDULE 1


                         COUSINS PROPERTIES INCORPORATED
                          OUTSTANDING LETTERS OF CREDIT

                                                                                  AMOUNT
                                                         L/C #      DATE          8/28/01      EXPIRATION
                                                         -----      ----          -------      ----------

INCLUDED UNDER LINE
-------------------


CREC - ECHO MILL, ASPHALT UNIT IX                        3037733    5/10/01        17,765.00   5/31/02
CREC - ECHO MILL, STREETS & DRAINAGE UNIT IX             3037735    5/10/01        20,570.00   5/31/02


CREC - RIVER'S CALL UNIT 1 STREETS, DRAINAGE             3031038    11/6/2000      28,267.00   05/31/2002
CREC - RIVER'S CALL UNIT 1 TOPPING COURSE OF ASPHALT     3031037    11/6/2000      24,223.50   05/31/2002


CREC - ALCOVY SPRINGS UNIT 2                             3027778    07/24/2000     18,000.00   02/06/2002
CREC - ALCOVY SPRINGS UNIT 3                             3030110    10/06/2000     14,500.00   05/31/02


PINNACLE                                                 940763     7/7/98         20,000.00   7/7/02


CARLYLE I                                                940548     4/16/98        13,000.00   4/14/02
                                                                                (reduced from 84,670)
CARLYLE II                                               941547     5/26/99        79,112.00   11/30/01


MIRA MESA MARKETCENTER                                   941530     05/20/1999  1,087,744.00   06/30/2002
                                                                                (reduced from 4,350,976)
MIRA MESA MARKETCENTER                                   941531     05/20/1999  1,000,000.00   06/01/2002


THE AVENUE OF THE PENISULA                               941003     9/25/98     1,500,000.00   3/28/03


BENTWATER - UNIT B                                       3028550    08/21/2000     84,870.00   02/28/2002
BENTWATER - WINDING CREEK                                3029292    09/12/2000     98,235.00   03/17/2002
BENTWATER - PHASE G MAINTENANCE                          3032503    11/21/2000     16,815.00   06/15/2002
BENTWATER - PHASE H MAINTENANCE                          3032504    11/21/2000     49,485.00   06/15/2002
BENTWATER - AMENITY PKG, WINDING CREEK                   3032505    11/21/2000    550,000.00   09/30/2001
BENTWATER - PHASE A-2 MAINTENANCE                        3032841    12/01/2000     52,860.00   06/15/2002
BENTWATER - UNIT I                                       3034793    02/08/2001     22,920.00   08/15/2002
BENTWATER - UNIT N                                       3034794    02/08/2001     21,000.00   08/15/2002
                                                                                ------------
TOTAL OUTSTANDING UNDER LINE
                                                                                4,719,366.50
                                                                                ------------

CANCELLED/EXPIRED from 6/30/01 - 8/28/01
----------------------------------------

CREC - BRADSHAW FARM 5B PH 2 STREETS, DRAINAGE           3022945    2/7/00          9,000.00   6/30/01
CREC - ALCOVY WOODS STREETS, DRAINAGE PH 1               3022350    01/13/2000     27,000.00   07/31/2001
                                                                                ------------
                                                                                   36,000.00
                                                                                ------------

                                                      L/C #      COMMENTS
                                                      -----      --------

INCLUDED UNDER LINE
-------------------


CREC - ECHO MILL, ASPHALT UNIT IX                     3037733    extension is at Cousins discretion
CREC - ECHO MILL, STREETS & DRAINAGE UNIT IX          3037735    extension is at Cousins discretion


CREC - RIVER'S CALL UNIT 1 STREETS, DRAINAGE          3031038    extension is at Cousins discretion
CREC - RIVER'S CALL UNIT 1 TOPPING COURSE OF ASPHALT  3031037    extension is at Cousins discretion


CREC - ALCOVY SPRINGS UNIT 2                          3027778    extension is at Cousins discretion
CREC - ALCOVY SPRINGS UNIT 3                          3030110    extension is at Cousins discretion


PINNACLE                                              940763     extended 1 year until 7/7/2002, automatically extends for
                                                                 additional 1 year periods


CARLYLE I                                             940548     extended 4/14/2001; automatically extends for additional 6 month periods; bank may elect not to renew
CARLYLE II                                            941547     automatic 6 month extensions; bank may elect not to renew;
                                                                 extended 5/31/01


MIRA MESA MARKETCENTER                                941530     automatically extends for additional 1 year periods
MIRA MESA MARKETCENTER                                941531     extended 6/1/2001; automatically extends for additional 1 year periods


THE AVENUE OF THE PENISULA                            941003     automatically extends for additional 1 year periods


BENTWATER - UNIT B                                    3028550    extension is at Cousins discretion
BENTWATER - WINDING CREEK                             3029292    extension is at Cousins discretion
BENTWATER - PHASE G MAINTENANCE                       3032503    extension is at Cousins discretion
BENTWATER - PHASE H MAINTENANCE                       3032504    extension is at Cousins discretion
BENTWATER - AMENITY PKG, WINDING CREEK                3032505    extension is at Cousins discretion
BENTWATER - PHASE A-2 MAINTENANCE                     3032841    extension is at Cousins discretion
BENTWATER - UNIT I                                    3034793    extension is at Cousins discretion
BENTWATER - UNIT N                                    3034794    extension is at Cousins discretion

TOTAL OUTSTANDING UNDER LINE

CANCELLED/EXPIRED from 6/30/01 - 8/28/01
----------------------------------------

CREC - BRADSHAW FARM 5B PH 2 STREETS, DRAINAGE        3022945    extension is at Cousins discretion, extended until 6/30/01
CREC - ALCOVY WOODS STREETS, DRAINAGE PH 1            3022350    extension is at Cousins discretion

                                                                     AMOUNT
                                          L/C #         DATE        3/31/00      EXPIRATION    BENEFICIARY
                                          -----         ----        -------      ----------    -----------
MIRA MESA MARKETCENTER                    941075      10/27/98       80,623.00     2/28/01     CITY OF SAN DIEGO
MIRA MESA MARKETCENTER-RE TAXES           941527-B    06/04/99      271,610.00   06/30/2001    COUNTY OF SAN DIEGO
MIRA MESA MARKETCENTER                    941530      05/20/99    4,350,976.00   06/30/2001    CITY OF SAN DIEGO
MIRA MESA MARKETCENTER                    941531      05/20/99    1,000,000.00   06/01/2001    CITY OF SAN DIEGO
THE AVENUE OF THE PENISULA                941003       9/25/98    1,500,000.00     3/28/03     CITY OF ROLLING HILLS ESTATES
THE AVENUE OF THE PENISULA                3022588    01/24/2000     480,000.00   02/01/2001    WILLIAMS-SONOMA



                                                         BENEFICIARY
                                                         -----------

INCLUDED UNDER LINE
-------------------
                                                                                          6/30/01     6/30/01

CREC - ECHO MILL, ASPHALT UNIT IX                       COBB COUNTY                       6/30/01     6/30/01   0   0.00
CREC - ECHO MILL, STREETS & DRAINAGE UNIT IX            COBB COUNTY                       6/30/01     6/30/01   0   0.00


CREC - RIVER'S CALL UNIT 1 STREETS, DRAINAGE            COBB COUNTY                       6/30/01     6/30/01   0   0.00
CREC - RIVER'S CALL UNIT 1 TOPPING COURSE OF ASPHALT    COBB COUNTY                       6/30/01     6/30/01   0   0.00


CREC - ALCOVY SPRINGS UNIT 2                            GWINNETT COUNTY                   6/30/01     6/30/01   0   0.00
CREC - ALCOVY SPRINGS UNIT 3                            GWINNETT COUNTY                   6/30/01     6/30/01   0   0.00


PINNACLE                                                STATE OF GA DEPT OF TRANSP        6/30/01     6/30/01   0   0.00


CARLYLE I                                               CITY OF ALEXANDRIA                6/30/01     6/30/01   0   0.00

CARLYLE II                                              CITY OF ALEXANDRIA                6/30/01     6/30/01   0   0.00


MIRA MESA MARKETCENTER                                  CITY OF SAN DIEGO                 6/30/01     6/30/01   0   0.00

MIRA MESA MARKETCENTER                                  CITY OF SAN DIEGO                 6/30/01     6/30/01   0   0.00



THE AVENUE OF THE PENISULA                              CITY OF ROLLING HILLS ESTATES     6/30/01     6/30/01   0   0.00


BENTWATER - UNIT B                                      PAULDING COUNTY                   6/30/01     6/30/01   0   0.00
BENTWATER - WINDING CREEK                               PAULDING COUNTY                   6/30/01     6/30/01   0   0.00
BENTWATER - PHASE G MAINTENANCE                         PAULDING COUNTY                   6/30/01     6/30/01   0   0.00
BENTWATER - PHASE H MAINTENANCE                         PAULDING COUNTY                   6/30/01     6/30/01   0   0.00
BENTWATER - AMENITY PKG, WINDING CREEK                  HUD                               6/30/01     6/30/01   0   0.00
BENTWATER - PHASE A-2 MAINTENANCE                       PAULDING COUNTY                   6/30/01     6/30/01   0   0.00
BENTWATER - UNIT I                                      PAULDING COUNTY                   6/30/01     6/30/01   0   0.00
BENTWATER - UNIT N                                      PAULDING COUNTY                   6/30/01     6/30/01   0   0.00
                                                                                                                    ----
TOTAL OUTSTANDING UNDER LINE                                                                                        0.00
                                                                                                                    ----

CANCELLED/EXPIRED from 6/30/01 - 8/28/01
----------------------------------------

CREC - BRADSHAW FARM 5B PH 2 STREETS, DRAINAGE          CHEROKEE COUNTY                   6/30/01     6/30/01   0   0.00
CREC - ALCOVY WOODS STREETS, DRAINAGE PH 1              GWINNETT COUNTY                   6/30/01     6/30/01   0   0.00

                                                                                                                    ----
                                                                                                                    0.00
                                                                                                                    ----


                                   SCHEDULE 2
                                   ----------

                         COUSINS PROPERTIES INCORPORATED

                                 LIENS OF RECORD
                             (as of August 17, 2001)


                                                                                                        Approximate
       Lender                                Collateral                             Maturity           Loan Balance
       ------                                ----------                             --------           ------------

Cousins Properties Incorporated
-------------------------------
and Consolidated Entities
-------------------------

CSC Associates, L.P.                    CSC Partnership Interest                      02/15/11           67,420,000
Prudential                              Perimeter Expo                                08/15/05           20,227,000
Metropolitan Life                       101 Independence Center                       12/01/07           46,304,000
Mass Mutual                             Northside/Alpharetta I                        01/01/06           10,166,000
Metropolitan Life                       Lakeshore Park Plaza                          11/01/08           10,401,000
NLI Properties                          101 Second Street                             04/19/10           80,235,000
Teachers                                Meridian Mark Plaza                           10/01/10           25,320,000
Teachers                                Avenue East Cobb                              08/01/10           38,751,000
Archon                                  Presidential MarketCenter                     05/02/11           28,000,000
Purchase Money Debt                     Cedar Grove Residential Lots                  05/31/04            3,000,000
Teachers                                600 University Park                           08/10/11           14,000,000

11% or More Owned Unconsolidated Entities
-----------------------------------------

       Wildwood Associates
       -------------------

           Met Life                     2300 Building                                 12/01/05           61,861,000
           Prudential                   2500 Building                                 12/15/05           22,161,000
           Teachers                     3200 Windy Hill Road                          01/01/07           66,581,000
           Northwestern                 4200 Wildwood Parkway                         03/31/14           42,350,000
           Northwestern                 4100/4300 Wildwood Parkway                    04/01/12           27,998,000

       Other 11% or More Owned Entities
       --------------------------------

           Bank of Nova Scotia          Ten Peachtree Place                           11/30/01           15,822,000
           Cede & Co.                   Bank of America Plaza                         02/15/11           67,420,000
           Transamerica                 John Marshall II                              04/01/13           20,930,000
           Teachers                     Two Live Oak                                  12/31/09           29,037,000
           Teachers                     The Pinnacle                                  12/31/09           68,937,000
           Equitable                    North Point MarketCenter                      07/15/05           27,330,000
           Bank of America              Gateway Village                               01/02/02          159,634,000
           Northwestern                 100 and 200 North Point Center                08/01/07           23,562,000
                                        East


Note The above list does not include liens securing any Indebtedness owed by any Consolidated Entity or Unconsolidated Entity to the Borrower, which liens are expressly permitted under the definition of "Permitted Liens." The approximate loan balance amounts are as of June
         30, 2001, except for the Teachers loan with respect to 600 University
         Park which closed on August 10, 2001.



                                   SCHEDULE 3
                                   ----------

                         LIST OF UNCONSOLIDATED ENTITIES
                             (as of August 13, 2001)



Brad Cous Golf Venture, Ltd. (50% owned by Borrower)

CC-JM II Associates (50% owned by Borrower)

Charlotte Gateway Village, LLC (50% owned by Borrower)

C-H Associates, Ltd. (49% owned by Cousins Real Estate Corporation)

C-H Leasing Associates (50% owned by Cousins Real Estate Corporation)

C-H Management Associates (50% owned by Cousins Real Estate Corporation)

CPI/FSP I, L.P. (49% owned by Cousins Austin, Inc. and 1% owned by Cousins
  Austin GP, Inc.)

CP Venture LLC (50% owned by Borrower)

CP Venture Two LLC (11.5% owned by Borrower)

Crawford Long - CPI, LLC (50% owned by Borrower)

CSC Associates, L.P. (50% owned by Borrower)

Cousins LORET Venture, L.L.C. (50% owned by Borrower)

Green Valley Associates II (50% owned by Borrower)

Hickory Hollow Associates (50% owned by Cousins Real Estate Corporation)

MC Dusseldorf Holding B.V. (10% voting interest owned by Borrower and 40% voting interest owned by Cousins Real Estate Corporation)

Nonami Aircraft Associates, L.L.C. (50% owned by Borrower)

Nonami Aircraft Facility Associates (25% owned by Borrower)

Temco Associates (50% owned by Cousins Real Estate Corporation)

Ten Peachtree Place Associates (50% owned by Borrower)

285 Venture, LLC (50% owned by Borrower)

Wildwood Associates (50% owned by Borrower)

                                   SCHEDULE 4
                                   ----------

                          CONSOLIDTED ENTITY GUARANTORS




1.       Cousins, Inc., an Alabama corporation

2.       Cousins/Daniel, LLC, a Georgia limited liability company

3.       Cousins Real Estate Corporation, a Georgia corporation

4.       Cousins MarketCenters, Inc., a Georgia corporation, formerly known as
           Cousins/New Market Development Company, Inc.

5.       Cousins Real Estate Development, Inc., a Georgia corporation

6.       New Land Realty, LLC, a Georgia limited liability company

7.       CREC II Inc., a Georgia corporation

8.       Cousins Stone Texas Inc., a Georgia corporation

9.       CS Texas, Inc., a Georgia corporation

10.      Perimeter Expo Associates, L.P., a Georgia limited partnership

11.      Cousins/Myers Second Street Partners, L.L.C., a Delaware limited liability company

12.      Cousins/Cerritos I, LLC, a Delaware limited liability company, formerly known as CommonWealth/Cousins I, LLC

13.      CP Venture Three LLC, a Delaware limited liability company

14.      Cousins/Myers II, LLC, a Delaware limited liability company

15.      Cousins Properties Texas LP, a Texas limited partnership

16.      Cousins Texas GP, Inc., a Georgia corporation

17.      Cousins Texas Inc., a Georgia corporation

18.      Cousins Austin GP, Inc., a Georgia corporation

19.      Cousins Austin, Inc., a Georgia corporation

20.      Cousins Properties Services L.P., a Texas limited partnership, formerly known as Cousins Stone L.P.

21.      Cedar Grove Lakes, LLC, a Georgia limited liability company

22.      Presidential MarketCenter LLC, a Georgia limited liability company

                                   SCHEDULE 5
                                   ----------

                          LIST OF CONSOLIDATED ENTITIES
                             (as of August 13, 2001)



     Cousins, Inc.; subsidiary includes Cousins/Daniel, LLC*

     Cousins Real Estate Corporation (100% of non-voting common stock and 100% of preferred stock owned by Borrower); subsidiaries include Cousins MarketCenters, Inc., Cousins Real Estate Development Inc., New Land Realty, LLC, and Cedar Grove Lakes, LLC (100% owned by Cousins Real Estate Corporation) - and the following wholly owned inactive entities:

                  Jabco Twenty-One, Inc.
                  Jabco Industrial Properties, inc.
                  O.I.P., Inc.
                  Royal Oaks Investments, Inc.
                  Willow Bend Apartments, Inc.
                  Cousins Development, Inc.

     CREC II Inc. (100% of non-voting common stock and 100% of preferred stock owned by Borrower); subsidiaries include Cousins Stone Texas Inc. (100% owned by CREC II Inc.) and CS Texas Inc. (100% owned by CREC II Inc.)

     Rocky Creek Associates (75% owned by Borrower)

     Perimeter Expo Associates, L.P. (90% owned by Borrower and 10% owned by Cousins MarketCenters, Inc.)

     Cousins/Myers Second Street Partners, L.L.C.*

     Cousins/Cerritos I, LLC, formerly known as CommonWealth/Cousins I, LLC

     CP Venture Three LLC (88.5% by Borrower and 11.5% owned by Prudential)

     Cousins/Myers II, LLC*

     Cousins Properties Texas LP

     Cousins Texas GP Inc.

     Cousins Texas Inc.

     Cousins Austin GP, Inc.

     Cousins Austin, Inc.

     Cousins Properties Services LP, formerly known as Cousins Stone LP

     Presidential MarketCenter, LLC (100% owned by Borrower)

     * Minority member receives a portion of residual cash flow and capital proceeds after a preferred return to Borrower.

                                   EXHIBIT 6
                        COUSINS PROPERTIES INCORPORATED
                           SCHEDULE OF VALUED ASSETS
                      FOR THE QUARTER ENDED JUNE 30, 2001
                                                                                                 TOTAL SQUARE
                                                    DIVISION         LOCATION                       FOOTAGE       OWNERSHIP
                                                    --------      --------------                 ------------     ---------

ENCUMBERED - INCOME PRODUCING ASSETS (CONSOLIDATED ENTITIES)
------------------------------------------------------------

Meridian Mark Plaza                                 Med Office    Atlanta, GA                        161,000         100%
Northside / Alpharetta I                            Med Office    Atlanta, GA                        103,000         100%
101 Independence Center                             Office        Charlotte, NC                      526,000         100%
101 Second Street                                   Office        San Francisco, CA                  387,000         100%
Lakeshore Park Plaza                                Office        Birmingham, AL                     190,000         100%
600 University Park Place                           Office        Birmingham, AL                     123,000         100%
650 Mass Ave Note                                   Other         Washington, DC                                     100%
The Avenue East Cobb                                Retail        Atlanta, GA                        225,000         100%
Perimeter Expo                                      Retail        Atlanta, GA                        176,000         100%
Presidential MarketCenter (Excluding Carmike)       Retail        Atlanta, GA                        329,435         100%
                                                                                                  ----------
 Sub-Total Encumbered - Income Producing Assets (Consolidated Entities)                            2,220,435
                                                                                                  ----------

ENCUMBERED - INCOME PRODUCING ASSETS (UNCONSOLIDATED ENTITIES)
--------------------------------------------------------------

100 North Point Center East                         Office         Atlanta, GA                       128,000        11.50%
200 North Point Center East                         Office         Atlanta, GA                       130,000        11.50%
2300 Windy Ridge Parkway                            Office         Atlanta, GA                       635,000          50%
2500 Windy Ridge Parkway                            Office         Atlanta, GA                       314,000          50%
3200 Windy Hill Road                                Office         Atlanta, GA                       687,000          50%
4100/4300 Wildwood Parkway                          Office         Atlanta, GA                       250,000          50%
4200 Wildwood Parkway                               Office         Atlanta, GA                       260,000          50%
Bank of America Plaza                               Office         Atlanta, GA                     1,261,000          50%
John Marshall - II                                  Office         Washington, D.C                   224,000          50%
The Pinnacle                                        Office         Atlanta, GA                       423,000          50%
Ten Peachtree Place                                 Office         Atlanta, GA                       259,000          50%
Two Live Oak Center                                 Office         Atlanta, GA                       278,000          50%
North Point MarketCenter                            Retail         Atlanta, GA                       401,000        11.50%
                                                                                                  ----------
 Sub-Total Encumbered - Income Producing Assets (Unconsolidated Entities)                          5,250,000
                                                                                                  ----------


OTHER ASSETS (CONSOLIDATED ENTITIES)
------------------------------------


Projects Under Construction
---------------------------
 4th & Congress                                     Other          Austin, TX                                        100%

Land Held for Investment or Future Development
----------------------------------------------
 Land Held for Investment                           Other          Atlanta, GA                                       100%
 Salem Road Outparcels (25% of Cousins Book Value)  Other          Atlanta, GA                                       100%

Residential Lots (50% of Cousins Book Value)        Other          Atlanta, GA                                       100%

 Sub-Total Other Assets (Consolidated Entities)

OTHER ASSETS (UNCONSOLIDATED ENTITIES)
--------------------------------------

Austin Research Park- Bldg III & IV                 Office         Austin, TX                        358,000          50%
                                                                                                  ----------
 Sub-Total Other Assets (Unconsolidated Entities)                                                    358,000
                                                                                                  ----------

UNENCUMBERED - ASSETS UNDER DEVELOPMENT (CONSOLIDATED ENTITIES)
---------------------------------------------------------------

55 Second Street                                    Office         San Francisco, CA                 375,000         100%
Cerritos Corporate Center - Phase II                Office         Los Angeles, CA                   104,000         100%
Northside / Alpharetta II                           Med Office     Atlanta, GA                       198,000         100%
The Avenue Peachtree City                           Retail         Atlanta, GA                       167,000        88.50%
Salem Road Station                                  Retail         Atlanta, GA                        67,000         100%
                                                                                                  ----------
 Sub-Total Unencumbered - Assets Under Development (Consolidated Entities)                           911,000
                                                                                                  ----------

UNENCUMBERED - ASSETS UNDER DEVELOPMENT (UNCONSOLIDATED ENTITIES)
-----------------------------------------------------------------

Crawford Long Medical Office Building               Med Office      Atlanta, GA                      366,000          50%
The Shops at World Golf Village                     Retail          St. Augustine, FL                 80,000          50%
1155 Perimeter Center West                          Office          Atlanta, GA                      362,000          50%
                                                                                                  ----------
 Sub-Total Unencumbered - Assets Under Development (Unconsolidated Entities)                         808,000
                                                                                                  ----------

UNENCUMBERED - INCOME PRODUCING ASSETS (CONSOLIDATED ENTITIES)
--------------------------------------------------------------

Atherogenics                                        Med Office      Atlanta, GA                       50,000         100%
1900 Duke Street                                    Office          Washington, D.C                   97,000         100%
3100 Windy Hill Road                                Office          Atlanta, GA                      188,000         100%
3301 Windy Ridge Parkway                            Office          Atlanta, GA                      107,000         100%
333 John Carlyle                                    Office          Washington, D.C                  153,000         100%
333 North Point Center East                         Office          Atlanta, GA                      129,000         100%
555 North Point Center East                         Office          Atlanta, GA                      152,000         100%
615 Peachtree Street                                Office          Atlanta, GA                      149,000         100%
AT&T Wireless Services Headquarters                 Office          Los Angeles, CA                  222,000         100%
Inforum                                             Office          Atlanta, GA                      988,000         100%
One Georgia Center                                  Office          Atlanta, GA                      363,000        88.50%
The Points at Waterview                             Office          Dallas, TX                       200,000         100%
Daniel Note                                         Other           Birmingham, AL                                   100%
Ground Leases - North Point                         Other           Atlanta, GA                                      100%
The Avenue of the Peninsula                         Retail          Rolling Hills Estates, CA        369,000         100%
Mira Mesa MarketCenter                              Retail          San Diego, CA                    447,000        88.50%
Presidential MarketCenter - Carmike                 Retail          Atlanta, GA                       44,565         100%
                                                                                                  ----------
 Sub-Total Unencumbered - Income Producing Assets (Consolidated Entities)                          3,658,565
                                                                                                  ----------

UNENCUMBERED - INCOME PRODUCING ASSETS (UNCONSOLIDATED ENTITIES)
----------------------------------------------------------------

Presbyterian Medical Plaza at University            Med Office      Charlotte, NC                     69,000        11.50%
First Union Tower                                   Office          Greensboro, NC                   322,000        11.50%
Grandview II                                        Office          Birmingham, AL                   149,000        11.50%
Ground Leases - Wildwood                            Other           Atlanta, GA                                      50%
Greenbrier MarketCenter                             Retail          Chesapeake, VA                   493,000        11.50%
Los Altos MarketCenter                              Retail          Long Beach, CA                   157,000        11.50%
Mansell Crossing Phase II                           Retail          Atlanta, GA                      103,000        11.50%
                                                                                                  ----------
 Sub-Total Unencumbered - Income Producing Assets (Unconsolidated Entities)                        1,293,000
                                                                                                  ----------

Total Assets                                                                                      16,779,000
                                                                                                  ----------


                                                      WEIGHTED
                                                      RENTABLE      2ND QTR                            CAP-EX
                                                       SQUARE         2001         ANNUALIZED          RESERVE
                                                      FOOTAGE       EBITDA           EBITDA           DEDUCTION
                                                      --------      -------        ----------         ---------

ENCUMBERED - INCOME PRODUCING ASSETS (CONSOLIDATED ENTITIES)
------------------------------------------------------------

Meridian Mark Plaza                                    161,000         862            3,448               (81)
Northside / Alpharetta I                               103,000         370            1,480               (52)
101 Independence Center                                526,000       2,186            8,744              (263)
101 Second Street                                      387,000       3,641           14,563              (194)
Lakeshore Park Plaza                                   190,000         366            1,464               (95)
600 University Park Place                              123,000         411            1,644               (62)
650 Mass Ave Note
The Avenue East Cobb                                   225,000       1,366            5,464              (113)
Perimeter Expo                                         176,000         827            3,308               (88)
Presidential MarketCenter (Excluding Carmike)          329,435         705            2,820              (165)
                                                     ---------------------------------------------------------
                                                     2,220,435      10,734           42,934            (1,110)
                                                     ---------------------------------------------------------

ENCUMBERED - INCOME PRODUCING ASSETS (UNCONSOLIDATED ENTITIES)
--------------------------------------------------------------

100 North Point Center East                             14,720          60              242                (7)
200 North Point Center East                             14,950          62              248                (7)
2300 Windy Ridge Parkway                               317,500       1,521            6,082              (159)
2500 Windy Ridge Parkway                               157,000         626            2,504               (79)
3200 Windy Hill Road                                   343,500       1,356            5,422              (172)
4100/4300 Wildwood Parkway                             125,000         430            1,720               (63)
4200 Wildwood Parkway                                  130,000         527            2,106               (65)
Bank of America Plaza                                  630,500       3,722           14,888              (315)
John Marshall - II                                     112,000         431            1,722               (56)
The Pinnacle                                           211,500       1,198            4,790              (106)
Ten Peachtree Place                                    129,500         357            1,426               (65)
Two Live Oak Center                                    139,000         634            2,534               (70)
North Point MarketCenter                                46,115         144              574               (23)
                                                     ---------------------------------------------------------
                                                     2,371,285      11,064           44,258            (1,186)
                                                     ---------------------------------------------------------


OTHER ASSETS (CONSOLIDATED ENTITIES)
------------------------------------

Projects Under Construction
---------------------------
 4th & Congress

Land Held for Investment or Future Development
----------------------------------------------
 Land Held for Investment
 Salem Road Outparcels (25% of Cousins Book Value)

Residential Lots (50% of Cousins Book Value)

 Sub-Total Other Assets (Consolidated Entities)

OTHER ASSETS (UNCONSOLIDATED ENTITIES)
--------------------------------------

Austin Research Park- Bldg III & IV


 Sub-Total Other Assets (Unconsolidated Entities)


UNENCUMBERED - ASSETS UNDER DEVELOPMENT (CONSOLIDATED ENTITIES)
---------------------------------------------------------------

55 Second Street
Cerritos Corporate Center - Phase II
Northside / Alpharetta II
The Avenue Peachtree City
Salem Road Station

Sub-Total Unencumbered - Assets Under Development (Consolidated Entities)


UNENCUMBERED - ASSETS UNDER DEVELOPMENT (UNCONSOLIDATED ENTITIES)
-----------------------------------------------------------------

Crawford Long Medical Office Building
The Shops at World Golf Village
1155 Perimeter Center West

Sub-Total Unencumbered - Assets Under Development (Unconsolidated Entities)


UNENCUMBERED - INCOME PRODUCING ASSETS (CONSOLIDATED ENTITIES)
--------------------------------------------------------------

Atherogenics                                            50,000         280            1,120                (25)
1900 Duke Street                                        97,000         586            2,344                (49)
3100 Windy Hill Road                                   188,000         671            2,684                (94)
3301 Windy Ridge Parkway                               107,000         261            1,044                (54)
333 John Carlyle                                       153,000         805            3,220                (77)
333 North Point Center East                            129,000         608            2,432                (65)
555 North Point Center East                            152,000         666            2,664                (76)
615 Peachtree Street                                   149,000         518            2,072                (75)
AT&T Wireless Services Headquarters                    222,000       1,225            4,900               (111)
Inforum                                                988,000       3,538           14,152               (494)
One Georgia Center                                     363,000         982            3,928               (182)
The Points at Waterview                                200,000         638            2,552               (100)
Daniel Note                                                N/A          36              142                  0
Ground Leases - North Point                                N/A         327            1,308                  0
The Avenue of the Peninsula                            369,000         607            2,428               (185)
Mira Mesa MarketCenter                                 447,000       1,311            5,244               (224)
Presidential MarketCenter - Carmike                     44,565         123              492                (22)
                                                     ----------------------------------------------------------
Sub-Total Unencumbered - Income Producing
  Assets (Consolidated Entities)                     3,658,565      13,182           52,726             (1,829)
                                                     ----------------------------------------------------------

UNENCUMBERED - INCOME PRODUCING ASSETS (UNCONSOLIDATED ENTITIES)
----------------------------------------------------------------

Presbyterian Medical Plaza at University                 7,935          25               100                (4)
First Union Tower                                       37,030         132               527               (19)
Grandview II                                            17,135          62               248                (9)
Ground Leases - Wildwood                                   N/A         147               586                 0
Greenbrier MarketCenter                                 56,695         130               518               (28)
Los Altos MarketCenter                                  18,055          80               321                (9)
Mansell Crossing Phase II                               11,845          32               130                (6)
                                                     ----------------------------------------------------------
Sub-Total Unencumbered - Income Producing
  Assets (Unconsolidated Entities)                     148,695         607             2,429                (74)
                                                     -----------------------------------------------------------
Total Assets                                         8,398,980      35,587           142,348             (4,199)

                                                                                                     GROSS
                                                                                                      BOOK
                                                               ADJUSTED                             VALUE AS        AGREED
                                                                EBITDA        CAP RATE             OF 6/30/01       VALUE
                                                               --------       --------             ----------       ------


ENCUMBERED - INCOME PRODUCING ASSETS (CONSOLIDATED ENTITIES)
------------------------------------------------------------

Meridian Mark Plaza                                               3,368         9.00%                                 37,417
Northside / Alpharetta I                                          1,429         9.00%                                 15,872
101 Independence Center                                           8,481         9.00%                                 94,233
101 Second Street                                                14,369         9.00%                                145,290
Lakeshore Park Plaza                                              1,369         9.00%                                 13,994
600 University Park Place                                         1,583         9.00%                                 17,583
650 Mass Ave Note                                                                                                     24,347
The Avenue East Cobb                                              5,352         9.50%                                 56,332
Perimeter Expo                                                    3,220         9.50%                                 33,895
Presidential MarketCenter (Excluding Carmike)                     2,655         9.50%                                 27,946
                                                                -------                                              -------
 Sub-Total Encumbered - Income Producing Assets
   (Consolidated Entities)                                       41,824                                              466,909
                                                                -------                                              -------

ENCUMBERED - INCOME PRODUCING ASSETS (UNCONSOLIDATED ENTITIES)
--------------------------------------------------------------

100 North Point Center East                                         234          9.00%                                 2,602
200 North Point Center East                                         241          9.00%                                 2,677
2300 Windy Ridge Parkway                                          5,923          9.00%                                65,814
2500 Windy Ridge Parkway                                          2,426          9.00%                                26,950
3200 Windy Hill Road                                              5,250          9.00%                                58,336
4100/4300 Wildwood Parkway                                        1,658          9.00%                                18,417
4200 Wildwood Parkway                                             2,041          9.00%                                22,678
Bank of America Plaza                                            14,573          9.00%                               161,919
John Marshall - II                                                1,666          9.00%                                18,511
The Pinnacle                                                      4,684          9.00%                                52,047
Ten Peachtree Place                                               1,361          9.00%                                15,125
Two Live Oak Center                                               2,465          9.00%                                27,383
North Point MarketCenter                                            551          9.50%                                 5,800
                                                                -------                                            ---------
 Sub-Total Encumbered - Income Producing Assets
   (Unconsolidated Entities)                                     43,072                                              478,259
                                                                -------                                            ---------

OTHER ASSETS (CONSOLIDATED ENTITIES)
------------------------------------

Projects Under Construction
---------------------------
 4th & Congress                                                                                       14,657          14,657

Land Held for Investment or Future Development
----------------------------------------------
 Land Held for Investment                                                                             59,000          59,000
 Salem Road Outparcels (25% of Cousins Book Value)                                                       296              74

Residential Lots (50% of Cousins Book Value)                                                           7,124           3,562

                                                                                                     -----------------------
 Sub-Total Other Assets (Consolidated Entities)                                                       81,078          77,294
                                                                                                     -----------------------

OTHER ASSETS (UNCONSOLIDATED ENTITIES)
--------------------------------------

Austin Research Park- Bldg III & IV                                                                   22,265          22,265

                                                                                                     -----------------------
 Sub-Total Other Assets (Unconsolidated Entities)                                                     22,265          22,265
                                                                                                     -----------------------

UNENCUMBERED - ASSETS UNDER DEVELOPMENT (CONSOLIDATED ENTITIES)
---------------------------------------------------------------

55 Second Street                                                                                      67,583          67,583
Cerritos Corporate Center - Phase II                                                                  54,775          54,775
Northside / Alpharetta II                                                                             17,962          17,962
The Avenue Peachtree City                                                                             22,518          19,928
Salem Road Station                                                                                     5,942           5,942
                                                                                                     -----------------------
                                                                                                     168,780         166,190
 Sub-Total Unencumbered - Assets Under Development (Consolidated Entities)                           -----------------------


UNENCUMBERED - ASSETS UNDER DEVELOPMENT (UNCONSOLIDATED ENTITIES)
-----------------------------------------------------------------

Crawford Long Medical Office Building                                                                 10,484          10,484
The Shops at World Golf Village                                                                        6,357           6,357
1155 Perimeter Center West                                                                            29,152          29,152
                                                                                                     -----------------------
 Sub-Total Unencumbered - Assets Under Development (Unconsolidated Entities)                          45,993          45,993
                                                                                                     -----------------------

UNENCUMBERED - INCOME PRODUCING ASSETS (CONSOLIDATED ENTITIES)
--------------------------------------------------------------

Atherogenics                                                      1,095          9.00%                                12,167
1900 Duke Street                                                  2,296          9.00%                                25,506
3100 Windy Hill Road                                              2,590          9.00%                                28,778
3301 Windy Ridge Parkway                                            991          9.00%                                11,006
333 John Carlyle                                                  3,144          9.00%                                34,928
333 North Point Center East                                       2,368          9.00%                                26,306
555 North Point Center East                                       2,588          9.00%                                28,756
615 Peachtree Street                                              1,998          9.00%                                22,194
AT&T Wireless Services Headquarters                               4,789          9.00%                                53,211
Inforum                                                          13,658          9.00%                               151,756
One Georgia Center                                                3,747          9.00%                                36,841
The Points at Waterview                                           2,452          9.00%                                27,244
Daniel Note                                                         142          9.00%                                 1,605
Ground Leases - North Point                                       1,308          9.00%                                14,533
The Avenue of the Peninsula                                       2,244          9.50%                                23,616
Mira Mesa MarketCenter                                            5,021          9.50%                                46,770
Presidential MarketCenter - Carmike                                 470          9.50%                                 4,949
                                                                 ------                                            ---------
 Sub-Total Unencumbered - Income Producing Assets                50,897                                              550,164
    (Consolidated Entities)                                      ------                                            ---------


UNENCUMBERED - INCOME PRODUCING ASSETS (UNCONSOLIDATED ENTITIES)
----------------------------------------------------------------

Presbyterian Medical Plaza at University                             96          9.00%                                 1,065
First Union Tower                                                   508          9.00%                                 5,647
Grandview II                                                        239          9.00%                                 2,660
Ground Leases - Wildwood                                            586          9.00%                                 6,511
Greenbrier MarketCenter                                             490          9.50%                                 5,159
Los Altos MarketCenter                                              312          9.50%                                 3,280
Mansell Crossing Phase II                                           124          9.50%                                 1,303
                                                                -------                                            ---------
 Sub-Total Unencumbered - Income Producing Assets
   (Unconsolidated Entities)                                      2,355                                               25,624
                                                                -------                              -----------------------

Total Assets                                                    138,149                              318,116       1,832,698
                                                                =======                              =======================

                                                                                        CAP-EX          QUARTERLY
                                                                    QUARTERLY           RESERVE         ADJUSTED
                                                                      EBITDA           DEDUCTION         EBITDA
                                                                    ---------          ---------        ---------

ENCUMBERED - INCOME PRODUCING ASSETS (CONSOLIDATED ENTITIES)
------------------------------------------------------------

Meridian Mark Plaza
Northside / Alpharetta I
101 Independence Center
101 Second Street
Lakeshore Park Plaza
600 University Park Place
650 Mass Ave Note
The Avenue East Cobb
Perimeter Expo
Presidential MarketCenter (Excluding Carmike)

 Sub-Total Encumbered - Income Producing Assets (Consolidated Entities)


ENCUMBERED - INCOME PRODUCING ASSETS (UNCONSOLIDATED ENTITIES)
--------------------------------------------------------------

100 North Point Center East
200 North Point Center East
2300 Windy Ridge Parkway
2500 Windy Ridge Parkway
3200 Windy Hill Road
4100/4300 Wildwood Parkway
4200 Wildwood Parkway
Bank of America Plaza
John Marshall - II
The Pinnacle
Ten Peachtree Place
Two Live Oak Center
North Point MarketCenter

 Sub-Total Encumbered - Income Producing Assets
   (Unconsolidated Entities)


OTHER ASSETS (CONSOLIDATED ENTITIES)
------------------------------------

Projects Under Construction
---------------------------
 4th & Congress

Land Held for Investment or Future Development
----------------------------------------------
 Land Held for Investment
 Salem Road Outparcels (25% of Cousins Book Value)

Residential Lots (50% of Cousins Book Value)


 Sub-Total Other Assets (Consolidated Entities)


OTHER ASSETS (UNCONSOLIDATED ENTITIES)
--------------------------------------

Austin Research Park- Bldg III & IV

 Sub-Total Other Assets (Unconsolidated Entities)

UNENCUMBERED - ASSETS UNDER DEVELOPMENT (CONSOLIDATED ENTITIES)
---------------------------------------------------------------

55 Second Street
Cerritos Corporate Center - Phase II
Northside / Alpharetta II
The Avenue Peachtree City
Salem Road Station

 Sub-Total Unencumbered - Assets Under Development
   (Consolidated Entities)


UNENCUMBERED - ASSETS UNDER DEVELOPMENT (UNCONSOLIDATED ENTITIES)
-----------------------------------------------------------------

Crawford Long Medical Office Building
The Shops at World Golf Village
1155 Perimeter Center West

 Sub-Total Unencumbered - Assets Under Development
   (Unconsolidated Entities)


UNENCUMBERED - INCOME PRODUCING ASSETS (CONSOLIDATED ENTITIES)
--------------------------------------------------------------

Atherogenics                                                             280                (6)              274
1900 Duke Street                                                         586               (12)              574
3100 Windy Hill Road                                                     671               (24)              648
3301 Windy Ridge Parkway                                                 261               (13)              248
333 John Carlyle                                                         805               (19)              786
333 North Point Center East                                              608               (16)              592
555 North Point Center East                                              666               (19)              647
615 Peachtree Street                                                     518               (19)              499
AT&T Wireless Services Headquarters                                    1,225               (28)            1,197
Inforum                                                                3,538              (124)            3,415
One Georgia Center                                                       982               (45)              937
The Points at Waterview                                                  638               (25)              613
Daniel Note                                                               36                 0                36
Ground Leases - North Point                                              607               (46)              561
Mira Mesa MarketCenter                                                 1,311               (56)            1,255
Presidential MarketCenter - Carmike                                      123                (6)              118
                                                                      ------------------------------------------
Sub-Total Unencumbered - Income Producing Assets
  (Consolidated Entities)                                             13,182              (457)           12,724
                                                                      ------------------------------------------

UNENCUMBERED - INCOME PRODUCING ASSETS (UNCONSOLIDATED ENTITIES)
----------------------------------------------------------------

Presbyterian Medical Plaza at University
First Union Tower
Grandview II
Ground Leases - Wildwood
Greenbrier MarketCenter
Los Altos MarketCenter
Mansell Crossing Phase II

 Sub-Total Unencumbered - Income Producing Assets
   (Unconsolidated Entities)


Total Assets

                                   SCHEDULE 7
                                   ----------

                            LAND HELD FOR INVESTMENT







                                                              Balance @
                                                            June 30, 2001
     Projects Under Construction                           ($ in thousands)
     ---------------------------                           ----------------

           4th & Congress                                      $14,657



     Land Held for Investment or Future Development
     ----------------------------------------------

           Land Held for Investment (a)                          59,000
           Salem Road Outparcel                                      74
                                                                -------
                                                                $73,731
                                                                =======



(a)      Land Held for Investment includes:

                                                 Acres                % Owned
                                                 -----                -------

            North Point                           230                   100%
            Wildwood Office Park                  130                   100%
            Wildwood Office Park                   34                    50%

                                   SCHEDULE 8
                                   ----------









         Borrower has used the mark "THE AVENUE" to identify certain of its leasing, brokerage and management of real estate property services, and as part of the names of various shopping centers, such as "THE AVENUE EAST COBB" and "THE AVENUE OF THE PENINSULA." Borrower is the owner of a pending application to register the mark "THE AVENUE" (Serial No. 75/328,778) in the U.S. Patent and Trademark Office ("PTO") and has received registrations in the PTO for "THE AVENUE EAST COBB" (Registration No. 2354636) and "THE AVENUE OF THE PENINSULA" (Registration No. 2288962) and has filed applications in the PTO to register certain additional names.

         Avenue, inc., a women's clothing retail chain is the owner of several state and federal registrations for the service mark THE AVENUE for women's retail clothing services and various merchandise. These registrations include 1,678,620; 2,065,819; 2,088,167; 2,144,949 and pending application Serial No.
74/732,922. Avenue, Inc. is a wholly-owned subsidiary of United Retail Group, Inc., which owns and operates the retail chains Sizes Unlimited and The Avenue ("United Retail"). United Retail has made claims against Borrower that use of Borrower's "THE AVENUE" mark and variants thereof for real estate services violate their trademark rights for retail store services and merchandise. The last contact with United Retail regarding these matters was in August 1999.

                                   SCHEDULE 9
                                   ----------




        1. CP Venture Three LLC v. Collins General Contractors and Reliance Insurance Company, Case No. GIC 756295, filed in the Superior Court of San Diego County, California. CP Venture Three LLC initiated this action for damages against the general contractor responsible for constructing the shopping center improvements at Mira Mesa MarketCenter in Mira Mesa, California. Pending resolution of CP Venture Three LLC's claims, CP Venture Three LLC has withheld certain payments from the general contractor. The defendant has filed a cross complaint against CP Venture Three LLC for monies allegedly owed to defendant. In addition, numerous subcontractors have asserted claims against CP Venture Three LLC and the general contractor claiming that the general contractor has failed to pay amounts owed to such subcontractors. The pending lawsuits filed by subcontractors include, without limitation, those listed in items (a) through
(c) below.

                (a) Todd Pipe & Supply-San Diego, Inc. v. Precision Plumbing Enterprises; CP Venture Three LLC, et al., Case No. GIC 755817, filed in the Superior Court of San Diego County, California.

                (b) Buzz Electric, Inc. v CP Venture Three, LLC; Collins General Contractors, Case No. GIN 009744, filed in the Superior Court of San Diego County, California.

                (c) Howe Electric v. CP Venture Three LLC, et al., Case No. GIC 759570, filed in the Superior Court of San Diego County, California.


        2. CP Venture Three LLC has entered into a ground lease with Edwards Theatres Circuit, Inc. with respect to premises adjacent to the shopping center in Mira Mesa, California. Edwards Theatre has allegedly failed to pay certain contractors and/or subcontractors in connection with the improvements constructed by Edwards Theatre upon the real property leased from CP Venture Three LLC. At least one subcontractor has filed suit for monies owed in connection with the construction of such improvements, and CP Venture Three LLC has been joined in such lawsuit in an effort by the plaintiff to perfect mechanics' and materialmen's liens against the real property owned by CP Venture Three LLC. The pending case is John Jory Corp. v. CP Venture Three LLC and Edwards Theatres Circuit, Inc., Case No. GIC 757300, filed in the Superior Court of San Diego County, California.

        3. B.S.E. Consultants, Inc. v Cousins MarketCenters, Inc., Case No. 98-1091-Civ-Orl-18C, filed in the United States District Court for the Middle District of Florida, Orlando Division. This suit asserts claims for breach of an oral contract and various related equitable claims. The plaintiff seeks $57,000 in damages, plus interest, costs, and attorneys' fees. Cousins MarketCenters, Inc.'s Motion for Final Summary Judgment on all claims raised by the plaintiff was granted by the District Court. The plaintiff filed an appeal in the United States Court of Appeals, and such appeal is pending.

        4. North Atlanta Physicians III, Ltd. v. Hyox Medical Treatment Center, Inc., Thomas D. Simms, and Richard W. King, Jr., M.D. v. North Atlanta Physicians III, Ltd.; David M. Cohen, M.D.; William C. Collins, M.C.; and Cousins Properties Incorporated, Civil Action No. 99V50018657C, filed in the State Court of Fulton County, Georgia. North Atlanta Physicians III, LTD. ("NAP III") sued Hyox for breach of a Commercial Office Lease. Hyox counterclaimed against NAP III and Borrower for alleged negligent misrepresentation in negotiating the lease. This case is currently in discovery.

        5. Maudine Benon v. Cousins Properties, Inc., Marriott, Inc., Jeff McCarthy, Linda Beauchamp and Tracy Baker, Civil Action File No. 2000-CV-30236, filed in the Superior Court of Fulton County, Georgia. Mr. McCarthy is a former employee of the Borrower and Ms. Beauchamp is an employee of the Borrower. In this action, Ms. Benton has sued the Borrower alleging that the Borrower breached a contract to provide services to Ms. Benton before and during a holiday craft show. Ms. Benton's state law claims also include tortious interference with contract and business relations, intentional infliction of emotional distress and conspiracy.

        6. Maudine Benton v. Cousins Properties, Inc., Marriott, Inc., Jeff McCarthy, Linda Beauchamp and Tracy Baker, Civil Action File No. 1:00-CV-2903, filed in the United States District Court for the Northern District of Georgia. In this action, Ms. Benton has sued the Borrower alleging that the Borrower violated her civil rights in violation of 42 U.S.C. Sections 1981, 1985, 1986 and 2000a. The parties have requested that the two actions described above in items numbered 5 and 6 be consolidated in federal court.



Notwithstanding the disclosure of the foregoing matters on this Schedule 9, the Borrower does reasonably believe that any of the foregoing matters, if adversely determined, would have a Materially Adverse Effect.

                                   SCHEDULE 10
                                   -----------


       See Schedule 6.